UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Avangrid, Inc.

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2021 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

AVANGRID

Notice of 2021 Annual Meeting Shareholders

Virtual Meeting Site:	June 1, 2021
www.virtualshareholdermeeting.com/AGR2021	8:30 a.m. Eastern Time

The Notice of Meeting, Proxy Statement, and 2020 Annual Report on Form 10-K

are available free of charge at www.avangrid.com.

Items of Business

1.	To elect 14 director nominees to our board of directors;

2.	To ratify the selection of KPMG LLP as our Independent Registered Public Accounting Firm for the year ending December 31, 2021;

3.	To approve, on an advisory basis, named executive officer compensation;

4.	To approve an amendment to the Avangrid, Inc. Amended and Restated Omnibus Incentive Plan; and

5.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Record Date

April 5, 2021

Date These Proxy Materials Are First Being Made Available

April 16, 2021

Sincerely,

R. Scott Mahoney

Senior Vice President – General Counsel and Corporate Secretary

Orange, Connecticut

April 16, 2021

Stock Ownership and Retention Guidelines	55

Clawback Policy	55

No Excise Tax Gross-up Provisions	55

Prohibition Against Hedging, Pledging and Similar Transactions	55

Summary Compensation Table	56

Grants of Plan-Based Awards	57

Summary of Employment Agreements	58

Summary of Equity Incentive Plans	63

Outstanding Equity Awards at Fiscal Year-End	65

Stock Vested	66

Pension Benefits	66

Nonqualified Deferred Compensation	68

Potential Payments upon Termination or Change in Control	70

CEO Pay Ratio	72

Proposals	73

Proposal One – Election of Directors	74

Proposal Two – Ratification of the Selection of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2021	75

Proposal Three – Advisory Approval of Our Named Executive Officer Compensation	77

Proposal Four – Amendment of the Avangrid, Inc. Amended and Restated Omnibus Incentive Plan	78

Other Information	88

Report of the Audit and Compliance Committee	89

Security Ownership of Certain Beneficial Owners and Management	90

Delinquent Section 16(a) Report	91

Date for Submission of Proposals by Shareholders	91

General Information	91

Annex A – Non-GAAP Financial Measures	A-1

Annex B – Amended and Restated Avangrid, Inc. Omnibus Incentive Plan	B-1

Proxy Statement Summary

This summary highlights the proposals to be acted upon, as well as corporate governance and compensation information described in more detail in this proxy statement for our 2021 annual meeting of shareholders (the “Annual Meeting”). In addition, this summary provides a brief description of our purpose and values and sustainability achievements during 2020. In this proxy statement the terms “AVANGRID,” “company,” “we,” and “our” refer to Avangrid, Inc.

2021 Proxy Statement	1

Proxy Statement Summary (continued)

Matters to be Voted on at our Annual Meeting

		More Information	Board Vote Recommendation	Vote Required for Approval

Proposal One	Election of Directors	Page 74	FOR each director	Nominees receiving majority of votes cast

Proposal Two	Ratification of the selection of KPMG LLP (“KPMG”) as our Independent Registered Public Accounting Firm for 2021	Page 75	FOR	Majority of votes cast

Proposal Three	Advisory Vote to Approve Named Executive Officer Compensation	Page 77	FOR	Majority of votes cast

Proposal Four	Amendment of the Avangrid, Inc. Amended and Restated Omnibus Incentive Plan	Page 78	FOR	Majority of votes cast

How to Vote

You may vote online prior to the meeting by visiting www.proxyvote.com and entering the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, voting instruction form, or proxy card, or, if you requested printed copies of the proxy materials, by phone or by mail. You may also vote during the Annual Meeting by visiting www.virtualshareholdermeeting.com/AGR2021, entering the control number, and following the instructions. For more detailed information, see the section entitled “General Information” beginning on page 91.

2	2021 Proxy Statement

Proxy Statement Summary (continued)

Attending our Annual Meeting

We are pleased to welcome shareholders to the 2021 Annual Meeting at 8:30 a.m. Eastern Time on June 1, 2021. Due to the COVID-19 pandemic, the Annual Meeting will be held in a virtual format only to provide a safe experience for our shareholders and employees.

To attend, vote, and submit questions during the Annual Meeting, please visit www.virtualshareholdermeeting.com/AGR2021 and enter the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, voting instruction form, or proxy card. Online access to the webcast will open approximately 15 minutes prior to the start of the Annual Meeting.

Even if you plan on attending the Annual Meeting, we encourage you to vote your shares in advance online, or if you requested printed copies of the proxy materials, by phone or by mail, to ensure that your vote will be represented at the Annual Meeting. For more detailed information, see the section entitled “General Information” beginning on page 91 of this Proxy Statement.

We are closely monitoring developments related to COVID-19 and there is a possibility that we may reconsider the date, time, method and/or location of our annual meeting, including by changing the format of our meeting to allow attendance and participation in person. If we determine it appropriate to make such changes to our annual meeting logistics, we will announce the decision to do so in advance.

2021 Proxy Statement	3

Proxy Statement Summary (continued)

Director Nominees

Name	Age	Independent	Director Since	Committee Memberships

Ignacio S. Galán (Board Chair)	70		2014	● Executive

John Baldacci (Board Vice Chair)	66		2014

Dennis V. Arriola	60		2020	● Executive

Daniel Alcain Lopéz	47		2020

Pedro Azagra Blázquez	52		2019	● Executive

Robert Duffy	66	✓	2019	● Unaffiliated

Teresa Herbert	59	✓	2019	● Audit and Compliance

Patricia Jacobs	57	✓	2019	● Compensation, Nominating and Corporate Governance ● Unaffiliated

John Lahey	74	✓	2015	● Compensation, Nominating and Corporate Governance ● Executive ● Unaffiliated

José Ángel Marra Rodríguez	54		2020

Santiago Martinez Garrido	52		2015

José Sáinz Armada	61		2014	● Compensation, Nominating and Corporate Governance ● Executive

Alan Solomont	72	✓	2014	● Audit and Compliance

Elizabeth Timm	67	✓	2016	● Audit and Compliance

Key Statistics

29% ethnically and gender diverse	57% unaffiliated with Iberdrola	61 average age

21% women	43% independent	4 years average tenure

4	2021 Proxy Statement

Proxy Statement Summary (continued)

Purpose and Values

Our purpose reflects our commitment to transforming the current energy model towards a new one that prioritizes the well-being of people and the conservation of the planet:

OUR VALUES

Sustainable: We seek to be a model of inspiration for creating economic, social and environmental value in our communities, and we act positively to affect local development, generate employment, and give back to the community.

Agile: We act efficiently and with passion to drive innovation and continuous improvement at both the local and global level.
Collaborative: We work together toward a common purpose and mutual benefit while valuing each other and our differences.

For more information about our purpose and values, please see the Corporate Governance section at www.avangrid.com.

2021 Proxy Statement	5

Proxy Statement Summary (continued)

Committed to Sustainable Development

Sustainability is firmly entrenched in the values and principles that guide our board of directors, and respect for people, safety, communities and the environment are key priorities driving our business strategy. In 2018, AVANGRID incorporated the Sustainable Development Goals (SDGs) approved by the member states of the United Nations into the company’s strategy and governance system. In line with this principle, AVANGRID focuses its efforts on affordable, clean energy while nurturing sustainable communities through investments in research, development and innovation. This is aligned with the company’s continued stewardship for action on climate. In 2016, we pledged to reduce emissions intensity from our power plants 25% by the end of 2020 compared to 2015, and to be 100% carbon neutral by the end of 2035, making AVANGRID the first U.S. utility to set a goal for carbon neutrality. In 2020, we furthered this commitment with a pledge to reduce Scope 1(2) greenhouse gas emissions intensity by 35%, from our 2015 baseline by the end of 2025. These commitments are articulated in our sustainable development policies, which have been adopted by our board of directors and support the SDGs. For more information about our economic, social, and environmental goals and achievements during 2020, we encourage you to read the company’s Sustainability Report for 2020 (available at www.avangrid.com).

Key sustainability achievements in 2020:

•	Increased our installed renewable capacity to 7.9 GW in 22 states, making us among the top three wind operators in the U.S

•

90% of our generation capacity in 2020 was emission free. In 2020, our carbon dioxide emissions intensity was 51 g/kWh (113 lbs/MWh), a 30% decrease as compared to 2019 and 7 times lower than the U.S. utility average(1)

•	Included on Global Clean 200 list, which includes 200 global, publicly-traded firms according to the size of “clean revenue” from products & services that provide solutions for the planet.

•	Committed to decreasing Scope 1 GHG emissions intensity by 35% by 2025 and Scope 1 carbon neutrality by 2035(2)

Key contributions to society in 2020:

•	Executed Paradigm for Parity and PwC’s CEO Action for Diversity & Inclusion commitments to address corporate leadership gender gap and advance diversity and inclusion in the workplace

•	Through the AVANGRID Foundation, donated more than $4.2 million in 2020

•	Named as one of the Best Employers by State (Connecticut) by Forbes

•	Committed to goals to enhance our supplier diversity

(1)	As reported by the U.S. Energy Information Administration through November 2020.

(2)

Scope 1 emissions include all direct greenhouse gas emissions from sources that are owned or controlled by the AVANGRID Group such as power generation facilities, offices and fleet vehicles. Greenhouse gases include carbon dioxide (CO2), sulfur hexafluoride (SF6), and methane (CH4).

6	2021 Proxy Statement

Proxy Statement Summary (continued)

2020 Business Highlights

2020 was a year of transition, strategic success and positioning for long-term growth. With continued focus on investing in a smarter and cleaner energy future to deliver more sustainable growth and create value, we executed on our strategic plan during 2020. Highlights of our performance include:

Fiscal year 2020 consolidated net income of $581 million (or $1.88 per share); consolidated adjusted net income of $625 million (or $2.02 per share)[1]

Settled New York rate case in November 2020 providing stable three-year rate plan in New York, which represents 50% of our Networks business

Announced strategic merger transaction with PNM Resources, Inc. to deliver additional regulated growth and geographic diversity with distribution and generation in New Mexico and Texas

Obtained major permits for the New England Clean Energy Connect (NECEC) Transmission Project and started construction in January 2021

Installed ~620 MW of new wind projects, completed 370 MW of repowering projects, and executed ~180 MW of long term contracts in 2020

Progressed to final review of Construction and Operations Plan by Bureau of Ocean Energy Management for Vineyard Wind 1, the first large-scale offshore wind project in the U.S., with construction expected to start as soon as the second half of 2021

Responding to COVID-19

In a year that brought everyone’s health sharply into focus, our first priority was the health and safety of our communities, customers, and employees. We supported the COVID-19 public health response, continued to deliver an essential service in our communities, provided benefits to our employees to cover the cost of COVID-19 testing, expanded employee assistance and well-being plans, and provided supplemental paid leave for quarantined employees.

[1]

Adjusted net income is a financial measure that was not prepared in accordance with U.S. generally accepted accounting principles (U.S. GAAP). See Annex A to this proxy statement for a discussion of adjusted net income as well as a reconciliation of adjusted net income to net income prepared in accordance with U.S. GAAP.

2021 Proxy Statement	7

Proxy Statement Summary (continued)

Executive Compensation Highlights

Our executive compensation program is designed to effectively reward performance, while reflecting the responsibilities of our executive officers. Our compensation philosophy is to offer compensation that makes it possible to attract, retain, and motivate highly-talented professionals in a way that aligns with our long-term business goals and values, without motivating or rewarding excessive risk-taking. At our 2020 annual meeting, over 99% of the votes cast were in favor of our named executive officer compensation.

The key elements of our program are:

•	Base salary;

•	Annual cash incentive; and

•	Long-term equity incentive.

What We Do	What We Don’t Do
Engage independent compensation consultant	No guaranteed annual salary increases or incentive payments
Use variable pay and long-term equity incentive awards as substantial portion of total compensation	No excise tax gross-ups or excessive perquisites
Robust stock ownership guidelines with an equity retention requirement for CEO and executive officers	No hedging, pledging or short sale transactions
Clawback of executive compensation paid in the event of certain acts of misconduct	No single trigger change of control arrangements
Engage shareholders on executive compensation matters and consider prior year’s “say on pay” vote	No new stock option awards or stock option repricing

For a detailed discussion of our executive compensation program, please see the “Compensation Discussion and Analysis” beginning on page 41.

8	2021 Proxy Statement

Proxy Statement Summary (continued)

Corporate Governance Highlights

We believe that effective corporate governance is not a one-size-fits-all approach. We carefully consider our corporate governance practices to ensure that they are appropriately tailored to our business and promote the long-term interest of our shareholders. We encourage constructive dialogue with and feedback from all our shareholders to help shape our governance practices.

Highlights of our corporate governance include:

✓	Listed by Forbes and JUST Capital as one of the 2021 Just 100, an annual ranking of the most just U.S. public companies

✓	Recognized as one of the World’s Most Ethical Companies® for 2021 for the third consecutive year

✓	Earned the Compliance Leader Verification certification from the Ethisphere Institute, a third-party verification of its ethics and compliance program

✓	Named company with the “best corporate governance” in the USA for 2020 by World Finance magazine

✓	Reflecting AVANGRID’s commitment to diversity, equity and inclusion, the board adopted a new policy articulating the principles that will guide our organization in cultivating a diverse and inclusive work environment

✓	Majority voting in uncontested elections of directors

✓	57% (i.e., 8 out of 14) of our director nominees are not affiliated with our controlling shareholder, Iberdrola, S.A.

✓	Robust shareholder engagement throughout the year

✓	Majority independent compensation, nominating and corporate governance committee

✓	Audit and compliance committee and unaffiliated committee comprised of all independent members

✓	Independent director leads regular executive sessions of non-management and independent directors

✓	Annual board and committee self-assessment

✓	Annual evaluation by an independent third party of the board, audit and compliance committee, compensation, nominating and corporate governance committee, and principal subsidiary governance bodies

✓	No poison pill

✓	Annual election of directors (i.e., no staggered board)

2021 Proxy Statement	9

Directors

This section describes the director nomination process and the experience and qualifications of our board members and how they are compensated.

10	2021 Proxy Statement

Directors (continued)

Director Nomination Process

The compensation, nominating and corporate governance committee is responsible for identifying and evaluating potential director candidates, reviewing board and committee composition and making recommendations to the full board. In order to maintain a board with an appropriate mix of experience and qualifications, the compensation, nominating and corporate governance committee routinely assesses the composition of the board. The compensation, nominating and corporate governance committee aims to strike a balance between the knowledge and understanding of the business that comes from longer-term service on the board with the fresh ideas and perspective that can come from adding new members and also considers the expertise and cognitive diversity that is needed as our business changes and expands, as well as the importance of diversity of age, gender, race, ethnicity, and nationality on the board. The compensation, nominating and corporate governance committee may engage an external search firm or a third party from time to time to assist it in identifying and evaluating director-nominee candidates, in addition to current members of the board standing for reelection.

Our criteria for directors are discussed in our corporate governance guidelines and in our compensation, nominating and corporate governance committee charter, copies of which are available on our website at www.avangrid.com. Consistent with these guidelines, the compensation, nominating and corporate governance committee ensures that the nominees are qualified with relevant expertise, competence, experience, and training. Each nominee must also have the time and commitment to meet his or her respective responsibilities as a member of the board of directors. The compensation, nominating and corporate governance committee has no specific policy on diversity. However, AVANGRID is committed to cultivating a diverse and inclusive work environment and the board recognizes the benefit of having directors who reflect differing individual attributes to contribute to the board’s discussion, evaluation and decision-making and considers diversity of knowledge, experience, origin, nationality, and gender. In the board’s annual performance evaluations conducted by the board and its committees, the board from time to time considers whether the members of the board reflect such diversity and whether such diversity contributes to a constructive and collegial environment.

The compensation, nominating and corporate governance committee will consider persons recommended by shareholders for election to the board. The compensation, nominating and corporate governance committee will review the qualifications and experience of each recommended candidate using the same criteria for candidates proposed by board members and communicate its decision to the candidate or the person who made the recommendation.

To recommend an individual for board membership, write to:

Senior Vice President – General Counsel and Corporate Secretary AVANGRID, Inc. 180 Marsh Hill Road Orange, Connecticut 06477

2021 Proxy Statement	11

Directors (continued)

Director Qualifications and Experience

The following chart reflects areas of qualifications and experience that our board views as important when evaluating director nominees. The compensation, nominating and corporate governance committee and our board believe that each director nominee brings to our board his or her own unique background and range of expertise, knowledge, and experience, including as a result of his or her valued service on our board and its committees, that provide our board as a whole with an appropriate and diverse mix of qualifications, skills, and attributes necessary for our board to fulfill its oversight responsibility to our shareholders. Each director nominee also contributes other important skills, expertise, experience, and personal attributes to our board that are not reflected in the chart below.

Director	Senior Leadership	Risk Management	Government / Regulatory	Finance / Financial Disclosure / Accounting	Environmental / Industry	NYSE Independent	Audit Committee Financial Expert	Diverse	Other Public Company Directorships

Ignacio S. Galán	●	●	●		●				2

John Baldacci	●		●						0

Dennis V. Arriola	●	●	●	●	●			●	0

Daniel Alcain Lopéz	●	●		●	●				1

Pedro Azagra Blázquez	●	●		●	●				1

Robert Duffy	●	●	●	●	●	●			0

Teresa Herbert	●	●	●	●		●	●	●	1

Patricia Jacobs	●	●	●			●		●	0

John Lahey	●		●	●		●			1

José Ángel Marra Rodríguez	●	●		●	●				1

Santiago Martinez Garrido	●	●	●		●				1

José Sáinz Armada	●	●		●	●				1

Alan Solomont	●		●	●		●			0

Elizabeth Timm	●	●		●		●	●	●	0

12	2021 Proxy Statement

Directors (continued)

Your Board’s Nominees for Director

The following biographies describe the skills, qualities, attributes, and experience of the nominees that led the board and the compensation, nominating and corporate governance committee to determine that it is appropriate to nominate these individuals for election at the Annual Meeting to hold office until the 2022 annual meeting and until their successor is elected and qualified. All the nominees currently serve as directors and have indicated that they will be willing and able to serve as directors. All the nominees were elected at the 2020 annual meeting of shareholders, other than Mr. Arriola who was appointed by the board as a director effective July 20, 2020, in connection with his commencement as Chief Executive Officer. Mr. Arriola was identified as a candidate by an external search firm.

Ignacio S. Galán Director since 2014 Chairman of the Board Executive Committee Chair

Mr. Galán, 70, has served as chairman and chief executive officer of Iberdrola, S.A. since 2006. Mr. Galán has also served as the chairman of the board of directors of Scottish Power Ltd., an energy company in the United Kingdom (“Scottish Power”), since 2007, and as chairman of the board of directors of Neoenergia, S.A., a Brazilian subsidiary of Iberdrola listed on the Sao Paulo stock exchange (“Neoenergia”), since 2017, each subsidiaries of Iberdrola, S.A. Mr. Galán holds honorary degrees from the Universities of Salamanca, Edinburgh and Strathclyde (Glasgow). Mr. Galán graduated as an industrial engineer from the Engineering School (ICAI) of Universidad Pontificia Comillas (Madrid). He also graduated in Business Administration and Foreign Trade from ICADE at Universidad Pontificia Comillas (Madrid) and in General Business Administration and Foreign Trade from the School of Industrial Organisation (EOI) in Madrid.

Among other qualifications, Mr. Galán brings to the board executive leadership experience in the energy industry, including his service as chairman and chief executive officer of a large international public company, along with extensive expertise in sustainable development, risk management, government regulatory and strategic planning and leadership of complex organizations in the global business environment.

Other current public company directorships

Iberdrola, S.A.

Neoenergia, S.A. (member of the Iberdrola group of companies)

Selected directorships and memberships

Presidential CEO Advisory Board, Massachusetts Institute of Technology

Steering Committee, European Round Table of Industrialists

International Advisory Council, J.P. Morgan Chase & Co.

Chairman of the Board of Directors, Scottish Power Ltd.

Board of Trustees, Princess of Asturias Foundation

Board of Trustees, COTEC Foundation

Board of Trustees, Carolina Foundation

Board of Trustees, Comillas-ICAI University Foundation

Board of Trustees, Conocimiento y Desarrollo Foundation

Board of Trustees, Aspen Institute Spain Foundation

Board of Trustees, Elcano Royal Institute

Royal Board of Trustees, Museo del Prado

2021 Proxy Statement	13

Directors (continued)

John Baldacci Director since 2014 Vice Chair of the Board of Directors

Mr. Baldacci, 66, has served as Senior Advisor for Economic Development & Government Relations at Pierce Atwood LLP since 2012. Mr. Baldacci served as the 73rd Governor of the State of Maine from 2003 until 2011. He previously served as director of the U.S. Department of Defense’s Military Health Care Reform Initiative from 2011 to 2012, and U.S. Representative for Maine’s 2nd Congressional District from 1995 to 2003. Mr. Baldacci earned a B.A. in History from the University of Maine at Orono. See the section entitled “Certain Relationships and Related Party Transactions—Other Relationships” in this proxy statement for additional information about Mr. Baldacci.

Among other qualifications, Mr. Baldacci brings senior leadership experience to the board, including his service as the Governor of the State of Maine, along with extensive experience in economic development and government relations.

Selected directorships and memberships

Board of Directors, Jobs for America’s Graduates

Dennis V. Arriola Director since 2020 Executive Committee

Mr. Arriola, 60, has served as Chief Executive Officer of AVANGRID since July 20, 2020. Mr. Arriola previously served as executive vice president and group president, and chief sustainability officer of Sempra Energy (“Sempra”), a publicly traded energy infrastructure company from 2017 until July 1, 2020. Mr. Arriola spent most of the past 26 years in a broad range of leadership roles for the Sempra companies including from 2014 to 2016 serving as chairman, president and CEO of Southern California Gas Co. (“SoCalGas”), one of Sempra’s regulated California utilities. From 2008 to 2012, Mr. Arriola worked as executive vice president and chief financial officer for SunPower Corp., a Silicon Valley based solar technology company. Mr. Arriola previously served on the boards of directors for several Sempra operating companies, including Infraestructura Energética Nova (IEnova), a publicly-traded company in Mexico, Luz del Sur S.A.A., a publicly-traded company in Peru, and Chilquinta Energía in Chile. Mr. Arriola holds a bachelor’s degree in economics from Stanford University and a master’s degree in business administration from Harvard University.

Among other qualifications, Mr. Arriola brings to the board executive leadership experience in the energy industry, including his service as an executive and chief sustainability officer of a publicly traded energy infrastructure company, along with extensive expertise in financial oversight, risk management, strategic planning and leadership of complex organizations.

Selected directorships and memberships

Board of Directors, Auto Club Enterprises

Board of Directors, Edison Electric Institute

Board of Directors, U.S. Chamber of Commerce

14	2021 Proxy Statement

Directors (continued)

Daniel Alcain Lopéz Director since 2020

Mr. Alcain Lopéz, 47, has served as Director of Group Risk Management of Iberdrola, S.A. since May 2018. Previously, Mr. Alcain Lopéz served as Senior Vice President – Controller of AVANGRID from December 2015 until April 2018. Mr. Alcain Lopéz served as chief financial officer of Scottish Power, from April 2012 until December 2015, and Iberdrola USA, Inc., from December 2009 until March 2012. Mr. Alcain Lopéz joined the Iberdrola group in 2001 and worked for four years in Latin America within the Control area. He holds two degrees in economy and law from the University of Valladolid.

Among other qualifications, Mr. Alcain Lopéz brings to the board executive leadership experience and extensive financial and accounting expertise, experience in strategic planning and risk management of complex organizations, and a global business perspective from his service as a senior executive at a large international public company.

Other current public company directorships

Neoenergia, S.A. (member of the Iberdrola group of companies)

Selected directorships and memberships

Board of Directors, Iberdrola España, S.A.

Board of Directors, Scottish Power Ltd.

Pedro Azagra Blázquez Director since 2019 & from 2014 – 2018 Executive Committee

Mr. Azagra Blázquez, 52, has served as the Chief Development Officer of Iberdrola, S.A. since 2008. He previously served as Director of Strategy from 1997 to 2001 and was responsible for corporate development activities of the Iberdrola group from 2001 to 2008. Mr. Azagra Blázquez has served as Professor of Corporate Finance and Mergers and Acquisitions at Universidad Pontificia de Comillas, in Madrid, Spain since 1998. Before joining the Iberdrola group, he worked at Morgan Stanley in London and New York in the investment banking division in advisory, equity and debt transactions. Mr. Azagra Blázquez formerly served on the board of directors of Siemens Gamesa Renewable Energy, S.A. He earned a business degree and a law degree from Universidad Pontificia de Comillas and a M.B.A. from the University of Chicago.

Among other qualifications, Mr. Azagra Blázquez brings to the board senior leadership experience through his service as a senior executive at a large international public company and prior experience leading Iberdorla’s United States business, along with his extensive knowledge of the utilities industry, capital markets and finance, risk management and corporate strategy in the global business environment.

Other current public company directorships

Neoenergia, S.A. (member of the Iberdrola group of companies)

2021 Proxy Statement	15

Directors (continued)

Robert Duffy Director since 2019 Unaffiliated Committee Chair

Mr. Duffy, 66, has served as President and Chief Executive Officer of the Greater Rochester Chamber of Commerce since January 1, 2015. Prior to working for Rochester Business Alliance, Mr. Duffy served as Lieutenant Governor in New York in Governor Andrew Cuomo’s administration from January 2011 to December 2014. Mr. Duffy previously served as Rochester mayor from January 2006 to January 2011 and as Rochester police chief from March 1998 to April 2005, when he resigned his post to run for mayor. He joined the Rochester Police Department in November 1976. Mr. Duffy holds two degrees from Monroe Community College, a Bachelor of Science degree from Rochester Institute of Technology, and Master of Arts degree from the Maxwell School of Citizenship and Public Affairs at Syracuse University.

Among other qualifications, Mr. Duffy brings to the board senior leadership experience, including his service as the lieutenant governor of New York, along with extensive experience in government relations, economic development, public policy, and risk management.

Selected directorships and memberships

Board of Trustees, State University of New York

Board of Directors, Business Council of New York State

Board of Directors, Center for Governmental Research

Teresa Herbert Director since 2019 Audit and Compliance Committee

Ms. Herbert, 59, has served as Chief Financial Officer and a director of Independence Holding Company (NYSE: IHC), and in various accounting positions with Independence Holding Company since 1988. From 2002 to 2016, Ms. Herbert also served on the board of directors and as Chief Financial Officer of American Independence Corp., a public company traded on the NASDAQ, until the company was merged out of business in 2016. Ms. Herbert is a certified public accountant (inactive) and received a Bachelor of Science degree in accounting from Rutgers University.

Among other qualifications, Ms. Herbert brings to the board senior leadership experience, financial and accounting expertise as the chief financial officer of a public company and experience in corporate strategy, risk management, government regulatory and strategic planning.

Other current public company directorships

Independence Holding Company

Selected directorships and memberships

Board of Directors, Standard Security Life Insurance Company of New York

Board of Directors, Independence American Insurance Company

16	2021 Proxy Statement

Directors (continued)

Patricia Jacobs Director since 2019 Compensation, Nominating and Corporate Governance Committee Unaffiliated Committee

Ms. Jacobs, 57, currently serves as the President of AT&T’s Northern Region, a position she held since July 2020, and previously served as President of AT&T New England. Ms. Jacobs held numerous leadership positions at the company including regional vice president for international affairs and regional vice president for federal affairs. Prior to joining AT&T, Ms. Jacobs served as an aide to Congressman Edward J. Markey (D-MA) and as a member of the staff of the Massachusetts Senate’s Commerce and Labor Committee. Ms. Jacobs holds a B.A. from the University of Texas at Austin and an M.A. and Ph.D. in Political Science from Boston College.

Among other qualifications, Ms. Jacobs brings to the board executive leadership experience, including her service as an executive at a global telecommunications business, along with strategic decision-making, risk management, regulatory and public policy expertise.

Selected directorships and memberships

Vice Chair of the Board of Directors, Massachusetts Port Authority

Boards of Directors, John F. Kennedy Library Foundation

Board of Trustees, Boys & Girls Clubs of Boston

Board of Directors, Greater Boston Chamber

Board of Directors, Massachusetts Business Roundtable

Vice Chair, New England Council

John Lahey Director since 2015 Compensation, Nominating and Corporate Governance Committee Chair Executive Committee Unaffiliated Committee

Mr. Lahey, 74, currently serves as President Emeritus and Professor of Philosophy of Quinnipiac University in Hamden, Connecticut, a private, coeducational university. Mr. Lahey previously served as the President of Quinnipiac University for 31 years. Mr. Lahey previously served as a Director of UIL Holdings Corporation (which we acquired in 2015) from 1994 to 2015, and as its non-executive chair from 2010 until 2015. Mr. Lahey holds bachelor’s and master’s degrees from the University of Dayton, a master’s degree from Columbia University and a Ph.D. from the University of Miami.

Among other qualifications, Mr. Lahey brings to the board executive leadership experience, including his service as the former president of a prestigious coeducational university, along with strategic decision-making, communications, government regulatory and financial experience through his service on other public company boards.

Other current public company directorships

Independence Holding Company

Selected directorships and memberships

Board of Directors, Yale New Haven Health System

Board of Directors, Standard Security Life Insurance Company of New York

Board of Directors, Alliance for Cancer Gene Therapy

2021 Proxy Statement	17

Directors (continued)

José Ángel Marra Rodríguez Director since 2020

Mr. Marra Rodríguez, 54, has served as Director of Human Resources and General Service of Iberdrola, S.A. since July 2018 and, since January 2020, also as Director of Corporate Security. Mr. Marra Rodríguez also served as a member of the board and the compensation committee of Neoenergia. Mr. Marra Rodríguez previously served as Director of Global Services from July 2011 until July 2018 and as Chief Financial Officer from January 2009 until July 2011 of Iberdrola Renovables, S.A. Before joining Iberdrola he held various positions at Banco Bilbao Vizcaya Argentaria (BBVA) and serve as Deputy CFO in Indra Sistemas, S.A., an information technology company. Mr. Marra Rodríguez qualifies as an industrial engineer at the Universidad de Comillas (ICAI), has an MBA and completed the General Management Programme of the IESE at the University of Navarre

Among other qualifications, Mr. Marra Rodríguez brings to the board executive leadership experience and extensive financial and accounting expertise and experience in human capital management at complex organizations, and a global business perspective from his service as a senior executive at a large international public company.

Other current public company directorships

Neoenergia, S.A. (member of the Iberdrola group of companies)

Selected directorships and memberships

Board of Directors, Iberdrola México, S.A. de C.V.

Santiago Martinez Garrido Director since 2015

Mr. Martinez Garrido, 52, has served as the Head of Legal Services for Iberdrola, S.A. since 2016 and as the Deputy Secretary of the Iberdrola, S.A. board of directors since 2015. Mr. Martinez Garrido has also served as a member of the board of Neoenergia since 2014 and as a director of Elecktro Holdings, S.A. from 2012 to 2018. Previously, he served as Head of Corporate Legal Services of Iberdrola, S.A., secretary of the board of directors of Iberdrola Renovables, S.A., secretary of the board of directors of Iberdrola España, S.A.U. and secretary of the board of directors of Fundación Iberdrola, the charitable foundation of Iberdrola, S.A. Before joining Iberdrola, S.A., Mr. Martinez Garrido served as Chief of Staff of the Minister of Justice of Spain and of the Justice Secretary of State of Spain from 2000 to 2004. Mr. Martinez Garrido has served as the secretary of the board of trustees of the Royal Academy of Jurisprudence and Legislation in Madrid since 2014. Mr. Martinez Garrido is a State Lawyer and has a degree in Law from Universidad Complutense in Madrid, a degree in Business Studies from Colegio Universitario San Pablo in Madrid and a PhD from Universidad Autónoma de Barcelona.

Among other qualifications, Mr. Martinez Garrido brings to the board executive leadership experience and extensive legal expertise in the energy industry, along with a global business perspective from his service as a senior executive at a large international public company.

Other current public company directorships

Neoenergia, S.A. (member of the Iberdrola group of companies)

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Directors (continued)

José Sáinz Armada Director since 2014 Compensation, Nominating and Corporate Governance Committee Executive Committee

Mr. Sáinz Armada, 61, has been the Chief Financial, Control and Resources Officer of Iberdrola, S.A. since 2020. Mr. Sáinz Armada served as the Chief Financial and Resource Officer from 2015 until 2020 and as the Chief Financial Officer from 2004 to 2015. Before joining Iberdrola, S.A., Mr. Sáinz Armada started his professional career at JP Morgan. He then held various positions at Argentaria Bolsa, Banco de Negocios Argentaria, Argentaria and Banco Bilbao Vizcaya Argentaria, S.A. (BBVA). Mr. Sáinz Armada earned a degree in Law and Business Administration from the Catholic Institute of Business Administration from the Universidad Pontificia de Comillas Madrid and a M.B.A. from INSEAD in Fontainebleau, France.

Among other qualifications, Mr. Sáinz Armada brings to the board financial and accounting expertise as the chief financial and resources officer of a large international public company and experience in corporate strategy, risk management, and strategic planning of complex organizations from his service as a senior executive at a large international public company.

Other current public company directorships

Neoenergia, S.A. (member of the Iberdrola group of companies)

Selected directorships and memberships

Board of Directors, Scottish Power Ltd. (member of the Iberdrola group of companies)

Alan Solomont Director since 2014 Audit and Compliance Committee Chair

Mr. Solomont, 72, has served as Pierre and Pamela Omidyar Dean of the Jonathan M. Tisch College of Civic Life at Tufts University since January 2014 and as chairman of the board of directors of the Spain-U.S. Chamber of Commerce since 2013. He previously served as United States Ambassador to Spain and Andorra from 2009 to 2013. Prior to his posting to Madrid, he was a member of the bipartisan board of directors of the Corporation for National and Community Service beginning in 2000, and he was elected chair in 2009. Mr. Solomont has a B.A. in political science and urban studies from Tufts University and a B.S. in nursing from the University of Massachusetts Lowell.

Among other qualifications, Mr. Solomont brings to the board extensive experience in the nonprofit industry, government relations, and strategic decision-making and financial experience through his service as Ambassador to Spain and Andorra and as a dean of a major United States university.

2021 Proxy Statement	19

Directors (continued)

Elizabeth Timm Director since 2016 Audit and Compliance Committee

Ms. Timm, 67, is the retired Maine Market President of the Bank of America (NYSE: BAC) and its predecessor company, Fleet Bank. Ms. Timm served in this role from 1998 until 2012. Ms. Timm served as a management and financial consultant for RE/MAX By the Bay in Portland from 2012 until December 2015. Ms. Timm served as an independent director of Networks, our wholly-owned subsidiary, and chair of the Networks audit and compliance committee from March 2015 until her election to our board. Ms. Timm holds a Bachelor of Arts degree in Psychology from the University of Maine and an M.B.A. in Business from the University of Southern Maine.

Among other qualifications, Ms. Timm brings to the board financial and business expertise and experience in strategic planning and risk management through her service as a banking executive.

Selected directorships and memberships

Board of Directors, Olympia Snowe Women’s Leadership Institute

Board of Directors, University of Maine System

Board of Directors, Girl Scouts of Maine

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Directors (continued)

Director Compensation

Members of the board who are not employees of AVANGRID (“non-employee directors”) received compensation for their board service, which is reviewed annually by the compensation, nominating and corporate governance committee. For 2020, the board determined the form and amount of non-employee director compensation described below after reviewing the compensation, nominating and corporate governance committee’s recommendation. In 2020, non-employee directors received an annual cash retainer of $140,000. In 2020, each of the chair and the vice chair of the board of directors received an additional annual cash retainer of $60,000; the chair of each of the audit and compliance committee, compensation, nominating and corporate governance committee, and the unaffiliated committee received an additional cash retainer of $30,000; and each non-employee director that was a member of one or more committees of the board received an additional cash retainer of $30,000. All retainers are paid in quarterly installments. The following table shows information regarding the compensation earned during 2020 to each non-employee director serving on the AVANGRID board during 2020. Our Chief Executive Officer, Mr. Arriola, who was appointed to the board in July 2020, and our former Chief Executive Officer, Mr. Torgerson, who served on the board until June 2020, did not receive any compensation for their respective service as a member of the AVANGRID board.

Name	Fees Earned or Paid in Cash ($)	Total ($)

Ignacio S. Galán	200,000	200,000

John Baldacci	200,000	200,000

Daniel Alcain Lopéz(1)	105,000	105,000

Pedro Azagra Blázquez	140,000	140,000

Robert Duffy	200,000	200,000

Teresa Herbert	170,000	170,000

Patricia Jacobs	170,000	170,000

John Lahey	200,000	200,000

José Ángel Marra Rodríguez(2)	70,000	70,000

Santiago Martinez Garrido	140,000	140,000

Sonsoles Rubio Reinoso(3)	70,000	70,000

Juan Carlos Rebollo Liceaga(1)	35,000	35,000

José Sáinz Armada	170,000	170,000

Alan Solomont	200,000	200,000

Elizabeth Timm	170,000	170,000

(1) Mr. Rebollo Liceaga resigned from the board on March 1, 2020, and the board elected Mr. Alcain Lopéz to fill the vacancy caused by such resignation.

(2) Mr. Marra Rodríguez was elected to the board on June 22, 2020 at the 2020 annual meeting of shareholders.

(3) Ms. Rubio Reinoso’s term ended at the 2020 annual meeting of shareholders and she was not nominated by the board to stand for re-election.

At its meeting on February 16, 2021, after reviewing the compensation, nominating and corporate governance committee’s recommendation, the board determined to maintain the same form and amount of director compensation from 2020 for 2021.

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Corporate Governance

This section describes our governance and sustainability system and the role and structure of our board.

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Corporate Governance

Governance and Sustainability System

AVANGRID’s governance and sustainability system (the “AVANGRID Governance and Sustainability System”) is integral to the company’s corporate purpose and the creation of sustainable value for society, customers, and shareholders. Reflecting the purpose and values of the AVANGRID group, the AVANGRID Governance and Sustainability System is inspired by and based upon a commitment to ethical principles, transparency, and leadership in the application of best practices in good governance and is designed to be a working structure for principled actions, effective decision-making, and appropriate monitoring of both compliance and performance. AVANGRID’s charter, by-laws, corporate policies, the internal corporate governance rules and the other internal codes and procedures approved or adopted by AVANGRID’s Board of Directors form the framework of governance of AVANGRID, including our corporate governance guidelines, code of business conduct and ethics, and committee charters. Reflecting our commitment to continuous improvement and best practices, the board, upon the recommendation of the compensation, nominating and corporate governance committee, approved a refreshment of the AVANGRID Governance and Sustainability System that, among other things, reflected AVANGRID’s commitment to diversity, equity, and inclusion by adopting a new diversity, equity and inclusion policy setting forth principles to guide AVANGRID’s board, management, employees, subcontractors, and partners in fostering an inclusive culture and AVANGRID’s continued stewardship for action on climate. The AVANGRID Governance and Sustainability System, including our corporate governance guidelines, code of business conduct and ethics, and committee charters are publicly available in the Corporate Governance section of AVANGRID’s website at www.avangrid.com.

Board Leadership Structure

The AVANGRID Governance and Sustainability System allows the flexibility to separate or consolidate the positions of chairman of the board and chief executive officer. The board believes its current leadership structure, which separates the roles of chairman and chief executive officer, best serves the objectives of the Board’s oversight of management, the Board’s ability to carry out its roles and responsibilities on behalf of AVANGRID’s employees, customers, shareholders and other key stakeholders, and AVANGRID’s overall corporate governance. The board also believes that the separation of the roles of chairman and chief executive officer allows the chief executive officer to focus more of his time and energy on operating and managing the company and leverages the chairman’s experience in the energy industry. The board periodically reviews its leadership structure to determine whether it continues to serve AVANGRID and its shareholders.

The Controlled Company Exemption

AVANGRID is a “controlled company” within the meaning of the rules of the NYSE because Iberdrola, S.A. owns more than 50% of the company’s outstanding shares of common stock. Consequently, AVANGRID is not required to comply with certain of the NYSE listed company requirements, such as the requirement to have a majority of “independent” directors on AVANGRID’s board of directors, or the requirement to have compensation and nominating/corporate governance committees comprised of “independent” directors. Nonetheless, the board has established a compensation, nominating and corporate governance committee and an unaffiliated committee, each comprised of a majority of independent directors to assist the board in exercising its oversight responsibilities.

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Corporate Governance (continued)

Director Independence

Due to AVANGRID’s status as a “controlled company,” we rely on exemptions from the rules of the NYSE that would otherwise require that our board of directors be comprised of a majority of “independent” directors as defined under the rules of the NYSE. AVANGRID is required to have an “independent” audit committee under the NYSE’s listed company requirements. See the section entitled “Corporate Governance—Audit and Compliance Committee” for additional information.

The board has undertaken a review of the independence of each director nominee. Based on this review, the board has determined that each of Mmes. Herbert, Jacobs, and Timm and Messrs. Duffy, Lahey and Solomont do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these nominees is “independent” under the rules of the NYSE.

Board Meetings and Committees

During 2020, the board held eight meetings. Each incumbent director attended at least 75 percent of the meetings of the board of directors and the committees on which he or she served during 2020. Mr. Rebollo Liceaga did not attend any board meetings during 2020 and resigned from the board on March 1, 2020 due to health issues.

It is our policy to schedule board and committee meetings to coincide with the annual meeting of shareholders, and directors are expected to attend the annual meeting of shareholders. All directors who served on the board at the time of our 2020 annual meeting of shareholders attended that meeting.

The board has established an audit and compliance committee, compensation, nominating and corporate governance committee, executive committee, and unaffiliated committee. The composition and responsibilities of the committees are described below. Members serve on committees until their resignation or until otherwise determined by the board of directors.

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Corporate Governance (continued)

Committees Composition

The following table identifies the current membership of the board committees: audit and compliance committee; compensation, nominating and corporate governance committee; executive committee; and unaffiliated committees:

Director	Audit and Compliance Committee	Executive Committee	Unaffiliated Committee	Compensation, Nominating and Corporate Governance

Ignacio S. Galán

John Baldacci

Dennis V. Arriola

Daniel Alcain Lopéz

Pedro Azagra Blázquez

Robert Duffy

Teresa Herbert

Patricia Jacobs

John Lahey

José Ángel Marra Rodríguez

Santiago Martínez Garrido

José Sáinz Armada

Alan Solomont

Elizabeth Timm

  Chair         Member

2021 Proxy Statement	25

Corporate Governance (continued)

Audit and Compliance Committee

As described in more detail in its charter, the audit and compliance committee assists the board in oversight and monitoring of:

•

the selection, retention, and compensation of our independent registered public accounting firm, including its qualifications, independence, and performance, and pre-approval of the scope and plans for audits, all audit engagement fees, and all permissible non-audit engagements;

•

the auditing, accounting, and financial reporting process generally and our financial statements and financial information provided to shareholders, including the review and discussion with management and our independent registered public accounting firm of our annual audited and quarterly unaudited financial statements and annual and quarterly reports on Forms 10-K and 10-Q and related matters;

•	our system of internal controls including the design and function of our internal audit division;

•	our compliance with legal, regulatory, and public disclosure requirements;

•	our physical and cybersecurity program; and

•	enterprise risk management including risk assessment and risk management policies and guidelines.

Mmes. Timm and Herbert served on the audit and compliance committee during 2020, with Mr. Solomont serving as the chair. All members of the audit and compliance committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the NYSE. In addition, the board has determined that Mmes. Herbert and Timm are audit committee financial experts within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933 and each have the requisite financial experience as defined by the NYSE corporate governance rules. The board has determined that each of the members of the audit and compliance committee are “independent” as defined under the NYSE listing standards and under Rule 10A-3(b)(1) of the Exchange Act of 1934, as amended (the “Exchange Act”). The audit and compliance committee operates under a written charter adopted by the board in accordance with applicable rules of the NYSE and the SEC, which is available on the company’s website at www.avangrid.com. The audit and compliance committee met eight times during 2020.

Compensation, Nominating and Corporate Governance Committee

As described in more detail in its charter, the compensation, nominating and corporate governance committee is responsible for:

•	reviewing and approving executive officer compensation;

•	reviewing and approving (and, when appropriate, recommending to the board for approval) executive incentive compensation plans and equity-based plans;

•	administering the company’s executive incentive compensation plans and equity-based plans;

•	reviewing, and recommending to the board for approval, director compensation;

•	periodically reviewing the chief executive officer succession plan;

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Corporate Governance (continued)

•	determining the qualifications, qualities, skills, and other expertise required to be a director;

•	reviewing and making recommendations to the board regarding the selection and approval of the nominees for director;

•	overseeing the company’s corporate governance policies and procedures;

•	overseeing environmental, social and governance (“ESG”) risk management and AVANGRID’s non-financial sustainability reporting, and

•	overseeing the board and committee annual self-evaluation.

For a description of the compensation, nominating and corporate governance committee’s processes and procedures, including the roles of the independent compensation consultant and AVANGRID’s executive officers in support of the compensation decision-making processes, see the section entitled “Executive Compensation—Compensation Discussion and Analysis.”

Ms. Jacobs and Mr. Sáinz Armada served on the compensation, nominating and corporate governance committee during 2020, with Mr. Lahey serving as chair. Ms. Jacobs and Mr. Lahey are “independent” as defined under the NYSE listing standards applicable to compensation committee members. The company relies on the controlled company exemption from the rules of the NYSE that would otherwise require the compensation, nominating and corporate governance committee be comprised of solely “independent” directors as defined under the rules of the NYSE.

The compensation, nominating and corporate governance committee operates under a written charter adopted by the board, which is available on the company’s website at www.avangrid.com. The compensation, nominating and corporate governance committee held eight meetings during 2020.

To the extent the board and compensation, nominating and corporate governance committee deem appropriate, executive compensation matters relating to or governed by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), or Rule 16b-3 of the Exchange Act, are delegated to a subcommittee of the compensation, nominating and corporate governance committee comprised entirely of two or more directors who qualify as “outside directors” within the meaning of Section 162(m) of the Code and “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act (the “compensation subcommittee”). Ms. Jacobs and Mr. Lahey currently serve on the compensation subcommittee. The compensation subcommittee serves to (i) establish, administer, approve and certify (for the purposes of satisfying the performance-based compensation exception under Section 162(m) of the Code, to the extent still applicable) performance goals for employee compensation awards and (ii) review and approve (for purposes of Rule 16b-3 of the Exchange Act) compensation grants and awards by the company of its securities to an officer or director of the company. Prior to the payment of any compensation awarded by the compensation subcommittee, all compensation decisions by the compensation subcommittee are subject to ratification from the full board.

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Corporate Governance (continued)

Executive Committee

The executive committee has and may exercise all the powers of the board when the full board is not in session, to the extent permitted by applicable law and provided that any of the authorities assigned to the audit and compliance committee or the unaffiliated committee may not be so delegated. Messrs. Lahey and Sáinz Armada served on the executive committee during 2020, with Mr. Galán serving as chair. Mr. Alcain Lopéz served on the executive committee from his election to the board on March 18, 2020 until July 14, 2020, when he resigned from such committee and the board appointed Mr. Azagra Blázquez. Mr. Torgerson served on the executive committee until his term expired at the annual meeting of shareholders on June 22, 2020 to serve on such committee. Mr. Arriola joined the executive committee on July 20, 2020 in connection with his appointment as Chief Executive Officer of AVANGRID. The executive committee held seven meetings during 2020.

Unaffiliated Committee

The unaffiliated committee was established in accordance with the shareholder agreement dated December 16, 2015, between AVANGRID and Iberdrola, S.A. (the “Shareholder Agreement”) and, among other things, is responsible for reviewing and approving all transactions entered into between the company and Iberdrola, S.A., or its affiliates and ensuring that such transactions are entered into on an arms’ length basis. Ms. Jacobs and Mr. Lahey served on the unaffiliated committee during 2020, with Mr. Duffy serving as the chair. The unaffiliated committee is comprised solely of “independent” directors. The unaffiliated committee held three meetings during 2020.

Executive Sessions

In accordance with our corporate governance guidelines, to ensure that non-management directors serve as an effective check on management and to encourage open discussion among such non-management directors, our non-management directors meet in executive sessions without management directors or management present on a periodic basis but no less than twice a year. Our chairman, a non-management director, presides at these meetings. In accordance with the NYSE rules, our independent directors also meet in an executive session at least once a year. Mr. Lahey, as chair of the compensation, nominating and corporate governance committee, presided at the executive sessions of independent directors during 2020.

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Corporate Governance (continued)

Annual Board Assessment

The board utilizes a comprehensive, multi-part process for its ongoing self-assessment to ensure that the board and its committees are operating effectively and its processes reflect best practices. The board also uses the results of this self-assessment process to assist it when reviewing its composition. While the formal self-assessment and independent corporate governance review described below is conducted on an annual basis, directors share perspectives, feedback and suggestions continuously throughout the year.

1	The board conducts an annual self-assessment to review the effectiveness of the board and its committees. In this comprehensive review, the self-assessment focuses on:

• The composition and performance of the board, including the size, mix of skills and director refreshment practices;
• The quality and scope of the materials distributed in advance of meetings;
• The board’s access to company executives and operations;
• The promotion of rigorous decision-making by the board and its committees; and
• The overall functioning of the board and its committees.

2	Each of the audit and compliance committee and compensation, nominating and corporate governance committee also perform an annual self-assessment.

3

Annually, AVANGRID engages PwC to conduct an independent assessment of its corporate governance practices and the corporate governance practices of its principal subsidiaries and to recommend improvements to the operations of the board and its committees. The independent assessment focuses on:

• Compliance with governance requirements; and
• Alignment with trends in corporate governance.

4	The results of the board and committee self-assessments are compiled and presented to the board along with the results of the independent corporate governance assessment.

5

Items identified in the board and committee self-assessments and/or the independent corporate governance assessment requiring follow-up are monitored on an ongoing basis by the board and by AVANGRID management.

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Corporate Governance (continued)

Risk Management Oversight

In the normal course of its business, AVANGRID is exposed to a variety of risks, including political and regulatory risks, climate-related risks, credit and investment risks, and cybersecurity and other operational risks. In connection with the board’s oversight function, the board oversees AVANGRID’s policies and procedures for managing risk and the audit and compliance and compensation, nominating and corporate governance committees regularly report to the board on such matters.

A summary of the allocation of general risk oversight functions among management, the board of directors and its committees is as follows:

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Corporate Governance (continued)

Shareholder Engagement

As part of our efforts to continuously improve our governance system, we engage with our investors to enable management and the board to understand the issues that matter most to our shareholders and address them effectively. In 2020, we reached out to shareholders to discuss the structure of the AVANGRID Governance and Sustainability System, executive compensation, the skills of our directors, and our sustainability achievements. The board carefully considered shareholder feedback and took a number of actions to enhance the AVANGRID Governance and Sustainability System. These actions include revisions to the AVANGRID Governance and Sustainability System to clarify the role of the compensation, nominating and corporate governance committee’s oversight of ESG-related risk oversight and AVANGRID’s non-financial sustainability reporting.

• Members of AVANGRID management reach out to our shareholders, including our top 20 shareholders, in January and May each year	• Evaluate AVANGRID’s annual meeting results and other relevant annual meeting results	• Consider relevant governance enhancements at February board and committee meetings

	• Management reviews with the compensation, nominating and corporate governance committee feedback from shareholder outreach and consider governance trends	• Disclose shareholder outreach results and related actions

To communicate with the board, write to:

Senior Vice President—General Counsel and Corporate Secretary AVANGRID, Inc. 180 Marsh Hill Road Orange, Connecticut 06477

Any shareholder or interested party who wishes to communicate or request a meeting with members of the board or with only non-management directors or any specified individual director may do so by writing to the address above. All

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Corporate Governance (continued)

communications will be reviewed by our legal services division who will, in consultation with our chairman of the board, determine whether the subject matter of the communication should be brought to the attention of the non-management directors, the full board, or one or more of its committees, as well as whether any response to the communication is appropriate. Any such response will be made only in accordance with applicable law and regulations relating to the disclosure of information.

Code of Business Conduct and Ethics

AVANGRID has a code of business conduct and ethics that applies to all employees including AVANGRID’s principal executive officer, principal financial officer, principal accounting officer, directors, and other senior financial officers. The code is intended to provide guidance to employees, management, and the board to assure compliance with law and promote ethical behavior. Any amendment to the code, or any waivers of its requirements, will be disclosed if required on the company’s website at www.avangrid.com.

Compensation, Nominating and Corporate Governance Committee Interlocks and Insider Participation

Messrs. Lahey and Sáinz Armada and Ms. Jacobs deliberated on executive compensation matters in their capacity as members of the compensation, nominating and corporate governance committee during 2020. None of these directors is, or has ever been, an officer or employee of AVANGRID or any of our subsidiaries. In addition, during the last fiscal year, none of our executive officers served as a member of the board of directors or the compensation committee of any other entity that has one or more executive officers serving on our board.

Review, Approval, or Ratification of Transactions with Related Persons

The board has adopted a written policy for approval of transactions in which AVANGRID was, is or will be a participant and in which its directors, director nominees, executive officers, greater than 5% beneficial owners, and each of their respective immediate family members has or will have a direct or indirect material interest, where the amount involved in the transaction exceeds or is expected to exceed $120,000. A copy of this policy, the related party transaction policy, is available on the company’s website at www.avangrid.com. The policy provides that the audit and compliance committee reviews all transactions subject to the policy (other than transactions between AVANGRID and/or one of its subsidiaries, on the one hand, and Iberdrola, S.A. and/or its affiliates, on the other hand, which are subject to review by the unaffiliated committee pursuant to the Shareholder Agreement) and determines whether or not to approve or ratify those transactions. In addition, the audit and compliance committee has delegated authority to the chair of the audit and compliance committee to pre-approve or ratify transactions under certain circumstances. The policy prohibits any director from participating in any review, discussion, consideration, or approval of any transaction subject to the policy for which such director or his or her family member is a related party, except that such director is required to provide all material information concerning the interested transaction to the audit and compliance committee. In reviewing transactions subject to the policy, the audit and compliance committee, or the chair of the audit and compliance committee, as applicable, considers among other factors it deems approximate:

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Corporate Governance (continued)

•	the benefits to the company;

•	the impact on a director’s independence, if applicable;

•

the opportunity costs of other sources for comparable products or services, including whether the transaction is made on terms no less favorable than terms that would be generally available to an unaffiliated third-party under the same or similar circumstances;

•	the terms of the transaction; and

•	the actual or apparent conflict of interest of the related party.

Certain Relationships and Related Party Transactions

Relationship with Iberdrola, S.A.

Iberdrola, S.A. currently directly holds 81.5% of the outstanding shares of AVANGRID common stock. As the company’s controlling shareholder, Iberdrola, S.A. will continue to exercise significant influence over AVANGRID, including the composition of our board and any action requiring the approval of our shareholders. Transactions with Iberdrola, S.A. relate predominantly to pass-through charges of corporate services/management fees. These corporate services are entered into on an arm’s length basis and are aimed at maximizing our operating efficiency in an efficient and flexible service model. The corporate services are provided at market quality, and subject to audit and dispute resolution procedures. In addition, we pay Iberdrola, S.A. fees for credit support, relating to parent company guarantees that Iberdrola, S.A. has provided to third parties to guarantee the performance of Avangrid Renewables Holdings, Inc. (“ARHI”) subsidiaries.

The Shareholder Agreement

On December 16, 2015, we completed the acquisition of UIL pursuant to a merger agreement. In connection with the transaction, we entered into the Shareholder Agreement on December 16, 2015 with Iberdrola, S.A. The Shareholder Agreement sets forth certain governance arrangements and contains various provisions relating to, among other things, representation on our board, minority protections that limit the disposal or transfer of shares of the company by Iberdrola, S.A., registration rights, preemptive rights, and protections for us relating to affiliate transactions and business opportunities, which are described in more detail below.

•

The Shareholder Agreement provides that the company will, after December 16, 2020, have at least four “independent” directors (as defined in the Shareholder Agreement), provided that Mr. Baldacci may be deemed independent directors for this purpose (until December 16, 2020, only five “independent” directors (as defined in the Shareholder Agreement) were required). Additionally, in the event of the resignation, removal or death of Mr. Baldacci (or his respective replacement on the board), or if Mr. Baldacci (or his respective replacement on the board) decides not to stand for reelection to our board or are otherwise unwilling or unable to serve on our board, Iberdrola, S.A. will nominate a person to serve on our board of directors who qualifies as an independent director pursuant to the rules of the NYSE and applicable law.

•

The Shareholder Agreement provides that the board must establish an unaffiliated committee made up of “independent” directors (as defined in the Shareholder Agreement). Under the Shareholder Agreement, a director

2021 Proxy Statement	33

Corporate Governance (continued)

is considered “independent” if he or she is independent under the rules of NYSE with respect to AVANGRID, and would be independent under the rules of NYSE with respect to Iberdrola, S.A. if he or she was a director of Iberdrola, S.A. The unaffiliated committee is responsible for, among other things, reviewing and authorizing transactions between AVANGRID and/or one of its subsidiaries, on the one hand, and Iberdrola, S.A. and/or its affiliates, on the other hand.

•

Iberdrola, S.A., on behalf of itself and its affiliates, is entitled to unlimited requests for demand registrations, piggyback registrations, and shelf registration statement filings following the closing of the acquisition, in each case, subject to certain customary limitations. Iberdrola, S.A. also has the right to specify the method of distribution of securities, including an underwritten public offering, and approve the underwriters. Additionally, Iberdrola, S.A. has preemptive rights to protect against dilution for issuances of equity.

•

Iberdrola, S.A. is prohibited from effectuating a “going private” transaction, or any other similar transaction that results in the company no longer being a publicly traded company, without the prior approval of both the unaffiliated committee and a majority of the voting power of the shareholders not affiliated with the company. Subject to certain exceptions, the Shareholder Agreement generally prohibits Iberdrola, S.A. from causing the company to, and the company from, entering into or effectuating any transaction for the acquisition of the company by another entity, including any stock acquisition, reorganization, merger or consolidation, that results in all shareholders of the company exchanging their voting securities for cash or securities, unless all shareholders of the company are entitled to the same per share consideration to be received in such transaction as Iberdrola, S.A.

•

The Shareholder Agreement provides protections to us relating to transactions with Iberdrola, S.A. and its affiliates. The services provided by Iberdrola, S.A. or its affiliates to us and our subsidiaries and joint ventures at completion of the acquisition are provided by Iberdrola, S.A. or its affiliates at a cost to us not higher than the cost reflected in the expenses shown in our 2014 Internal Financial Reporting Standards (“IFRS”) audited consolidated financial statements, except (i) in the case of ordinary course, market adjustments of such costs made on an arms’ length basis, or (ii) as otherwise approved by the majority of the members of the unaffiliated committee. Furthermore, we do not intend to enter into any transaction between, or involving, Iberdrola, S.A. or any of its subsidiaries or controlled joint ventures, on the one hand, and us or our subsidiaries or controlled joint ventures, on the other hand, unless the transaction is both approved by a majority of members of the unaffiliated committee and entered into on an arms’ length basis.

•

The Shareholder Agreement permits Iberdrola, S.A. and its affiliates to conduct business that may be competitive with our business, while restricting actions by Iberdrola, S.A. and its controlled affiliates that could interfere with the ability of our executive officers to conduct the company’s business. Pursuant to the Shareholder Agreement, we recognize and acknowledge that Iberdrola, S.A. and its affiliates own, engage or participate in businesses and business activities that compete, or may compete, with our business and the business of our subsidiaries. We acknowledge and agree that neither the execution of the merger agreement, Shareholder Agreement, or the completion of any transactions contemplated thereby will preclude or limit Iberdrola, S.A. and its affiliates from, directly or indirectly, owning, engaging, or participating in any business or business activity at any time and in any geographical location, including such businesses or business activities that compete, or may compete, with our business or the business activities of our subsidiaries or any of their respective businesses.

34	2021 Proxy Statement

Corporate Governance (continued)

However, the Shareholder Agreement provides that as long as Iberdrola, S.A. continues to own 50% or more of the outstanding voting stock of the company, Iberdrola, S.A. will not engage in any action that is reasonably expected to impair the executive officers of the company and its subsidiaries from conducting the business or operations in a manner consistent with such business or operation of the company and its subsidiaries immediately following completion of the acquisition.

•	Iberdrola, S.A. has been granted certain information and access rights to information related to our and our subsidiaries’ businesses, operations, plans, and prospects.

We and Iberdrola, S.A. will not be able to amend the Shareholder Agreement without the prior approval of both our board of directors and a majority of the members of the unaffiliated committee. The Shareholder Agreement will remain in effect as long as Iberdrola, S.A. owns more than 20% of the outstanding voting stock of the company. Following any termination of the Shareholder Agreement, Iberdrola, S.A. will have one demand registration right, subject to customary limitations and exceptions, and piggyback registration rights with respect to any registration proposed by the company, subject to customary “cut back” provisions. The laws of the State of New York will govern the Shareholder Agreement as long as we remain a New York corporation. If we are redomiciled to Delaware, the laws of the state of Delaware will govern the Shareholder Agreement.

The Framework Agreement and Declaration of Acceptance

On July 16, 2015, we entered into the Declaration of Acceptance with Iberdrola, S.A. (“2015 declaration of acceptance”), making us a party to the framework agreement for 2015 and detailing the corporate services Iberdrola, S.A. provided to us or to any of our affiliates in 2015. The framework agreement governs the relationship between Iberdrola, S.A. and the various Iberdrola, S.A. entities, with respect to the corporate services Iberdrola, S.A. contracts to provide each relevant entity. Pursuant to the framework agreement, and under the Iberdrola group’s “One Corporation” structure, Iberdrola, S.A. provided efficient and flexible corporate services to us and our subsidiaries. Our entry into the 2015 declaration of acceptance was approved by a committee comprised solely of our independent directors. On July 14, 2016, the unaffiliated committee approved a new declaration of acceptance detailing the corporate services Iberdrola, S.A. provided to us or any of our affiliates (“2016 declaration of acceptance” and together with the 2015 declaration of acceptance, the “declarations of acceptance”).

Pursuant to the declarations of acceptance, Iberdrola, S.A. provides various corporate services to us including, among other services, those relating to the management of buildings and leases, surveillance and maintenance of buildings, international and corporate security, human resources, brand management, procurement, management of the SAP corporate platform, research and development, quality control, insurance, information technology, and general administration. Pursuant to the 2015 declaration of acceptance and in accordance with the merger agreement, the foregoing services and the price thereof were entered into on an arms’ length basis and on financial and other material terms no less favorable to us and our subsidiaries than applicable agreements or arrangements in respect of such corporate or other shared services existing as of February 25, 2015, and did not result in a higher cost to us or our subsidiaries and affiliates than the aggregate costs for such services reflected in the 2014 IFRS audited consolidated financial statements of AVANGRID, except to the extent related to ordinary course market adjustments made on an arm’s length basis or as otherwise approved by the majority of the members of the unaffiliated committee. All new, future services to be provided by Iberdrola, S.A. or its affiliates to us and our subsidiaries must be on an arm’s length basis and approved by the unaffiliated committee.

2021 Proxy Statement	35

Corporate Governance (continued)

By entering into the 2016 framework agreement via the 2016 declaration of acceptance, any previous framework agreements between us and Iberdrola, S.A. were terminated by operation of law. The framework agreement covers any services provided by Iberdrola, S.A. as of January 1, 2016, and remains in force as long as we and/or our subsidiaries continue to operate as a subsidiary of Iberdrola, S.A. in accordance with the provisions of Article 42 of the Spanish Commercial Code. As soon as we or any of our subsidiaries ceases to be a subsidiary of Iberdrola, S.A., the contractual relationship under the framework agreement will be terminated between such AVANGRID entity and Iberdrola, S.A. This declaration of acceptance remains in force under the same terms unless any ground for termination of the framework agreement arises.

Under the framework agreement, Iberdrola, S.A. must provide the relevant services pursuant to standard market conditions. Iberdrola, S.A. cannot receive financial or other types of consideration on a more favorable basis than what a third party in a substantially similar circumstance would receive. Iberdrola, S.A. must provide the relevant services in a manner that will not impair our decision-making capacity, while we must provide accurate and complete information to Iberdrola, S.A. to enable Iberdrola, S.A. to effectively provide the relevant services. Iberdrola, S.A. must provide the relevant services with a level of expertise, care, and diligence that a company providing these services on the open market would provide. We assume any liability that may derive from damage or losses attributable to the instructions or information provided to Iberdrola, S.A.; provided that Iberdrola, S.A. will only be liable for non-performance, defective performance, or negligence. Iberdrola, S.A. is also required to notify us before December 31 of each year regarding the estimated price for each service contracted for the following year.

The framework agreement contains provisions relating to confidentiality, requiring each party to safeguard all information received by the other under the framework agreement. The framework agreement is governed by the laws of Spain and contains arbitration provisions for purposes of dispute resolution. The framework agreement cannot be modified or assigned without our prior written consent or the prior written consent of Iberdrola, S.A. We made payments to Iberdrola, S.A. pursuant the framework agreement in the approximate amount of $37 million for the year ended December 31, 2020.

Agreements Related to Liquidity Resources and Guarantee and Support

We manage our overall liquidity position as part of the broader Iberdrola group of companies and, on December 1, 2017, AVANGRID entered into a customer liquidity agreement (the “Customer Liquidity Agreement”) with Bank of America, National Association (“BOA”), Iberdrola, S.A., Iberdrola Mexico, S.A. de C.V., and Scottish Power Ltd. Under the Customer Liquidity Agreement, the participants, including AVANGRID, may deposit funds with or borrow from BOA, provided that the balance of funds deposited less funds borrowed by all participants in the aggregate is not less than zero. Deposits are available for next day withdrawal. Simultaneous with entry into the Customer Liquidity Agreement, AVANGIRD and Iberdrola, S.A. entered into an indemnification agreement pursuant to which Iberdrola, S.A. has agreed to indemnify AVANGRID against all damages, charges, costs, fees, and other expenses that the company or its subsidiaries may incur arising out of the deposits or borrowings by Iberdrola, S.A., or by the subsidiaries or affiliates of Iberdrola, S.A., other than AVANGRID or its subsidiaries pursuant to the Customer Liquidity Agreement. Deposit amounts, if any, are reflected in our consolidated balance sheet under cash and cash equivalents. The was no balance under this agreement at December 31, 2020.

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Corporate Governance (continued)

On June 18, 2018, AVANGRID entered into a credit facility with Iberdrola Financiacion, S.A.U., a member of the Iberdrola group. The facility has a limit of $500 million and matures on June 18, 2023. AVANGRID pays a facility fee of 10.5 basis points annually on the facility. AVANGRID has not borrowed any amounts under this credit facility. AVANGRID also is a party to a current account agreement with Iberdrola Canada Energy Services Ltd. pursuant to which either party can borrow from or lend to the other party at a variable interest rate determined by adding a benchmark interest rate plus a pre-determined applicable rate, which varies based on the transaction currency and the identity of the lender. AVANGRID did not borrow any amounts under this agreement during the year ended December 31, 2020.

Effective April 11, 2019, AVANGRID entered into a current account agreement with Iberdrola Solutions, LLC, a member of the Iberdrola group (“Iberdrola Solutions”), pursuant to which either party can borrow from or lend to the other party at a variable interest rate determined by adding a benchmark interest rate plus a pre-determined applicable rate, which varies based on the identity of the lender. AVANGRID executed a related indemnification agreement with Iberdrola, S.A. indemnifying AVANGRID against any loss resulting from this agreement. AVANGRID borrowed a maximum amount of $14.9 million under this agreement during 2020 and ended at December 31, 2020 with no outstanding borrowings. At December 31, 2020, Iberdrola Solutions has borrowed approximately $4.5 million from AVANGRID under this agreement.

On April 11, 2019, AVANGRID also entered into a collateral support and reimbursement agreement with Iberdrola Solutions, pursuant to which the company may provide certain standby letters of credit, surety bonds, guarantees and other forms of collateral support to counterparties of Iberdrola Solutions, LLC from time to time, in an aggregate amount outstanding at any one time not to exceed $25 million in exchange for a collateral support fee based on the maximum amount payable under outstanding collateral support and the applicable fee rate determined by the company. In addition, AVANGRID executed a related indemnification agreement with Iberdrola, S.A. indemnifying AVANGRID against any loss resulting from this agreement. The aggregate amount of collateral support outstanding under this agreement was approximately $468,417 at December 31, 2020, and approximately $1,709 was paid in collateral support fees to the company in 2020.

On October 20, 2020, AVANGRID entered into an agreement and plan of merger with PNM Resources, Inc. (“PNMR”), and NM Green Holdings, Inc., a wholly-owned subsidiary of AVANGRID (“Merger Sub”), pursuant to which Merger Sub will merge with and into PNMR (the “Merger”), with PNMR surviving the Merger as a direct wholly-owned subsidiary of AVANGRID. In connection with the Merger, Iberdrola has provided AVANGRID a commitment letter, whereby Iberdrola has unilaterally agreed to provide to AVANGRID, or arrange the provision to AVANGRID of, funds to the extent necessary for AVANGRID to consummate the Merger, including the payment of the merger consideration. On April 15, 2021, AVANGRID entered into a side letter agreement with Iberdrola setting forth terms and conditions relating to such funding commitment. The side letter agreement provides that any drawing in the form of indebtedness made by AVANGRID pursuant to the commitment letter shall bear interest at an interest rate equal to 3-month LIBOR plus 0.75% per annum calculated on the basis 360-day year for the actual number of days elapsed and, commencing on the date of the commitment letter, AVANGRID shall pay Iberdrola a facility fee equal to 0.12% per annum on the undrawn portion of the funding commitment. AVANGRID is required to repay any amounts drawn on the commitment letter in the form of indebtedness no later than 180 days from the date of such draw and the side letter agreement will terminate on the earlier of (i) the closing of the Merger and payment of the Merger consideration set forth in the Merger Agreement and (ii) the termination of the Merger Agreement.

2021 Proxy Statement	37

Corporate Governance (continued)

On December 14, 2020, AVANGRID entered into an intra-group loan agreement with Iberdrola (the “Intra-Group Loan Agreement”), which provides the company with an unsecured subordinated loan in an aggregate principal amount of $3,000,000,000. The loan bears interest until June 15, 2021, at a rate per annum equal to 0.20%, which shall increase one (1) basis point each month following the first month of the term of the Intra-Group Loan Agreement up to a maximum interest rate of 0.25% per annum, and from June 16, 2021 until the loan and any accrued and unpaid interest is repaid in its entirety, at AVANGRID’s equity cost of capital as published by Bloomberg. Interest is payable on a monthly basis in arrears. AVANGRID is required to repay the loan in full upon certain equity issuances by AVANGRID in which Iberdrola participates or a change of control. In addition, on or after June 15, 2021, upon five business days’ notice to Iberdrola, AVANGRID may voluntarily repay the loan and any accrued and unpaid interest, in whole or in part, without prepayment premium or penalty if there is a change in AVANGRID’s business plan and AVANGRID determines that the loan is no longer required.

On September 13, 2016, the unaffiliated committee approved a modification of the intercompany guarantee arrangement whereby AVANGRID, in exchange for a pass-through of the guarantee fees otherwise paid by ARHI to Iberdrola, S.A, agreed to assumes the obligations of Iberdrola, S.A. with respect to certain old guarantees that Iberdrola, S.A. had previously made for ARHI. Iberdrola, S.A. did not pass through any guarantee fees to AVANGRID in 2020 pursuant to this arrangement.

Other Agreements with Iberdrola, S.A. or its Affiliates

The company and Iberdrola, S.A. or its affiliates are also parties to the following agreements that primarily relate to the provision of additional corporate services and the recharge of expenses related to the employment of personnel from Iberdrola, S.A. or its affiliates by the company:

•

An international cost recharge agreement between Scottish Power UK PLC and Avangrid Management Company, LLC (“AMC”) regarding Scottish Power UK PLC employees working full-time in the U.S. The amount paid under this agreement was approximately $323,000 for the year ended December 31, 2020.

•

An international pension contributions recharge agreement between Scottish Power UK PLC and Avangrid Service Company (“ASC”) regarding Scottish Power UK PLC employees working in the U.S. but who remain as contributing members of the UK Final Salary Scheme. The amount paid under this agreement was approximately $64,000 for the year ended December 31, 2020.

•

Agreement between Iberdrola, S.A. and AMC for the provision of services and resource allocation for 2020 regarding a recharge of costs of Iberdrola, S.A. personnel assigned to AMC for the provision of corporate services. The amount paid under this agreement was approximately $37 million for the year ended December 31, 2020.

•

An agreement between Iberdrola, S.A. and AMC for the provision of services related to capital projects. The amount paid under this agreement was approximately $1.7 million for the year ended December 31, 2020.

•

An insurance framework agreement pursuant to which Iberdrola Financiación S.A.U. provides services to the company and certain of its subsidiaries related to the purchase and renewal of insurance policies, which are managed through corporate insurance programs. Each entity is charged an amount corresponding to its share under an established allocation formula. The aggregate amount charged to the company and its subsidiaries was approximately $5.4 million for the year ended December 31, 2020.

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Corporate Governance (continued)

•

A framework agreement for the provision of corporate development services between Iberdrola, S.A. and the company. The amount paid under this agreement was approximately $4 million for the year ended December 31, 2020.

•

A framework agreement for the provision of investor relations services between Iberdrola, S.A. and the company. The amount paid under this agreement was approximately $28,000 for the year ended December 31, 2020.

•

A framework agreement for the provision of compliance-related services between Iberdrola, S.A. and the company. The amount paid under this agreement was approximately $49,000 for the year ended December 31, 2020.

•

A service agreement for common support and assistance services between Iberdrola Renovables Energia S.A.U and Avangrid Renewables. The amount paid under this agreement was approximately $4.7 million for the year ended December 31, 2020.

•

A service agreement for the provision of global energy management business support services between Iberdrola Generación España S.A.U. and Avangrid Renewables. The amount paid under this agreement was approximately $109,000 for the year ended December 31, 2020.

•

An agreement for recharge of services relating to international personnel assignments between Scottish Power Renewables (UK) Limited and Avangrid Renewables. The amount paid under this agreement was approximately $2.2 million for the year ended December 31, 2020.

•

An agreement between AMC and Iberdrola, S.A. related to the submission of the company’s IFRS reporting to Iberdrola, S.A. for inclusion in the consolidated financial reporting of the group of companies controlled by Iberdrola, S.A. The amount received under this agreement was approximately $850,000 for the year ended December 31, 2020.

•

A service agreement for the provision of corporate services between AMC and Iberdrola, S.A.’s retail business Iberdrola Solutions LLC. The amount paid under this agreement was approximately $198,000 for the year ended December 31, 2020.

•

A service agreement for the provision of services between Avangrid Renewables and Iberdrola, S.A.’s retail business Iberdrola Solutions LLC. The amount paid under this agreement was approximately $1.8 million for the year ended December 31, 2020.

•

A framework agreement for the provision of Internal Audit services between Iberdrola, S.A. and the company. The amount paid under this agreement was approximately $57,000 for the year ended December 31, 2020.

•

A know-how license agreement between Iberdrola Renovables Energia S.A.U. and Avangrid Renewables. The amount paid under this agreement was approximately $3.4 million for the year ended December 31, 2020.

Other Relationships

The law firm of Pierce Atwood LLP was retained by the company during the year ended December 31, 2020 to furnish legal services. John Baldacci, a member of our board, holds a salaried position as senior advisor for economic development and government relations with the law firm and does not receive profit sharing or other incentives related to the legal services provided to the company. During the year ended December 31, 2020, Pierce Atwood LLP received approximately $2.9 million in fees from the company for its services.

2021 Proxy Statement	39

Executive Compensation

This section describes the compensation program for our named executive officers and includes the required executive compensation tables.

40	2021 Proxy Statement

Executive Compensation

Compensation, Nominating and Corporate

Governance Committee Report

The compensation, nominating and corporate governance committee has reviewed and discussed with management the disclosures contained in the following “Compensation Discussion and Analysis.” Based on this review and discussion, such committee recommended to the board that the section entitled “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2020. This Compensation Committee Report shall not be deemed to be incorporated by reference into any filing made by the company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the company incorporates such Report by specific reference.

Members of the Compensation, Nominating and Corporate Governance Committee

John Lahey (Chair) • Patricia Jacobs • José Sáinz Armada

Compensation Discussion and Analysis

As a purpose-driven organization, we believe sustainable growth requires a diverse and inclusive workplace built on individual accountability and commitment to serving others. We are continuing to invest in initiatives that unleash individual potential, value and reward performance, champion well-being, and foster meaningful connections between each other and the communities we serve. During 2020, we supported the COVID-19 public health response by implementing business continuity and emergency response plans to continue to provide an essential service to our customers and the communities that we serve. We announced a strategic merger transaction (the “Merger”) with PNM Resources, Inc. (“PNMR”) that will deliver greater geographic and regulatory diversity and growth with distribution and generation in New Mexico and Texas. We also recommitted ourselves to bold ESG aspirations related to decarbonization and increasing diverse representation. In particular, AVANGRID became a member of the Paradigm for Parity and the CEO Action for Diversity & Inclusion during 2020. These public initiatives bring business leader members together to commit to specific goals within the workplace – from gender parity to a willingness to have challenging conversations at work.

The 2020 compensation of our named executive officers (“NEOs”) appropriately reflects and rewards their significant contributions to AVANGRID’s strong performance in a year that presented unique and unprecedented challenges for our executive team to manage. This Compensation Discussion and Analysis explains the guiding principles and practices upon which our executive compensation program is based, and the compensation paid to our NEOs:

•	Dennis V. Arriola, Chief Executive Officer

•	Robert Kump, President and Deputy Chief Executive Officer

•	Douglas Stuver, Senior Vice President – Chief Financial Officer

•	R. Scott Mahoney, Senior Vice President – General Counsel and Corporate Secretary

2021 Proxy Statement	41

Executive Compensation (continued)

•	Alejandro de Hoz, President and Chief Executive Officer of Avangrid Renewables, LLC (“Renewables”)

•	Anthony Marone, former President and Chief Executive Officer of Avangrid Networks, Inc. (“Networks”)

•	James Torgerson, former Chief Executive Officer

Mr. Torgerson retired from his position as Chief Executive Officer on June 23, 2020, and the board, upon the recommendation of the compensation, nominating and corporate governance committee appointed Mr. Arriola as Chief Executive Officer of the company, effective July 20, 2020. Prior to the commencement of Mr. Arriola’s service as Chief Executive Officer of the company, Mr. Kump acted as the interim principal executive officer of the company. On February 4, 2021, Mr. Marone announced his retirement from his position as President and Chief Executive Officer of Networks. Catherine S. Stempien, who previously served as president of Duke Energy Florida, an electric utility serving more than 1.8 million customers, was appointed President and Chief Executive Officer of Networks, effective March 15, 2021. Mr. Torgerson did not receive any separation payments in connection with his retirement.

This section should be read in conjunction with the compensation tables below, which provide a detailed view of the compensation paid to our NEOs in 2020.

2020 Compensation Program Overview

Our executive compensation program is designed to effectively reward performance, while reflecting the responsibilities of our executive officers. Our compensation philosophy is to offer compensation that makes it possible to attract, retain, and motivate highly talented professionals in a way that aligns our business strategy with our ESG goals, without motivating or rewarding excessive risk-taking. The key elements of our program are base salary, annual cash incentives, and long-term equity incentives. We target a compensation mix for our executive officers that is weighted heavily towards variable compensation, including short-term cash incentives and long-term equity incentives, to align executive compensation with company performance and shareholder interests.

2020 “Say on Pay” Advisory Vote on Executive Compensation

At our 2020 annual meeting, our shareholders voted 99% (represented by 294,329,790 votes) in favor of approving the compensation of our NEOs. The board of directors and the compensation, nomination and governance committee have each considered these results in determining compensation policies and decisions and have concluded that the compensation paid to our NEOs and the company’s overall pay practices are strongly supported by our shareholders.

42	2021 Proxy Statement

Executive Compensation (continued)

Compensation Practices

The table below highlights certain of our executive compensation practices, including practices we have implemented that drive performance as well as those not implemented because we do not believe they would serve our shareholders’ interests.

Independent Compensation Consultant	The compensation, nominating and corporate governance committee uses an independent compensation consultant.

Annual compensation risk assessment	The compensation, nominating and corporate governance committee conducts an annual risk assessment of our compensation program.

Anti-Hedging and Anti-Pledging	We prohibit short sales, transactions in derivatives of AVANGRID securities, including hedging transactions, and pledging of AVANGIRD shares.

Stock ownership guidelines & equity retention

Our board adopted stock ownership guidelines of five (5) times base salary for the Chief Executive Officer and three (3) times base salary for our other NEOs and an equity award retention requirement of 50% of net shares until ownership guidelines are met.

Clawback policy

Our board has adopted a clawback policy that requires repayment to AVANGRID of certain cash and equity compensation that may be paid in the event of certain acts of misconduct in connection with our financial statements.

No tax gross-ups	We have no excise tax gross-up provisions in change of control arrangements or executive compensation plans.

No repricing

While there are no stock options outstanding and we do not intend to issue stock options, if they are issued in the future, all stock option exercise prices will be set equal to the grant date market price and may not be repriced without shareholder approval.

Engage on executive compensation matters

We engage our shareholders in open dialogue regarding our compensation program and the compensation, nominating and corporate governance committee considers the results of the “say-on-pay” vote when designing our compensation program.

No single trigger change of control agreements	Neither our employment agreements nor our change of control agreements provide for single trigger termination rights.

No excessive perquisites	We do not provide excessive perquisites.

Our Compensation Program Objectives and Guiding Principles

Our executive compensation philosophy is to offer compensation that makes it possible to attract, retain, and motivate highly-talented professionals, in order to enable us to attain our strategic objectives and ESG commitments within the increasingly competitive context in which we operate. The following principles guide the company’s compensation decisions:

•

Recruitment, Retention and Motivation of Key Leadership Talent. We ensure that our compensation, in terms of structure and total amount, is competitive with that of comparable entities. We review market data to obtain a general understanding of current compensation practices to ensure that compensation offered to our executive officers is reasonably market competitive.

2021 Proxy Statement	43

Executive Compensation (continued)

•

Pay for Performance. A significant portion of compensation for our executive officers is linked to the achievement of specific, pre-established, and quantifiable objectives in line with our strategic goals.

•

Emphasis on Performance over Time. The compensation program for our executive officers is designed to mitigate excessive short-term decision making and risk taking, while encouraging the attainment of strategic goals through the inclusion of long-term incentives.

We regularly review our compensation practices and policies and periodically modify our compensation programs in light of evolving best practices, competitive positions, and changing regulatory requirements. The compensation, nominating and corporate governance committee works to ensure that the design of our executive compensation program is focused on long-term shareholder value creation, emphasizes pay for performance, and does not encourage imprudent short-term risks. The compensation, nominating and corporate governance committee uses the “say on pay” vote as a guidepost for shareholder sentiment, along with continued shareholder outreach, and believes it is critical to maintain and continually develop our compensation program to promote ongoing shareholder engagement, communication, and transparency.

Consistent with this holistic approach, we evaluated our 2020 performance in light of the objective performance of AVANGRID and our business area or corporate functions. In addition, our compensation, nominating and corporate governance committee engaged the Rewards Solutions practice at Aon plc (“Aon”), an independent compensation consulting firm, to provide information in connection with our review of our executive compensation practices for 2020.

Compensation-Setting Process

The following parties are responsible for the development and oversight of our executive compensation program:

Role of the Compensation, Nominating and Corporate Governance Committee

The compensation, nominating and corporate governance committee, which consists of a majority of independent directors, reviews and recommends to the board the compensation of AVANGRID’s executive officers and acts as the administering committee for AVANGRID’s equity compensation plans. Each year, the compensation, nominating and corporate governance committee conducts an evaluation of AVANGRID’s executive compensation program to determine if any changes would be appropriate. In making this analysis, the compensation, nominating and corporate governance committee may consult with its independent compensation consultant and management, as described below; however, the compensation, nominating and corporate governance committee uses its own judgment in making recommendations to the board, which then makes the final decisions regarding the compensation paid to our executive officers. To the extent the board and compensation, nominating and corporate governance committee deem appropriate, executive compensation matters relating to or governed by Section 162(m) of the Code or Rule 16b-3 of the Exchange Act are delegated to a subcommittee of the compensation, nominating and corporate governance committee comprised entirely of two or more directors who qualify as “outside directors” within the meaning of Section 162(m) of the Code and “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act. For additional information regarding the compensation subcommittee, see “Corporate Governance—Compensation, Nominating and Corporate Governance Committee.”

44	2021 Proxy Statement

Executive Compensation (continued)

Role of the Independent Compensation Consultant

The compensation, nominating and corporate governance committee retained the Rewards Solutions practice at Aon to serve as its compensation consultant in 2020 to provide counsel and advice on executive and non-employee director compensation matters. Aon provided the compensation, nominating and corporate governance committee and the company’s management information about peer groups against which performance and pay should be examined, financial metrics to be used to assess the company’s relative performance, competitive long-term incentive practices in the marketplace, and compensation levels relative to market practice. To ensure that Aon’s consulting services remain independent and objective: (i) at least annually, the compensation, nominating and corporate governance conducts a review of its performance; and (ii) Aon’s fees are not linked to the size of the company’s executive compensation. The compensation, nominating and corporate governance committee has reviewed the independence of Aon, including the “independence” factors contained in Section 303A.05 of the NYSE Listed Company Manual and SEC rules, and determined that Aon is independent and the services provided by Aon do not raise any conflicts of interest. Aon received approximately $126,000 in fees for services performed in 2020 related to benchmarking or recommending the amount or form of executive and non-employee director compensation. Separately, management engaged Aon to perform unrelated services and Aon was paid approximately $302,000 for services performed in 2020, which included actuarial, pension administration, and other consulting services. The compensation, nominating and corporate governance committee was informed about these services, but its formal approval was not requested.

Role of the CEO and Other Executive Officers

The Chief Executive Officer and the Senior Vice President – Human Resources & Corporate Administration made recommendations regarding compensation of the executive officers (other than for the Chief Executive Officer) based on competitive market data, internal pay equity, responsibilities and performance. The compensation, nominating and corporate governance committee reviewed, and made recommendations to the board, which made all final determinations regarding executive officer compensation, including salary, bonus targets, and related performance goals with respect to 2020 compensation. The executive officers, including the NEOs, do not propose or seek approval for their own compensation.

Role of Peer Companies and Other Benchmarking

Our board believes that market data is essential to determining compensation targets and actual awards for executives in an effort to attract and retain highly talented executives. Market data is used to assess the competitiveness of the company’s compensation packages relative to similar companies and to ensure the company’s compensation program is consistent with its compensation philosophy, but the board does not target direct compensation at any particular market percentile. As part of its review of the executive compensation program, the compensation, nominating and corporate governance committee engaged Aon in 2020 to conduct a market compensation analysis for our executive officers, including the NEOs, utilizing proprietary survey data and a group of twenty-one publicly-traded utility and energy companies based on fiscal year-end revenues, market capitalization, positive total shareholder return performance, and comparable business focus (the “2020 Peer Group”). Each year, the compensation, nominating and corporate governance committee evaluates, and if appropriate, updates the composition of the peer group. Changes to the peer group are carefully considered and made infrequently to assure continuity from year to year. The compensation, nominating and corporate governance committee reviewed and made changes to the peer group utilized for 2020 compensation to eliminate companies that have been acquired and to add companies to reserve the peer sample size and improve

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Executive Compensation (continued)

comparability. Based on their revenue and market cap size, American Electric Power Company, Inc., Evergy, Inc., and OGE Energy Corp. were new additions to the 2020 Peer Group. Conversely, SCANA Corp. and Vectren Corporation were removed because they were acquired by Dominion Energy, Inc. and CenterPoint Energy, Inc., respectively, which are each members of the 2020 Peer Group. The consideration of competitive compensation data is one of several factors that the compensation, nominating and corporate governance committee considers with respect to the compensation of our executive officers, including our NEOs. The companies in the peer group utilized for 2020 compensation are listed below:

Peer Group

Alliant Energy Corporation	DTE Energy Company	OGE Energy Corp.

Ameren Corporation	Edison International	Pinnacle West Capital Corporation

American Electric Power Company, Inc.	Entergy Corporation	PPL Corporation

CenterPoint Energy, Inc.	Evergy, Inc.	Public Service Enterprise Group Inc

CMS Energy Corp.	Eversource Energy	Sempra Energy

Consolidated Edison, Inc.	FirstEnergy Corp.	WEC Energy Group, Inc.

Dominion Energy, Inc.	NiSource Inc.	XCEL Energy Inc.

Elements of Compensation

The objective of our executive compensation programs is to attract and retain talented executives and motivate them to achieve our strategic objectives through a combination of cash and equity-based compensation. Other elements of compensation, including retirement benefits, life insurance, savings, health and welfare plans and other benefits offered to employees generally are also considered in order to evaluate the entire compensation package offered to executives.

Compensation for our executive officers, including NEOs, primarily consists of:

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Executive Compensation (continued)

Base Salary

Base salary is a customary, fixed element of compensation intended to attract and retain executives. Our compensation, nominating and corporate governance committee reviews base salaries annually and considers market data provided by its independent compensation consultant, market surveys, and internal comparisons, as well as the need to maintain internal pay equity. The table below shows salaries and salary increases for 2020 for NEOs approved by the compensation, nominating and corporate governance committee.

Name	2020 Base Salary ($)	Salary Increase (% over 2019 Base Salary)

Dennis V. Arriola	1,100,000	—

Robert Kump	705,738	—

Douglas Stuver	500,000	11.1

R. Scott Mahoney	470,000	9.3

Alejandro de Hoz	400,000	17.7

Anthony Marone	550,000	14.6

James Torgerson	1,200,000	—

In the cases of Messrs. Stuver, Mahoney, de Hoz and Marone salary increases reflect the compensation, nominating and corporate governance committee’s consideration of position to relevant market data provided by its consultant as compared to their experience and performance in the role. The salary increases were approved in recognition of the executives’ respective contributions, continued dedicated service to AVANGRID, and with respect to Messrs. de Hoz and Marone, their oversight responsibility for important Renewables and Networks strategic initiatives, respectively.

Annual Incentive – Plan Structure

Each of our executive officers, including NEOs, participated in the Executive Variable Pay Plan (the “EVP Plan”), our annual cash incentive plan, during the year ended December 31, 2020. The EVP Plan is designed to provide executives and certain other key employees of the company and its affiliates with the opportunity to earn annual incentive compensation through engagement in promoting the company’s objectives and superior management performance and is intended to promote the future growth and success of the company and its affiliates, and enhance the linkage between employee, customer and shareholder interests.

Officers and key employees of the company and its affiliates selected to participate by the board of directors and who were employed prior to October 1, 2020 were eligible to participate in the EVP Plan during 2020. The compensation, nominating and corporate governance committee approved a threshold, target, and maximum incentive opportunity levels for each NEO (as set forth below), expressed as a percentage of annual base salary as of December 31, 2020, which is dependent on the level of the employee’s position and the scope of the employee’s responsibilities. Payments under the EVP Plan are made in cash. Participants may elect, during the year preceding the performance period, to defer up to 100% of any potential cash incentive award into the AVANGRID Deferred Compensation Plan.

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Executive Compensation (continued)

Performance under the EVP Plan is measured under three levels (AVANGRID corporate, business/corporate function, and, for participants other than executive officers, individual business), which are weighted differently for participants based on their respective roles to reflect the business areas where each participant has the most significant impact on AVANGRID’s results. The tables below show the EVP Plan level allocation among the two categories of metrics for each NEO.

Name	Corporate Metrics (%)	Business/Corporate Function Metrics (%)

Dennis V. Arriola	100	–

Robert Kump	100	–

Douglas Stuver	50	50

R. Scott Mahoney	50	50

Alejandro de Hoz	35	65

Anthony Marone	35	65

James Torgerson	100	–

For NEOs, all EVP Plan corporate and business/corporate function metrics are set by the compensation, nominating and corporate governance committee and reflect AVANGRID’s key ESG and financial priorities driving business strategy. For 2020, the compensation, nominating and corporate governance committee determined that it was appropriate to remove total shareholder return as a corporate metric to eliminate the overlap with the corporate metrics in our long-term incentive plans and, as a supplement to the financial and operational metrics, include year-end net debt and reputation, brand and governance achievements as a reflection of AVANGRID’s focus on maintaining a strong balance sheet and commitment to sustainability and ESG.

Payouts under the EVP Plan are based upon achievement of the performance metrics and payouts for performance between levels are determined using straight-line linear interpolation. The level of achievement of the corporate metrics (threshold, target and maximum) is the same for each participant under the EVP Plan including the NEOs. Maximum performance is obtained by achieving maximum level of the performance goals and results in a payout equal to 200% of their respective base salaries for Messrs. Arriola and Torgerson, 135% of his base salary for Mr. Kump, 130% of their respective base salaries for Messrs. de Hoz and Marone, 120% of his base salary for Mr. Stuver, and 110% of his base salary for Mr. Mahoney. The table below sets forth the corporate metrics for the EVP Plan approved by the compensation, nominating and corporate governance committee:

Corporate Metrics	Threshold	Target	Maximum	2020 Results	Weight	% of Target Earned

Adjusted earnings per share ($)	2.17	2.27	2.37	2.173	35%	1.05%

Adjusted non reconcilable net operating expenses ($ million)	1,320	1,294	1,268	1,343	20%	—

Growth achievements Major project permits	0	1	2	2	11.25%	22.50%

Onshore (MW)	897	1,024	1,150	1,082.8	3.75%	5.51%

Year-end net debt	9,457	9,190	8,922	9,388	15%	3.90%

Reputation, brand and governance	0	50	100	100	5%	10.00%

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Executive Compensation (continued)

Corporate Metrics	Threshold	Target	Maximum	2020 Results	Weight	% of Target Earned

Health and safety targets Total incidence rate - employee	0.65	0.57	0.49	0.60	5%	3.13%

Total incidence rate - contractor	0.60	0.51	0.42	0.28	5%	10.00%

Total Achievement						56.09%

•

Adjusted earnings per share, as used for the purposes of the EVP Plan metric, is AVANGRID’s adjusted earnings per share as reported in AVANGRID’s Annual Report on Form 10-K for the year-ended December 31, 2020, further adjusted by an estimated $24 million in pre-tax transmission revenue related to the Federal Energy Regulatory Commission transmission return on equity matters and certain other non-controllable variances including certain additional impacts of COVID-19 due to collections, lost late fees, rate case settlement delays, and customer bill credits, certain Vineyard Wind capital expenditure write-offs, and a tax audit reserve. Adjusted earnings per share is a financial measure that was not prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). See Annex A to this proxy statement for a discussion of adjusted earnings per share as reported in AVANGRID’s Annual Report on Form 10-K for the year-ended December 31, 2020, as well as a reconciliation of adjusted earnings per share to earnings per share prepared in accordance with U.S. GAAP.

•

Adjusted non reconcilable net operating expenses, as used for the purposes of the EVP Plan metric excludes major storm costs that are recoverable and offset in gross margin and certain other items such as certain impacts of extraordinary weather, COVID-19 related-impacts due to collections, lost late fees, rate case settlement delays, and customer bill credits, legal settlement and merger costs and other preset items such as pensions and external services.

•

Growth achievements, as used for the purposes of the EVP Plan metric is based on the achievement of certain key strategic permitting milestones in our New England Clean Energy Connect (“NECEC”) transmission and Vineyard Wind projects.

•

Year-end net debt, as used for the purposes of the EVP Plan metric, means our net debt as of December 31, 2020, with certain adjustments made to reflect certain COVID-19 impacts such as collections, lost late fees, rate case settlement delays, and customer bill credits.

•

Reputation, brand and governance, as used for the purpose of the EVP Plan metric is based on the compensation, nominating and corporate governance committee’s qualitative assessment of efforts to enhance our reputation and brand and receive certain third-party governance recognitions.

•	Health and safety targets, as used for the purpose of the EVP Plan goal, is measured based upon achievement of targeted employee and contractor lost time accident (“LTA”) incidence rates.

Annual Incentive – Business/Corporate Function Metrics

Business objectives are established at the beginning of each year that are specific to the participant’s business area objectives. Subsequently, the levels of achievement of the business are measured against these pre-established goals and objectives. The business objectives are intended to be considered together with the corporate objectives (as described above) to ensure a tailored evaluation of performance and reflect AVANGRID’s financial, operational and ESG-related strategic objectives. EVP Plan awards are not payable if minimum performance targets are not met at the AVANGRID corporate level. Messrs. Arriola, Kump and Torgerson were not subject to business objectives in 2020. Their EVP Plan payouts were based solely on achievement of the corporate objectives.

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Executive Compensation (continued)

Douglas Stuver. As Senior Vice President – Chief Financial Officer, Mr. Stuver was subject to five business objectives during 2020, and his total achievement, reflecting both the business objectives and the corporate results, was equal to 95% of his target incentive opportunity, as determined by the compensation, nominating and corporate governance committee. Mr. Stuver’s business objectives for 2020 were related to:

•	achieving targeted purchasing savings;

•	achieving targets related to analyst ratings;

•	effectively managing average cost of debt;

•	maintaining effective internal controls in 2020; and

•	effectively managing combined personnel and external service costs.

R. Scott Mahoney. As Senior Vice President – General Counsel and Corporate Secretary, Mr. Mahoney was subject to five business objectives during 2020, and his total achievement, reflecting both the business objectives and the corporate results, was equal to 125% of his target incentive opportunity, as determined by the compensation, nominating and corporate governance committee. Mr. Mahoney’s business objectives for 2020 were related to:

•	successful achievement of governance enhancements;

•	achieving reductions in external legal costs;

•	obtaining positive results in certain Networks and Renewables legal matters; and

•	obtaining compliance and governance recognitions.

Alejandro de Hoz. As President and Chief Executive Officer of Renewables, Mr. de Hoz was subject to six business objectives during 2020, and his total achievement reflecting both his business objectives and the corporate results, was equal to 104% of his target incentive opportunity, as determined by the compensation, nominating and corporate governance committee. Mr. de Hoz business objectives for 2020 were related to:

•	achieving Renewables profitability targets;

•	achieving offshore wind project milestones;

•	achieving onshore wind project milestones, measured by megawatts placed in service;

•	achieving Renewables health and safety targets;

•	execution of specified growth targets in maturing pipeline;

•	achieving operational assets performance, including energetic availability and other key initiatives; and

•	a performance evaluation by the Renewables board of managers.

Anthony Marone. As President and Chief Executive Officer of Networks, Mr. Marone was subject to six business objectives during 2020, and his total achievement reflecting both the business objectives and corporate results, was equal to 96% of his target incentive opportunity, as determined by the compensation, nominating and corporate governance committee. Mr. Marone’s business objectives for 2020 were related to:

•	achieving Networks profitability targets;

•	achieving Networks health and safety targets;

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Executive Compensation (continued)

•	effectively implementing a growth plan, including plant additions and NECEC transmission project milestones;

•	achieving quality of service targets, including System Average Interruption Duration Index and customer satisfaction metrics;

•	achieving Networks operating efficiency targets, including overtime, capitalized labor and net operating expense targets;

•	achieving Networks net operating expense reduction targets; and

•	a performance evaluation by the Networks board of directors.

Annual Incentive – EVP Payouts

Based on the extent to which the company, Networks, Renewables and the corporate functions of finance and legal achieved the performance goals, as shown above, the following table shows the incentive eligible earnings and threshold, target and maximum incentive percentages and actual payout amounts for each NEO. These amounts are expressed as a percentage of incentive eligible earnings commensurate with such NEO’s position and scope of responsibilities for 2020 performance. The incentive opportunity as a percentage of base salary is based on industry-competitive practices and internal equity considerations. Additionally, the percentage of compensation at risk reflects levels of accountability and degree of influence each participant has with respect to the performance of the company. Senior executives have greater levels of accountability and degrees of influence, which corresponds to a greater percentage of base salary under the EVP Plan and, in turn, results in a greater aggregate payout opportunity. The range of the EVP Plan payout is set from 0% to 200% of target from threshold to maximum performance levels, respectively.

Name	Base Salary ($)	Threshold Incentive (% Base Salary)	Target Incentive (% Base Salary)	Maximum Incentive (% Base Salary)	Actual Performance (% Target)	Actual Incentive (% Base Salary)	Actual Incentive Amount ($)

Dennis V. Arriola (1)	1,100,000	0.00	100.00%	200.00%	56%	56%	278,894

Robert Kump	705,738	0.00	67.50%	135.00%	56%	38%	267,179

Douglas Stuver	500,000	0.00	60.00%	120.00%	95%	57%	284,532

R. Scott Mahoney	470,000	0.00	55.00%	110.00%	125%	69%	323,378

Alejandro de Hoz	400,000	0.00	65.00%	130.00%	104%	68%	270,166

Anthony Marone	550,000	0.00	65.00%	130.00%	96%	63%	344,895

James Torgerson (1)	1,200,000	0.00	100.00%	200.00%	56%	56%	280,430

(1)

Mr. Torgerson retired from the company as Chief Executive Officer effective June 23, 2020, and Mr. Arriola commenced as Chief Executive Officer on July 20, 2020. As such, each of Messrs. Mr. Arriola and Torgerson received a pro-rated payout based on his respective partial year of service. Mr. Torgerson’s and Mr. Arriola’s prorated eligible base salaries were $573,720 and $497,261, respectively.

Long-Term Incentive

We provide long-term equity incentive compensation to help align our executives’, including our NEOs’, interests with the long-term interests of our shareholders. We also grant long-term equity incentive awards in order to attract, motivate, and retain executive talent. Our long-term incentive compensation is designed to provide grants with multi-year performance periods that do not overlap followed by a multi-year retention period.

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Executive Compensation (continued)

2016 – 2019 Long-Term Incentive Plan. On July 14, 2016, the independent compensation forum of the board (the predecessor to the compensation, nominating and corporate governance committee, which was established in October 2016) granted Messrs. Torgerson, Kump, Marone, and Mahoney, performance stock units (“PSUs”) under the 2016-2019 Long Term Incentive Plan (the “2016 LTIP”). The 2016 LTIP was designed to promote the achievement of key strategic goals and retention of AVANGRID senior management. In determining the size of equity awards to these NEOs, the independent compensation forum considered peer group proxy and market survey data. Under the 2016 LTIP, PSUs are earned at the end of the four-year period to the extent that AVANGRID has met the performance goals established by the independent compensation forum. Earned PSUs are then paid in AVANGRID common shares over an additional three-year period, provided the grantee remains employed by the company or any affiliate through the applicable payment date or is separated from service due to death, disability or retirement. Unvested PSUs do not earn dividends. Please see the Outstanding Equity Awards at Fiscal Year-End Table beginning on page 65 for a summary of all outstanding PSU grants made to the NEOs under the 2016 LTIP.

The 2016 LTIP was tied to achievement of the following equally weighted performance metrics during the 2016 to 2019 performance period: net income (CAGR), operational efficiency (net debt/adjusted EBITDA), and share price performance. On February 18, 2020, the compensation, nominating and corporate governance committee evaluated the performance achievement under the 2016 LTIP. Earned PSUs will be issued and delivered in three equal installments. The first installment was delivered on May 1, 2020, the second installment was delivered on February 25, 2021, and the final installment will be issued and delivered between January 1, 2022 and March 31, 2022.

2020 Phantom Units. On March 18, 2020, the compensation, nominating and corporate governance committee granted Messrs. Stuver, Mahoney, de Hoz and Marone phantom share units (“Phantom Units”) under the Avangrid, Inc. Amended and Restated Omnibus Incentive Plan (the “Omnibus Incentive Plan”). These Phantom Unit awards were intended to facilitate retention and incentivize continued performance. The Phantom Units vest in three equal installments, the first installment vested on June 15, 2020, the second installment vested on February 25, 2021, and the final installment will vest between January 1, 2022 and March 31, 2022. Each installment has been or will be settled in a cash amount equal to the number of Phantom Units multiplied by the fair market value of AVANGRID’s common shares on the respective vesting dates, provided that the participant remains continuously employed with AVANGRID or any of its subsidiaries through such date. In addition, to the extent not previously forfeited, the Phantom Units also become vested upon the participant’s death or termination of employment due to disability. Unvested Phantom Units do not earn dividends. A summary of the Phantom Units awarded to the NEOs is as follows:

Name	Grant Date	Phantom Share Units (#)	Grant Date Value of Phantom Share Units ($) (1)

Douglas Stuver	March 18, 2020	8,260	414,404

R. Scott Mahoney	March 18, 2020	22,775	1,142,622

Alejandro de Hoz	March 18, 2020	18,876	947,009

Anthony Marone	March 18, 2020	16,255	815,513

(1)

For discussion of the assumptions used in these valuations, see Note 26 – Stock-Based Compensation of our audited consolidated financial statements for the year ended December 31, 2020 included in our 2020 Annual Report on Form 10-K.

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Executive Compensation (continued)

2020 – 2022 Long-Term Incentive Plan. On February 15, 2021, the compensation, nominating and corporate governance committee adopted the 2020 – 2022 Long-Term Incentive Plan (the “2020 LTIP”) pursuant to the Omnibus Incentive Plan. The compensation, nominating and corporate governance committee did not make PSU grants during 2020. The 2020 LTIP is designed to align the interests of executives and key employees with the company’s shareholders and motivate sustained performance over the long term by promoting the achievement of the company’s key strategic business and ESG goals. While the 2020 LTIP design is consistent with the design of the 2016 LTIP, the compensation, nominating and corporate governance committee changed the plan design to (i) include a two-year performance period (rather than a four-year performance period, which was aligned with the long-term incentive plan of Iberdrola, S.A., the company’s majority shareholder) as a reflection of the unique challenges presented by setting long-term performance objectives during 2020 due to the impacts of COVID-19 corresponding with a Chief Executive Officer succession and (ii) incorporate corporate-wide ESG goals that the compensation, nominating and corporate governance committee believes can positively impact the company’s operational performance.

Under the 2020 LTIP, PSUs are earned at the end of the two-year performance period measured from January 1, 2021 through December 31, 2022 to the extent that the company has met the performance goals established by the compensation, nominating and corporate governance committee. Earned PSUs are then paid in the company’s common shares over an additional three-year retention period, provided the grantee remains employed by the company or any affiliate through the applicable payment date or is separated from service due to death, disability or retirement. Unvested PSUs do not earn dividends. A summary of all outstanding PSU grants made to the NEOs under the 2020 LTIP is as follows:

Name (1)	Grant Date	Threshold Performance Share Units (#)	Target Performance Share Units (#)	Maximum Performance Share Units (#)	Grant Date Fair Value of Performance Share Units ($)(1)

Dennis V. Arriola	February 15, 2021	0	125,000	250,000	7,773,716

Robert Kump	February 15, 2021	0	41,500	83,000	2,580,874

Douglas Stuver	February 15, 2021	0	22,500	45,000	1,399,269

R. Scott Mahoney	February 15, 2021	0	21,000	42,000	1,305,984

Alejandro de Hoz	February 15, 2021	0	10,000	20,000	621,897

(1)	Due to the recent announcement of his retirement, Mr. Marone was not granted PSUs under the 2020 LTIP.

(2)

The fair value of the PSUs on the grant date was $36.46 per share, which was determined using valuation techniques to forecast possible future stock prices, applying a weighted average historical stock price volatility of AVANGRID and industry companies, a risk-free rate of interest that is equal, as of the grant date, to the yield of the zero-coupon U.S. Treasury bill and a reduction for the respective dividend yield calculated based on the most recent quarterly dividend payment and the stock price as of the grant date.

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Executive Compensation (continued)

The 2020 LTIP is tied to achievement of the following performance objectives during the 2021 to 2022 performance period:

Objective	Weight	Threshold (0%)	Target (50%)	Maximum (100%)

Adjusted Net Income (1)	35%	$731M	$877M	$1.023B
Total Shareholder Return (2)	35%	Less than 25th percentile	50th percentile	75th percentile or greater
Sustainability (3)	30%	Zero Achievements	Two Achievements	Four Achievements

(1)

Adjusted Net Income, as used for the purposes of the 2020 LTIP objective, is calculated based on AVANGRID’s adjusted net income excluding certain non-recurring adjustments as reported in the company’s earnings release or annual report on Form 10-K.

(2)	Total Shareholder Return, as used for the purposes of the 2020 LTIP objective, is calculated based on AVANGID’s percentile ranking within the S&P 500 utilities peer companies.

(3)

Sustainability, as used for the purposes of the 2020 LTIP objective, is measured based on achievement of corporate-wide ESG goals that the compensation, nominating and corporate governance committee believe can positively impact AVANGRID’s operational performance and include key project milestones, supplier sustainability targets, and driving a diverse and inclusive culture.

Sign-On Bonus

In connection with the commencement of his employment as Chief Executive Officer, Mr. Arriola received a special one-time transition and employment inducement award of $3,300,000 in the aggregate intended to offset certain compensation opportunities Mr. Arriola forfeited when he left his former employer. The inducement award is payable in four installments subject to his continued employment through each payment date, as follows: (i) $300,000 on the first regular payroll pay date following the commencement of his employment, which was July 20, 2020; (ii) $1,000,000 on the first regular payroll pay date following December 31, 2020; (iii) $1,000,000 on the first regular payroll pay date following December 31, 2021; and (iv) $1,000,000 on the first regular payroll pay date following December 31, 2022. In the event that the Mr. Arriola voluntarily resigns his employment without “good reason” (as defined in his employment agreement) before December 31, 2023, he must repay to AMC the one-time payment made by the company in that calendar year no later than six months after his date of termination.

Perquisites and Other Personal Benefits

We offer a limited number of perquisites and other personal benefits to our executive officers, including NEOs. Perquisites are not a material part of our compensation program. Our compensation, nominating and corporate governance committee reviews the levels of perquisites and other personal benefits provided to our NEOs. See “Executive Compensation—Summary Compensation Table—All Other Compensation”.

Post-Employment Compensation Arrangements

To attract and retain diverse talent, we offer various arrangements that provide certain post-employment benefits in order to alleviate concerns that may arise in the event of an employee’s separation from service with us and enable employees to focus on their duties while employed by us. These post-employment benefits are provided through employment agreements, letter agreements and severance agreements as described more fully below under “Executive Compensation—Summary of Employment Agreements” and “Executive Compensation—Potential Payments upon Termination or Change in Control.”

Certain of our NEOs also participate in qualified defined benefit pension and non-qualified deferred compensation plans. See “Executive Compensation—Pension Benefits” and “Executive Compensation—Nonqualified Deferred Compensation.”

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Executive Compensation (continued)

Messrs. Arriola, Stuver, Kump, and Mahoney also may participate in a defined contribution 401(k) retirement plan, administered through ASC, a wholly-owned subsidiary of the company, and is available to substantially all of our non-union employees. Mr. de Hoz may participate in a defined contribution 401(k) retirement plan administered by Renewables and Messrs. Marone and Torgerson, were eligible to participate in a defined contribution 401(k) retirement plan administered by UIL Holdings Corp.

Compensation and Risk

We annually conduct risk assessments to determine the extent, if any, to which our compensation practices and programs may create incentives for excessive risk-taking. We believe our compensation program mitigates risk by emphasizing long-term compensation and financial performance measures, rather than simply rewarding shorter-term performance and payout periods, which discourages imprudent short-term decision making and risk taking. For these reasons, we do not believe that our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on us.

Stock Ownership and Retention Guidelines

In February 2017, we implemented a stock ownership policy designed to align the interests of our executive officers with those of the company’s shareholders by requiring all executive officers to maintain a stated level of stock ownership. Pursuant to this policy, each executive officer must retain at least 50% of net shares paid as incentive compensation until such officer has met or exceeded his or her respective ownership requirement. In accordance with this policy, our Chief Executive Officer is required to hold shares equal to at least five times his base salary and our other NEOs are required to hold shares equal to at least three times their base salary.

Clawback Policy

Effective February 15, 2018, our board, upon the recommendation of the compensation, nominating and corporate governance committee, approved an executive compensation recovery policy (i.e., clawback policy), which provides that the compensation, nominating and corporate governance committee may require executive officers to repay or deliver certain executive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under federal securities laws.

No Excise Tax Gross-up Provisions

We have no excise tax gross-up provisions in executive employment or change in control arrangements or executive compensation plans and, as a part of the company’s response to feedback from our shareholders, our board of directors and the compensation, nominating and corporate governance committee have committed to not including excise tax gross-up provisions in any new arrangements or plans.

Prohibition Against Hedging, Pledging and Similar Transactions

Pursuant to our insider trading policy, short sales, hedging or similar transactions, derivatives trading and pledging AVANGRID securities or using AVANGRID securities as collateral are prohibited for all AVANGRID directors, officers (including our NEOs), employees, consultants and contractors.

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Executive Compensation (continued)

Summary Compensation Table

The following table provides certain information concerning the compensation for services rendered to us during the three years ended December 31, 2020 by (i) our principal executive officer, (ii) an executive officer who served as the interim principal executive officer for a portion of 2020, (iii) our principal financial officer, (iv) each of the three other most highly-compensated individuals in 2020 who were serving as executive officers of the company as of December 31, 2020, and (v) our former principal executive officer who retired from the company during 2020.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)

Dennis V. Arriola(6) Chief Executive Officer	2020	465,385	300,000	—	278,894	—	735,050	1,779,329

Robert Kump President & Deputy CEO	2020	705,738	—	—	267,179	391,456	79,124	1,443,497
	2019	705,738	—	—	371,762	488,346	78,974	1,644,820
	2018	705,206	100,000	—	1,230,291	48,595	78,824	2,162,916

Douglas Stuver Senior Vice President – Chief Financial Officer	2020	498,077	—	414,404	284,532	—	25,650	1,222,663
	2019	445,210	—	—	231,750	—	25,200	702,160
	2018	294,703	—	129,108	166,322	—	87,902	678,035

R. Scott Mahoney Senior Vice President – General Counsel & Corporate Secretary	2020	468,461		1,142,622	323,378	644,894	8,550	2,587,995
	2019	429,423	—	—	258,430	763,708	8,400	1,459,961
	2018	413,999	—	—	465,261	200,864	8,250	1,088,374
Alejandro de Hoz President and CEO of Renewables	2020	397,692	—	947,009	270,166	—	175,172	1,790,039

Anthony Marone III President and CEO of Networks	2020	547,308	—	815,513	344,895	2,004,427	9,750	3,721,893
	2019	427,122	—	—	260,223	1,204,209	8,400	1,899,954

James Torgerson Former Chief Executive Officer	2020	609,231	—	—	280,430	—	335,632	1,225,293
	2019	1,196,149	—	—	861,600	—	200,700	2,258,449
	2018	1,096,162	500,000	3,080,264	847,660	—	185,350	5,709,436

(1)	Mr. Arriola received a $300,000 sign on bonus in connection with the commencement of his employment as Chief Executive Officer on July 20, 2020.

(2)

“Stock Awards” reflect the aggregate grant date fair value of the long-term incentive equity awards, computed in accordance with Financial Accounting Standards Board Accounting Standard Codification, Topic 718. For discussion of the assumptions used in these valuations, see Note 26 – Stock-Based Compensation of our audited consolidated financial statements for the year ended December 31, 2020 included in our 2020 Annual Report on Form 10-K.

(3)

The amounts shown represent the components of the cash bonuses relating to the attainment of performance metrics earned by the NEOs under our EVP Plan, as discussed more fully in the section entitled “Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive – EVP Payouts.”

(4)

The “Change in Pension Value and Nonqualified Deferred Compensation Earnings” reflects the aggregate increases in actuarial present value of the accumulated benefit under the defined benefit and actuarial pension plans in which the NEO participated (in the case of Mr. Kump, the Retirement Benefit Plan for Employees of NYSEG (“NYSEG Pension Plan”); in the case of Mr. Mahoney, the Retirement Income Plan Non-Union Employees of CMP (“CMP Pension Plan”) and Energy East Corporation ERISA Excess Plan (“Energy East Excess Plan”); and in the case of Mr. Marone, The

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Executive Compensation (continued)

United Illuminating Company Pension Plan (“UI Pension Plan”) and The United Illuminating Company Supplemental Executive Retirement Plan (“UI SERP”). For discussion of the assumptions used in these valuations, see Note 17 – Post-retirement and Similar Obligations of our consolidated financial statements for the fiscal year ended December 31, 2020 included in our 2020 Annual Reports on Form 10-K.

(5)	Amounts reported under “All Other Compensation” for 2020 include:

(a)	For Mr. Arriola, $519,721 in relocation expenses, $198,229 in tax gross-up on relocation expenses; and $17,100 in employer contributions to the Avangrid, Inc. 401(k) Plan (the “401(k)” Plan”).

(b)	For Mr. Stuver, $25,650 in employer contributions to the 401(k) Plan.

(c)	For Mr. Kump, $8,550 in employer contribution to the 401(k) Plan and company contribution of $70,574 representing 10% of base salary to the Avangrid Deferred Compensation Plan.

(d)	For Mr. Mahoney, $8,550 in employer contributions to the 401(k) Plan.

(e)

For Mr. de Hoz, $39,400 in employer contributions to the 401(k) Plan, $98,913 in company contributions into the Iberdrola Renewables, Inc. and Avangrid Deferred Compensation Plans, $34,818 for an Executive Overseas Transfer Allowance and other International Assignee benefits, and $2,041 in relocation expenses.

(f)	For Mr. Marone, $9,750 in employer contribution to the 401(k) Plan.

(g)

For Mr. Torgerson, $25,650 in company contributions to the 401(k) Plan, company contribution of $180,000 representing 15% of base salary to the UIL Holdings Corporation Deferred Compensation Plan (“UIL Deferred Compensation Plan”), which merged into the Avangrid Deferred Compensation plan effective June 30, 2020, $111,346 in unused paid time off, a retirement gift equal to $10,000, plus $8,636 in tax gross-up payable in connection with the retirement gift.

(6)	Mr. Torgerson retired as Chief Executive Officer on June 23, 2020, and was succeed by Mr. Arriola as Chief Executive Officer, effective July 20, 2020.

Grants of Plan-Based Awards

The following table sets forth the information concerning the grants or modifications of any plan-based compensation to each NEO during 2020. The non-equity awards described below were made under our EVP Plan.

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All other stock awards: Number of shares of stock or units (3) (#)	Grant Date Fair Value of Stock Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Dennis V. Arriola (2)	7/20/2020	0	497,261	994,521	—	—	—	—	—
Robert Kump	2/18/2020	0	476,373	952,746	—	—	—	—	—
Douglas Stuver	2/18/2020	0	300,000	600,000	—	—	—	—	—
	3/18/2020	—	—	—	—	—	—	8,260	414,404
R. Scott Mahoney	2/18/2020	0	258,500	517,000	—	—	—	—	—
	3/18/2020	—	—	—	—	—	—	22,775	1,142,622
Alejandro de Hoz	2/18/2020	0	260,000	520,000	—	—	—	—	—
	3/18/2020	—	—	—	—	—	—	18,876	947,009
Anthony Marone III	2/18/2020	0	357,500	715,000	—	—	—	—	—
	3/18/2020	—	—	—	—	—	—	16,255	815,513
James Torgerson (2)	2/18/2020	0	573,720	1,147,440	—	—	—	—	—

(1)

Amounts represent estimated possible payments at threshold, target and maximum achievement under the EVP Plan. Actual amounts paid under the EVP Plan for 2020 are shown in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.” For more information on the performance metrics applicable to these awards, see “Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive.”

(2)

Non-Equity Incentive Plan Awards Target and Maximum are prorated to reflect Mr. Torgerson’s retirement on June 23, 2020, and Mr. Arriola’s commencement as Chief Executive Officer, effective July 20, 2020.

(3)	Amounts represent the Phantom Share Units granted under the Omnibus Incentive Plan.

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Executive Compensation (continued)

Summary of Employment Agreements

A summary of the material terms of our employment agreements with Messrs. Arriola, Stuver, Kump, Mahoney, de Hoz, Marone and Torgerson is provided below.

Dennis Arriola

Mr. Arriola entered into an employment agreement with AMC on June 11, 2020, effective with the commencement of his employment on July 20, 2020. The agreement provides for an initial base salary of $1,100,000 and an annual bonus opportunity with a target amount of 100% of base salary with a maximum bonus of 200% of base salary. The agreement provides for an initial grant under the 2020 LTIP of 250,000 PSUs, which were granted on February 15, 2021. The agreement also provides for a grant of 35,000 RSUs, one half granted in January 2021 and one half granted in January 2022, which will be granted during 2021 following shareholder approval of the amendment to the Omnibus Incentive Plan to raise the limit on the number of shares that may be granted to one individual in a fiscal year under the Omnibus Incentive Plan. Mr. Arriola is also eligible to participate in the company’s 401(k) plan, health and welfare plans, and other benefits on the same terms as all other employees; provided, that in the event that Mr. Arriola becomes eligible to receive benefits under the company’s long term disability plan, the company shall supplement such benefits so that Mr. Arriola receives aggregate benefits under the long term disability plan and all other disability income sources of not less than 85% of Mr. Arriola’s base salary at the time such disability commenced.

The agreement provides for one-time relocation benefits to relocate Mr. Arriola from California to Connecticut. If Mr. Arriola voluntarily resigns his employment without “good reason” or is terminated for “cause” (each as defined in the employment agreement) under certain circumstances, then Mr. Arriola’s relocation benefits are subject to repayment.

The agreement provides for a special one-time transition and employment inducement award of $3,300,000 in the aggregate, which will be payable in four installments subject to continued employment through each payment date, as follows: (i) a $300,000 on the first regular payroll pay date following commencement of his employment; (ii) $1,000,000 on the first regular payroll pay date following December 31, 2020; (iii) $1,000,000 on the first regular payroll pay date following December 31, 2021; and (iv) $1,000,000 on the first regular payroll pay date following December 31, 2022. In the event that the Mr. Arriola voluntarily resigns his employment without “good reason” (as defined in his employment agreement) before December 31, 2023, he must repay to AMC the one-time payment made by the company in that calendar year no later than six months after his date of termination.

In the event that Mr. Arriola’s employment is terminated by AMC without “cause” or by Mr. Arriola for “good reason” (each as defined in his employment agreement), Mr. Arriola will be entitled to receive, subject to the execution of a release of claims, (i) a severance payment equal to the sum of his then-current annual base salary plus an amount equal to his then-current annual target bonus, (ii) actual incentive for the year pro-rated through date of termination based on actual performance, (iii) monthly reimbursement for COBRA premium for himself and his dependents for a period of twelve (12) months following the date of termination, (iv) immediate vesting of any RSUs outstanding that were granted pursuant to his employment agreement. If such termination occurs on or before December 31, 2022, Mr. Arriola would (i) receive a lump sum payment equal to 50% of the initial PSUs granted (i.e. 125,000) multiplied by the closing price of the company’s shares of common stock at the date of termination, and (ii) also be entitled to continue to vest in a pro-rated portion of 50% of initial PSUs granted, subject to the attainment of performance objectives under the 2020 LTIP.

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In the event that Mr. Arriola’s employment is terminated by AMC without “cause” or by Mr. Arriola for “good reason” within one year of a “change in control” (as defined in the employment agreement), Mr. Arriola will be entitled to receive (i) a severance payment equal to the sum of two times (2x) his then-current annual base salary and two times (2x) an amount equal to his then-current annual target bonus, (ii) actual incentive for the year pro-rated through the date of termination, based on actual performance, (iii) monthly reimbursement for COBRA premium for himself and his dependents for a period of twelve (12) months following the date of termination, (iv) immediate vesting of any RSUs outstanding that were granted pursuant to his employment agreement. Mr. Arriola will also be eligible to vest in the full amount of initial PSUs granted, subject to performance conditions, provided that 50% of the initial PSUs will be deemed to have been achieved at 100% performance and the second half based on actual performance as of the change in control date. The employment agreement also provides for a reduction in amounts payable under certain circumstances to the maximum amount that does not trigger the excise tax imposed by Section 4999 of the Code unless the executive would be better off (on an after-tax basis) if the executive received all payments and benefits and paid all excise and income taxes.

In the event that Mr. Arriola’s employment is terminated due to resignation without “good reason”, by retirement, death or disability, Mr. Arriola will be entitled to receive actual incentive for the year, pro-rated through date of termination based on actual performance.

The employment agreement contains 12-month post-employment non-competition and non-solicitation provisions.

Robert Kump

Mr. Kump entered into an employment agreement with Networks and ASC (formerly Iberdrola USA Management Corporation), a subsidiary of AVANGRID, dated October 1, 2010, to serve as chief executive officer of Networks. At the time of execution of this agreement, this agreement was made with the entity formerly known as Iberdrola USA, Inc., which changed its name to Iberdrola USA Networks, Inc. during a corporate reorganization in 2013 and later to Networks following the acquisition of UIL in 2015. On June 5, 2019, Mr. Kump was promoted to the role of President and Deputy Chief Executive Officer of AMC.

The agreement provides for an initial base salary of $600,000 and an annual bonus opportunity with a target amount of 55% of base salary with a maximum bonus of 110% of base salary. Effective January 7, 2018, Mr. Kump’s annual base salary was increased to $705,738 and his annual bonus opportunity was increased to a maximum bonus opportunity of 135% of base salary. The agreement provides that Mr. Kump will be a participant in an employer-funded non-qualified individual account deferred compensation arrangement with annual contributions equal to 10% of base salary and provides he will participate in all employee benefit plans and incentive compensation plans made available to Networks executives, other than the Energy East Supplemental Executive Retirement Plan, the Energy East Excess Plan or any compensation or non-qualified compensation plan not explicitly reflected in the employment agreement.

In the event that Mr. Kump’s employment is terminated without “cause,” by Mr. Kump for “good reason,” or Mr. Kump’s death or disability, he shall be entitled to receive a lump sum payment equal to the sum of (i) his current annual base salary and (ii) an amount equal to his annual bonus for the prior year. In addition, unless the company elects to waive Mr. Kump’s compliance with the certain provisions of the Employee Invention and Confidentiality Agreement made as of February 8, 2001 between Mr. Kump and Networks from and after the date that is six months after the date of termination, Networks shall make an additional lump sum payment to Mr. Kump equal to six months of his current base salary.

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Executive Compensation (continued)

The employment agreement provides that Mr. Kump and Networks acknowledge that the Agreement and Release between Mr. Kump and Networks executed on September 25, 2009 shall remain in full force and effect, except as modified by the terms of his employment agreement. Pursuant to the Agreement and Release, Mr. Kump withdrew a notice of termination of employment from Energy East Management Corporation, a predecessor of ASC, in exchange for a one-time settlement payment of $1,000,000, which was paid six months and one day following the execution of the Agreement and Release. Mr. Kump’s employment agreement with the company also provides that the Agreement and Release between Mr. Kump and Networks that was executed on September 25, 2009 will remain in full force and effect. The parties agree that the amount payable to Mr. Kump pursuant to such Agreement and Release will be increased by an amount equal to the amount earned by the Energy East Management Corporation Benefit Trust on its initial investment of $3,333,241 in a financial vehicle of the company’s choosing with the goal of obtaining a net guaranteed level of interest without risk of loss of principal.

Douglas Stuver

On July 19, 2018, AMC entered into an employment agreement with Mr. Stuver, effective as of July 8, 2018. The employment agreement provides for an initial base salary of $325,461, subject to annual review and adjustment, and Mr. Stuver’s continued participation in the EVP Plan. Effective January 5, 2020, Mr. Stuver’s annual base salary was increased to $500,000 and his maximum incentive opportunity under the EVP Plan was increased to 120% of his base salary. Mr. Stuver is also eligible to participate in the company’s 401(k) plan, health and welfare plans, and other benefits on the same terms as all other employees; provided, that in the event that Mr. Stuver becomes eligible to receive benefits under the company’s long term disability plan, the company shall supplement such benefits so that Mr. Stuver receives aggregate benefits under the long term disability plan and all other disability income sources of not less than 85% of Mr. Stuver’s base salary at the time such disability commenced.

In the event that Mr. Stuver’s employment is terminated without “cause” or he resigns for “good reason” (each as defined in the employment agreement), Mr. Stuver will be entitled to receive, subject to the execution of a release of claims, a severance payment equal to the sum of (i) his base salary and (ii) the annual incentive award paid to Mr. Stuver with respect to the year immediately preceding the year in which such termination or resignation occurred.

If Mr. Stuver’s employment is terminated due to his disability, he will be entitled to receive his base salary through the date of termination, which is 30 days after the notice of termination is given. In the event of his resignation without good reason or due to Mr. Stuver’s retirement, he will be entitled to receive his base salary through the date of termination, which is not less than 30 days and not more than 60 days after the notice of termination is given.

The employment agreement also provides for a reduction in amounts payable under certain circumstances to the maximum amount that does not trigger the excise tax imposed by Section 4999 of the Code unless the executive would be better off (on an after-tax basis) if the executive received all payments and benefits and paid all excise and income taxes. This provision only applies in the event of a termination of Mr. Stuver’s employment without cause or resignation for good reason within one year following a “change in control” (as defined in his employment agreement). The employment agreement contains 12-month post-employment non-competition and non-solicitation provisions.

R. Scott Mahoney

Mr. Mahoney entered into an employment agreement with Energy East Management Corporation, a predecessor of ASC, dated March 1, 2008, to serve as Deputy General Counsel. The initial term of the agreement was from March 1, 2008 to February 28, 2009 but is automatically extended unless either party gives notice of non-renewal. The agreement provides

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for an initial base salary of $200,000 and participation in all employee benefit plans and incentive compensation plans made available to comparable executives. In the event that Mr. Mahoney’s employment is terminated without “cause,” he shall be entitled to severance equal to one year of base salary. For purposes of the agreement, “cause” is generally defined as (i) willful and continued failure to substantially perform his duties (other than resulting from incapacity due to physical or mental illness), (ii) the willful engaging in conduct which is demonstrably and materially injurious to AVANGRID or its affiliates, monetarily or otherwise. The agreement contains provisions preventing disclosure of confidential information, a 12-month post-termination non-compete and a 12-month post-termination non-solicitation. Effective January 5, 2020, Mr. Mahoney’s annual base salary was increased to $470,000 and his maximum annual incentive opportunity was increased to 110%.

Alejandro de Hoz

Mr. de Hoz initially accepted an offer of employment dated August 24, 2017 with Avangrid Renewables as Vice President – U.S. Offshore Development, effective when he commenced employment on November 3, 2017. His initial offer provided for an initial base salary of $235,000 and maximum incentive opportunity of 70%. On October 13, 2019 Mr. de Hoz was appointed Avangrid Renewables President and CEO with a base salary of $340,000 and maximum incentive of 80%. Mr. de Hoz’ base salary was increased to $400,000 and his maximum bonus opportunity was increased to 130% of base salary effective January 5, 2020.

His offer letter also provides for payment of an executive overseas transfer premium to assist him in his transition to the United States equal to 15% of base salary for year one, 13% of base salary for year two, 9% of base salary for year three and 4% of base salary for year four, which expires on October 23, 2021. Mr. de Hoz is eligible for all employee benefits available to Avangrid Renewables employees, including personal time off, life insurance and international medical insurance, and is also eligible for standard relocation package of $30,000, immigration assistance and tax assistance for the first year.

Anthony Marone

Mr. Marone entered into an employment agreement with The United Illuminating Company, dated March 30, 2004, as amended on each of November 18, 2004, August 4, 2008, and September 20, 2016. On September 12, 2016, Mr. Marone was appointed CEO and President of UIL. The initial term of the agreement was from March 30, 2004 to March 30, 2006, subject to automatic renewal for successive one-year terms unless the company gives 90 days’ notice of non-renewal. The agreement provides for an initial base salary of $121,540 and participation in all employee benefit plans and incentive compensation plans made available to management employees. Mr. Marone entered into a second amended and restated employment agreement with ASC dated May 4, 2020 and effective June 5, 2019, superseding and replacing all prior agreements. Mr. Marone’s base salary was increased to $550,000 and his maximum bonus opportunity was increased to 130% of base salary effective January 5, 2020.

In the event that Mr. Marone’s employment is terminated without “cause,” (as defined in the employment agreement) or in the event of a “constructive termination event” (as defined in the employment agreement) he is entitled to receive (i) unpaid base salary through the date of termination as well as certain other amounts owed to him (including unreimbursed business expenses, accrued but unpaid vacation and holidays and amounts payable due to participation in certain predecessor plans and the deferred compensation plans); (ii) any earned but unpaid annual short-term incentive bonus, (iii) a pro-rated short-term incentive bonus calculated as if Mr. Marone had been employed on the last day of the year in which he terminates, based on actual performance with respect to the achievement of UIL and AVANGRID

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Executive Compensation (continued)

corporate goals and the board’s (or a committee thereof) determination of Mr. Marone’s performance; (iv) benefits or amounts payable, on account of Mr. Marone’s participation in any elective deferred compensation plan determined in accordance with the terms and conditions of such plan; (v) benefits or amounts payable, on account of Mr. Marone’s participation in any long-term incentive compensation plan and equity compensation plan or arrangement as determined in accordance with the terms and conditions of such plans and arrangements; (vi) lump sum severance payment, equal to: (1) 1/12 of the annual base salary rate in effect immediately prior to the date of termination; and (2) 1/12 of the annual short-term annual incentive compensation payment to which Mr. Marone would be entitled, calculated as if he had been employed on the last day of the year of his termination, and as if both personal goals and AVANGRID corporate goals had been achieved at target, multiplied by the number of whole and partial years of Mr. Marone’s service with the company at termination (not to be less than 12 nor more than 24 years); and (vii) benefits under the company’s health plans during the COBRA continuation period on the same terms as are then available to active employees.

On a termination due to death, disability or resignation by Mr. Marone that does not constitute a “constructive termination”, Mr. Marone (or his estate, as applicable) is entitled to receive the benefits described in (i) through (v) above (but Mr. Marone will not be entitled to receive the pro-rated annual described in (iii) above in the event of a resignation), as well as an extension of short-term disability benefits at 50% of base salary if his length of employment is of such short duration that his short term disability benefits would otherwise expire pending the earlier determination that Mr. Marone is eligible to receive long-term disability benefits or termination of his employment by reason of disability. On a termination for “cause” or by Mr. Marone on fewer than 90 days’ notice, he would be entitled to receive only the benefits described in (i), (ii) and (iv) above.

The obligation to make payments on a separation from service is generally conditioned upon the execution and delivery by Mr. Marone of a full and effective release of any and all claims against any member of the AVANGRID Group and each of their respective directors, members, officers, employees, agents, and attorneys. In addition, ASC shall be relieved of its obligations to make severance and subsidized COBRA payments in the event that Mr. Marone breaches his restrictive covenants (including confidentiality, and 12-month post-employment non-competition and non-solicitation provisions) or if he breaches his disclosure and assignment of inventions and discoveries obligations under the agreement.

On February 4, 2021, Mr. Marone announced his retirement as President and Chief Executive Officer of Networks effective February 28, 2021. Mr. Marone’s employment with Networks will end on April 30, 2021. Mr. Marone will be succeeded by Catherine S. Stempien who will commence as President and Chief Executive Officer of Networks on March 15, 2021.

James Torgerson

Mr. Torgerson retired as Chief Executive Officer on June 23, 2020.

Mr. Torgerson entered into an employment agreement dated as of January 1, 2016, to serve as Chief Executive Officer of AVANGRID. The agreement provides for a base salary of $1,000,000 as of January 1, 2016, subject to annual review and adjustment. Effective January 6, 2019, Mr. Torgerson’s base salary was increased to $1,200,000. Mr. Torgerson is also eligible for (i) an annual bonus equal to 50% of base salary for “satisfactory” performance, 100% for “good” performance and 150% for “excellent” performance, which was increased to 200% by the board of directors upon the recommendation of the compensation, nominating and corporate governance committee on March 16, 2017, and (ii) an initial long-term

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incentive equal to 200% of base salary for “excellent performance” (subject to and in accordance with our long-term incentive compensation plan). The agreement provides for Mr. Torgerson’s continued participation in the UIL Deferred Compensation Plan with annual Company Discretionary Contributions (as such term is defined in the plan) of $1,000,000 for 2016 and 15% of Mr. Torgerson’s base salary thereafter, provided that Mr. Torgerson is employed by us on the date of each contribution. Other than in the context of a termination due to a “constructive termination event,” Mr. Torgerson is required to give at least 90 days prior written notice in order to terminate his employment.

Summary of Executive Variable Pay Plan

In the event that a participant under the EVP Plan is terminated for any reason other than retirement, disability or death, or the participant is no longer employed by the company or an affiliate due to the participant’s employer ceasing to be a member of the company’s controlled group due a sale or other transaction that does not constitute a “change in control” (as defined in the EVP Plan), such participant shall not be entitled to receive the EVP Plan award unless otherwise determined by the board in its sole discretion. In the event of retirement, disability or death, or the participant is no longer employed by the company or an affiliate due to the participant’s employer ceasing to be a member of the controlled group due a sale or other transaction that does not constitute a “change in control” (as defined in the EVP Plan), the participant is entitled to receive a prorated award based on the number of days of participation. The participant must have been an active employee during at least three months of the relevant calendar performance period in order to be eligible to receive the pro-rated award. For additional information about the EVP Plan, see the section entitled “Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive – Plan Structure” beginning on page 47.

Summary of Equity Incentive Plans

Avangrid, Inc. Amended and Restated Omnibus Incentive Plan

At the 2016 annual meeting, shareholders approved the Avangrid, Inc. Omnibus Incentive Plan, which was amended and restated by our board of directors on March 16, 2017, to eliminate the “evergreen” feature so that shareholder approval is required to increase the number of shares available for equity grants under the plan (the “Omnibus Incentive Plan”). The Omnibus Incentive Plan provides for grants of stock options (both stock options intended to be “incentive stock options” under Section 422 of the Code and non-qualified stock options), stock appreciation rights, restricted stock, restricted stock units, dividend equivalent rights, cash-based awards and other stock-based or stock-related awards (including performance awards) pursuant to which our common stock, cash or other property may be delivered. Each award is evidenced by an award agreement, which will govern that award’s terms and conditions. The maximum number of shares allocated to all participants under all subplans of the Omnibus Incentive plan may not exceed 2,500,000 AVANGRID shares.

2016 LTIP

PSUs granted under the 2016 LTIP were earned at the end of the four-year performance period to the extent the performance goals were met and become vested and paid in the company’s common shares over an additional three-year period, provided the participant remains employed by the company or any affiliate through the applicable payment date. The 2016 LTIP has a term of seven years, within which the period between financial years 2016 and 2019 is the period for evaluation of achievement of the performance goals and the period between financial years 2020 and 2022 is the vesting and payment period.

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Executive Compensation (continued)

In the event that a participant under the 2016 LTIP is terminated for any reason other than death, disability, retirement, resignation for “good reason” or termination by the company without “cause” (all as defined in the 2016 LTIP) prior to the payment date, such participant shall not be entitled to receive the outstanding unvested awards. In the event of retirement, disability, death or resignation for “good reason” prior to the payment date, the participant is entitled to a prorated award based on the number of days of participation, subject to the objectives having been achieved and certain other conditions having been fulfilled. PSUs will be payable in shares of the company’s common stock.

If there is a change in control during the three-year payment period that constitutes a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5)(i), then all outstanding PSUs will vest based on the actual performance levels achieved at the end of the performance period and the compensation, nominating and corporate governance committee may, in its sole discretion, accelerate payment of shares of common stock in respect of such PSUs.

For additional information about the 2016 LTIP, see the section entitled “Compensation Discussion and Analysis—Elements of Compensation—Long Term Incentive” beginning on page 51.

2020 – 2022 LTIP

PSUs granted under the 2020 – 2022 LTIP are earned at the end of the two-year performance period to the extent that the company has met the performance goals established by the compensation, nominating and corporate governance committee. Earned PSUs then vest and are paid in the company’s shares of common stock over an additional three-year period, provided the participant remains employed by the company or any affiliate through the applicable payment date. The 2020 LTIP has a term of five years, within which the period between financial years 2021 and 2022 is the period for evaluation of achievement of the performance goals and the period between financial years 2023 and 2025 is the payment period.

In the event that a participant under the 2020 LTIP is terminated for any reason other than death, disability, retirement, resignation to serve with and continued service with an affiliate of the company, resignation for “good reason” or termination by the company without “cause” (all as defined in the 2020 LTIP) prior to the payment date, such participant shall not be entitled to receive the outstanding unvested awards. In any of these events, the participant is entitled to a prorated award based on the number of days of participation, subject to the objectives having been achieved and certain other conditions having been fulfilled. PSUs will be payable in shares of the company’s common stock.

If there is a change in control during the three-year payment period that constitutes a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5)(i), then all outstanding PSUs will vest based on the actual performance levels achieved at the end of the performance period and accelerate payment of shares of common stock in respect of such PSUs.

For additional information about the 2020 LTIP, see the section entitled “Compensation Discussion and Analysis—Elements of Compensation—Long Term Incentive” beginning on page 51.

Phantom Units

Phantom Share Units (“Phantom Units”), which represent the right to receive the value of a share of common stock in cash, were granted to Messrs. Stuver, Mahoney, de Hoz and Marone under the Omnibus Incentive Plan. The Phantom

64	2021 Proxy Statement

Executive Compensation (continued)

Units vest in three equal installments, the first installment vested on June 15, 2020, the second installment vested on February 25, 2021, and the final installment will vest between January 1, 2022 and March 31, 2022. Each installment has been or will be settled in a cash amount equal to the number of Phantom Units multiplied by the fair market value of AVANGRID’s common shares on the respective vesting dates, provided that the participant remains continuously employed with AVANGRID or any of its subsidiaries through such date. In addition, to the extent not previously forfeited, the Phantom Units also continue to vest upon the participant’s death or termination of employment due to disability. Unvested Phantom Units do not earn dividends or dividend equivalents.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning unvested stock and equity incentive plan awards outstanding as of December 31, 2020, for each NEO:

	Plan Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested (1) ($)	Equity Incentive Plan Awards: Numbers of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (1) ($)
Dennis V. Arriola	—	—	—	—	—	—
Robert Kump	2016 LTIP (2)	July 14, 2016	10,497	477,089	—	—
Douglas Stuver	2016 LTIP (2)	Various	1,160	52,722	—	—
	Phantom Units (3)	March 18, 2020	5,506	250,248	—	—
R. Scott Mahoney	2016 LTIP (2)	July 14, 2016	4,816	218,887	—	—
	Phantom Units (3)	March 18, 2020	15,183	690,067	—	—
Alejandro de Hoz	2016 LTIP (2)	October 17, 2018	749	34,042	—	—
	Phantom Units (3)	March 18, 2020	12,584	571,943	—	—
Anthony Marone	2016 LTIP (2)	July 14, 2016	2,496	113,443	—	—
	Phantom Units (3)	March 18, 2020	10,836	492,496	—	—
James Torgerson	2016 LTIP (2)	July 14, 2016	24,041	1,092,663	—	—

(1)	Amounts represent the product of the December 31, 2020 closing price of AVANGRID common stock of $45.45 multiplied by the number of shares subject to the awards.

(2)

Number of PSUs represents the remaining award level earned under the 2016 LTIP based on the actual performance during the measurement period from January 1, 2016 to December 31, 2019, as further described under “Compensation Discussion and Analysis—Details of Each Element of Compensation—Long Term Incentive.” Earned PSUs vest in three equal tranches in 2020, 2021, and 2022, subject to the participant’s continued employment on each payment date, as follows: (i) on May 1, 2020, (ii) on February 25, 2021, and (iii) between January 1, 2022 and March 31, 2022.

(3)

Number of Phantom Units represents the remaining Phantom Award Units awarded, as further described under “Compensation Discussion and Analysis—Details of Each Element of Compensation—Long Term Incentive.” Phantom Units are paid in cash and vest in three equal tranches in 2020, 2021 and 2022, subject to the participant’s continued employment on each payment date, as follows: (i) on June 15, 2020, (ii) on February 25, 2021, and (iii) between January 1, 2022 and March 31, 2022.

2021 Proxy Statement	65

Executive Compensation (continued)

Stock Vested

The following table provides information concerning vesting of stock awards during 2020 for each NEO:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)

Dennis V. Arriola	—	—

Robert Kump (2)	5,249	217,519

Douglas Stuver (2) (3)	3,334	142,264

R. Scott Mahoney (2) (3)	10,001	425,754

Alejandro de Hoz (2) (3)	6,667	285,656

Anthony Marone (2) (3)	6,668	284,396

James Torgerson (2) (4)	76,866	3,177,737

(1)	Represents the aggregate dollar amount realized upon vesting computed by multiplying the number of shares of stock by the fair market value on the vesting date.

(2)	Represents the first installment of PSUs that vested on May 1, 2020, and were paid pursuant to the 2016 LTIP.

(3)	Represents the first installment of Phantom Units granted on March 18, 2020, that vested on June 15, 2020, and were paid in cash.

(4)

Represents 404 previously granted shares of restricted stock that were deferred upon vesting and 60,000 previously granted shares of restricted stock, plus 4,414 dividend equivalents related to that award, paid in cash upon vesting.

Pension Benefits

The following table sets forth information as to the NEOs regarding payments or other benefits at, following or in connection with retirement:

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Dennis V. Arriola (1)	—	—	—	—

Douglas Stuver (1)	—	—	—

Robert Kump (2)	NYSEG Pension Plan	34.50	2,779,809	—

R. Scott Mahoney (2)	CMP Pension Plan	23.08	1,363,196	—
	Energy East Excess Plan	23.08	2,236,885	—

Alejandro de Hoz	—	—	—	—

Anthony Marone (2)	UI Pension Plan	30.00	2,434,106	—
	UI SERP	30.00	4,354540	—

James Torgerson (1)	—	—	—	—

(1)	Messrs. Arriola, Stuver, de Hoz and Torgerson are not eligible for participation in company pension plans.

(2)

Annuities and lump sums are valued using the December 31, 2020 U.S. GAAP disclosure assumptions, specifically (i) a 2.29% discount rate for the NYSEG Pension Plan, a 2.56% discount rate for the UI Pension Plan and CMP Pension Plan, a 2.71% discount rate for the Energy East Excess Plan, and a 2.70% discount rate for the UI SERP, and (ii) PRI-2012 with full generational mortality projected with mortality improvement scale 2020 (“MP 2020”) for the NYSEG Pension Plan, UI Pension Plan and CMP Pension Plan and PRI-2012 white collar with full generational mortality projected with scale MP 2020 for the UI SERP and Energy East Excess Plan. For a description of the calculation of present value of the accumulated benefit, see Note 17 – Post-retirement and Similar Obligations of our consolidated financial statements for the fiscal year ended December 31, 2020 included in our 2020 Annual Report on Form 10-K.

66	2021 Proxy Statement

Executive Compensation (continued)

Robert Kump

Mr. Kump participates in the Retirement Benefit Plan for Employees of NYSEG (the “NYSEG Pension Plan”), a defined benefit pension plan of AVANGRID’s subsidiary intended to be qualified under Section 401(a) of the Code. Non-union employees who perform at least an hour of service are eligible to participate in the NYSEG Pension Plan, provided, however, that no new non-union employees are eligible to participate after January 1, 2014. Mr. Kump’s retirement benefits under the NYSEG Pension Plan will be calculated based on his years of service and average annualized regular earnings during the 120-month period ending with the calendar month immediately preceding the calendar month in which he terminates service. Benefits are generally in the form of a single life annuity for unmarried participants and a 50% contingent annuity with a five-year pop-up for married participants, provided that the participant may elect other forms of payment including a joint and survivor annuity, a single life annuity with ten years certain or a lump-sum payment. Participants are generally eligible for benefits at age 65 but participants that are eligible for early retirement will receive a reduced basic annual benefit upon such early retirement after attaining age 55. Benefits are unreduced at age 60 for participants with at least ten years of service.

R. Scott Mahoney

Mr. Mahoney participates in the Retirement Income Plan Non-Union Employees of CMP (the “CMP Pension Plan”), a defined benefit pension plan of AVANGRID’s subsidiary intended to be qualified under Section 401(a) of the Code. Employees who have reached age 21 are eligible to participate in the CMP Pension Plan, provided, however, that no new employees are eligible to participate after January 1, 2014. The amount of monthly retirement benefit payable to a participant beginning at age 65 is calculated based on a participant’s years of service and monthly average of the participant’s highest 60 consecutive calendar months of basic earnings during the 120-month period ending in the month in which the participant’s service termination date occurs. The normal form of benefit is a single life annuity for unmarried participants and a 50% contingent annuity for married participants, provided that the participant may elect other forms of actuarially equivalent benefits including a joint & survivor annuity. Participants eligible for early retirement will receive a reduced basic annual benefit upon such early retirement after attaining age 55. Benefits are unreduced at age 62 for participants with at least five years of service.

Mr. Mahoney also participates in the Energy East Corporation ERISA Excess Plan (the “Energy East Excess Plan”), which increases retirement benefits available to certain executives beyond those currently provided by the tax qualified defined benefit plans due to limitation under the Code on the amount of benefit that can be accrued and the amount of compensation that can be used to calculate benefits. The benefit payable under the Energy East Excess Plan is generally (i) the benefit payable at date of commencement as a straight life annuity specified by the qualified defined benefit pension plan the executive participates minus (ii) the benefit payable at date of commencement as a straight life annuity under the qualified defined benefit pension plan the executive participates in. Upon separation from service, retirement or disability, a participant will receive a benefit payable in the form of an actuarially equivalent lump sum. Any portion of the actuarially equivalent lump sum benefit attributable to the eligibility, compensation and service after December 31, 2004 may be delayed until the earlier of (i) the beginning of the seventh month following the month of the participant’s separation from service (due to termination of employment or retirement) or (ii) death. Assets for the Energy East Excess Plan are in a rabbi trust.

2021 Proxy Statement	67

Executive Compensation (continued)

Anthony Marone

Mr. Marone participates in The United Illuminating Company Pension Plan (the “UI Pension Plan”), a defined benefit pension plan of AVANGRID’s subsidiary qualified under Section 401(a) of the Code, which was assumed by AVANGRID upon the acquisition of UIL. Retirement benefits under the UI Pension Plan are determined by a fixed formula, based on years of service and the participant’s average annual earnings during the three years during which the participant’s earnings were the highest or, if greater, the average of his or her final 36 out of 37 months of compensation Under the UI Pension Plan, a participant’s “Normal Retirement Age” means his or her 65th birthday or 5th anniversary of participation in the UI Pension Plan, whichever is later. The UI Pension Plan also permits benefits to commence on or after reaching “Early Retirement.” In order to qualify for early retirement benefits under the plan, a participant must retire after reaching at least age 55 and being credited with 10 years of vesting service. Mr. Marone also participates in The United Illuminating Company Supplemental Executive Retirement Plan (the “UI SERP”), which was assumed by AVANGRID upon the acquisition of UIL. Under the terms of the UI SERP, Mr. Marone is entitled, upon his retirement, to a benefit equal to the difference between (i) what his annual retirement benefit would be under the UI Pension Plan, expressed as a life annuity commencing at the participant’s Normal Retirement Date (as defined in the UI Pension Plan), without his compensation being limited by Section 401(a)(17) of the Code, and (ii) what his annual benefit is under the UI Pension Plan with such compensation limit imposed. In calculating supplemental retirement benefits, short-term incentive compensation is included, but long-term incentive compensation is not. The United Illuminating Company maintains a “rabbi trust,” which contains certain insurance policies and other assets, intended to help The United Illuminating Company and UIL satisfy their respective obligations to executives under the UI SERP.

Nonqualified Deferred Compensation

The following table sets forth information as to the NEOs regarding defined contribution or other plans that provides for the deferral of compensation on a basis that is not tax-qualified:

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year (2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance Last Fiscal Year ($)

Dennis Arriola (1)	—	—	—	—	—

Robert Kump	—	70,574	118,536	—	4,638,621

Douglas Stuver (1)	—	—	—	—	—

R. Scott Mahoney	176,061	—	118,664	—	537,824

Alejandro de Hoz	—	98,913	19,256	—	118,168

Anthony Marone (1)	—	—	—	—	—

James Torgerson	15,592	175,770	(425,927)	19,171,919	—

(1)	Messrs. Arriola, Stuver, and Marone do not participate in any non-qualified deferred compensation plan sponsored by the company or a subsidiary.

(2)	For Mr. Torgerson, represents the decrease in the value of shares of AVANGRID common stock in which Mr. Torgerson’s deferred compensation contributions were invested.

68	2021 Proxy Statement

Executive Compensation (continued)

Mr. Torgerson participated in the UIL Deferred Compensation Plan, which was assumed by AVANGRID upon the acquisition of UIL and merged into the Avangrid Deferred Compensation Plan effective June 30, 2020. Under the UIL Deferred Compensation Plan, executives may elect to defer certain elements of compensation. These elements include up to 85% of base salary, up to 100% of increases in salary, up to 100% of short- and long-term incentive payments, and up to 100% of restricted shares and performance shares (deferred in the form of stock units). Such deferrals are not matched by employer contributions although the UIL Deferred Compensation Plan does allow for discretionary employer contributions. Except for those deferrals deemed invested in stock units, participants in the UIL Deferred Compensation Plan are permitted to direct investments of their elective deferral accounts into ‘deemed’ investments consisting of non-publicly traded mutual funds available through variable insurance products. The rate of the return on their investments is measured by the actual rate of return of the selected investments, reduced by fund management fees and fund expenses, and no above-market earnings are credited. Mr. Torgerson’s employment agreement with AVANGRID effective January 1, 2016, provides for his continued participation in the UIL Deferred Compensation Plan with annual company discretionary contributions of $1,000,000 for 2016 and 15% of Mr. Torgerson’s base salary thereafter; provided, that Mr. Torgerson is employed by us on the date of each contribution. Mr. Torgerson’s retirement on June 23, 2020 triggered his election to receive the balance in his deferred compensation account in a lump sum as a lump-sum distribution six months upon his separation from service.

Mr. Kump participates in the Avangrid Deferred Compensation Plan, which provides that AVANGRID will make annual contributions under the plan to a deferred compensation account set up for each participant in an amount set forth in the participant’s employment agreement. Mr. Kump’s employment agreement provides that an annual employer contribution of 10% of base salary will be made to a non-qualified deferred compensation plan, such as the Avangrid Deferred Compensation Plan, with a final pro-rata contribution for the year of Mr. Kump’s termination of employment based upon the portion of the year in which he works. Under the Avangrid Deferred Compensation Plan, the participant is fully vested at all times in all contributions and earnings credited to his deferred compensation account. Mr. Mahoney participates in the AVANGRID Deferred Compensation Plan and elects to defer a portion of his base salary and short-term incentive payments each year into the plan.

Contributions to the Avangrid Deferred Compensation Plan are notational only and earn notional investment income based on investment vehicles selected by the AVANGRID, Inc. & Subsidiaries Joint Plan Administration and Fiduciary Committee. Distribution of amounts in a participant’s deferred compensation account shall commence in the form and at the time elected by the participant. Participants must make an election as to form and timing either within 30 days of becoming a participant or during the annual enrollment window. Elections may be modified, but participants must do so no less than 12 months prior to their first scheduled payment, the election shall not take effect until at least 12 months after the election was made, and the new scheduled payment is delayed five years from original scheduled payment date. Upon a participant’s death prior to distribution, the plan will distribute a lump-sum distribution to the beneficiary selected by the participant within 60 days following such death (or, if later, after the proper beneficiary has been identified). If a participant dies after commencing payments, the remaining payments will be made as a lump-sum distribution to the beneficiary selected by the participant as soon as administratively possible after date of death. Amounts will be paid in one of the following forms as timely elected by the participant: (i) lump-sum distribution; or (ii) annual installment payments for a period of five, ten, or fifteen years.

2021 Proxy Statement	69

Executive Compensation (continued)

Mr. Kump’s employment agreement with the company provides that the Agreement and Release between Mr. Kump and Networks that was executed on September 25, 2009 will remain in full force and effect. The parties agree that the amount payable to Mr. Kump pursuant to such Agreement and Release will be increased by an amount equal to the amount earned by the Energy East Management Corporation Benefit Trust on its initial investment of $3,333,241 in a financial vehicle of the company’s choosing with the goal of obtaining a net guaranteed level of interest without risk of loss of principal.

Mr. de Hoz participates in both the Iberdrola Renewables, Inc. and Avangrid Deferred Compensation Plans, which provide that AVANGRID will make additional after-tax company contributions into a non-qualified restoration account, disregarding any applicable limits for the 401(k) plan, including 401(a)(17), 402(g), 414(v), and 415(c). These additional company contributions were discontinued effective December 31, 2020. Contributions to the Avangrid Deferred Compensation Plan are notational only and earn notional investment income based on investment vehicles selected by the AVANGRID, Inc. & Subsidiaries Joint Plan Administration and Fiduciary Committee (the “AVANGRID Fiduciary Committee”). Distribution of amounts in a participant’s deferred compensation account shall commence in the form and at the time elected by the participant. Participants must make an election as to form and timing either within 30 days of becoming a participant or during the annual enrollment window. Elections may be modified, but participants must do so no less than 12 months prior to their first scheduled payment, the election shall not take effect until at least 12 months after the election was made, and the new scheduled payment is delayed five years from original scheduled payment date. Upon a participant’s death prior to distribution, the plan will distribute a lump-sum distribution to the beneficiary selected by the participant within 60 days following the date of death (or, if later, after the proper beneficiary has been identified). If a participant dies after commencing payments, the remaining payments will be made as a lump-sum distribution to the beneficiary selected by the participant as soon as administratively possible after date of death. Amounts will be paid in one of the following forms as timely elected by the participant: (i) lump-sum distribution; or (ii) annual installment payments for a period of five, ten, or fifteen years.

Potential Payments upon Termination or Change in Control

The amount of compensation payable to each NEO in the event of a termination of employment, or a change in control, on December 31, 2020, is described below under “— Quantification of Potential Payments upon Termination or Change in Control.” For additional explanation of payments under the various termination scenarios, see “Summary of Employment Agreements.”

Quantification of Potential Payments upon Termination or Change in Control

The following table sets forth potential benefits that each NEO would be entitled to receive in the event that the executive’s employment with us is terminated for any reason, including a (i) without good reason, a (ii) termination without cause, (iii) resignation with good reason, (iv) termination without cause or resignation with good reason, in each case in connection with a change in control, and (v) in the event of a change in control without termination or death or disability. The amounts shown in the table are the amounts that would have been payable under existing plans and arrangements if the NEO’s employment had terminated, and/or a change in control occurred on December 31, 2020.

70	2021 Proxy Statement

Executive Compensation (continued)

“Cash Compensation” includes payments of salary, bonus, severance or death benefit amounts payable in the applicable scenario. The actual amounts that would be payable in these circumstances can only be determined at the time of the executive’s termination or a change in control and accordingly, may differ from the estimated amounts set forth in the table below.

Named Executive Officer	Resignation by Executive Without Good Reason ($)	Termination by Company Without Cause ($)	Resignation by Executive with Good Reason ($)	Termination by Company Without Cause, or Resignation by Executive with Good Reason, in Connection with Change in Control ($)	Change in Control Without Termination ($)	Death/ Disability ($)

Dennis V. Arriola
Cash Compensation (1)	(21,106)	2,478,894	2,478,894	4,678,894	—	278,894
Health and Welfare Benefits (2)	—	18,965	18,965	18,965	—	—

TOTAL	(21,106)	2,497,859	2,497,859	4,697,859	—	278,894

Robert Kump
Cash Compensation (1)	4,803,631	6,234,000	6,234,000	6,234,000	—	6,234,000
Long-Term Incentive (3)	477,089	477,089	477,089	477,089	—	477,089

TOTAL	5,280,720	6,711,089	6,711,089	6,711,089	—	6,711,089

Douglas Stuver	—
Cash Compensation (1)	—	731,750	731,750	731,750	—	284,532
Long-Term Incentive (3)	—	52,722	52,722	302,970	—	302,970

TOTAL	—	784,472	784,472	1,034,720	—	587,502

R. Scott Mahoney
Cash Compensation (1)	323,378	793,378	323,378	793,378	—	323,378
Long-Term Incentive (3)	218,887	218,887	218,887	908,955	—	908,955

TOTAL	542,265	1,012,265	542,265	1,702,333	—	1,232,333

Alejandro de Hoz
Cash Compensation (1)	—	—	—	—	—	270,166
Long-Term Incentive (3)	—	34,042	34,042	605,985	—	605,985

TOTAL	—	34,042	34,042	605,985	—	876,151

Anthony Marone
Cash Compensation (1)	344,895	2,159,895	2,159,895	2,159,895	—	344,895
Health and Welfare Benefits (2)	—	37,230	37,230	37,230	—	—
Long-Term Incentive (3)	113,443	113,443	113,443	605,939	—	605,939

TOTAL	458,338	2,310,568	2,310,568	2,803,064	—	950,834

James P. Torgerson (4)
Cash Compensation	280,430	—	—	—	—	—
Long-Term Incentive	1,092,663	—	—	—	—	—

TOTAL	1,373,093	—	—	—	—	—

(1)	See “—Summary of Employment Agreements.”

(2)	Amounts shown reflect the value of the additional benefit Messrs. Arriola and Marone would receive in the event of a termination per their employment agreements.

(3)	See “—Summary of Equity Incentive Plans—2016 LTIP” and “—Summary of Equity Incentive Plans—Phantom Units”.

(4)	Represents amounts Mr. Torgerson received due to his retirement on June 23, 2020.

(5)	Represents certain amounts payable by Mr. Arriola pursuant to his employment agreement if he resigns without “good reason” prior to December 31, 2023.

2021 Proxy Statement	71

Executive Compensation (continued)

CEO Pay Ratio

We believe our executive compensation program must be internally consistent and equitable and be designed to attract, retain, and motivate the most qualified professionals, in order to enable us to attain our strategic objectives. During 2020, James Torgerson, our former chief executive officer (“CEO”) retired and was succeeded by Dennis Arriola. For 2020, the annual total compensation of Dennis Arriola was $1,779,329, as shown in the Summary Compensation Table beginning on page 56. Since Mr. Arriola was appointed CEO effective July 20, 2020, we annualized his total compensation as disclosed in the Summary Compensation Table, to arrive at a value of $2,753,686 (the “CEO Compensation”), which reflects annual base salary and annualized EVP payout, in addition to the sign-on bonus, company 401(k) contributions and relocation expenses. The sign-on bonus, company 401(k) contribution and relocation expenses were not annualized as their values would not have changed had he been working for the company during the entire year. The annual total compensation of our median employee was $107,055. We reasonably estimate, based on the calculations described below consistent with Item 402(u) of Regulation S-K, that the ratio of the CEO Compensation to the total compensation of our median employee was 26:1.

On December 31, 2020, our measurement date for the employee population, we had 7,041 employees (whether employed on a full-time, part-time, or seasonal basis), all of whom were located in the United States. We identified the median employee using W-2 compensation as our consistently applied measure, which consisted of total cash compensation paid during 2020 and excluded any long-term incentive awards granted in 2020 for all individuals. We identified this payment information for all employees who were employed by us on the December 31, 2020 measurement date. These results were then ranked, excluding the CEO, from lowest to highest, and the median employee was identified. After identifying the median employee, we calculated annual total compensation for such employee in accordance with the rules applicable to the Summary Compensation Table.

Because the SEC rules for identifying the median of the annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee population and practices, the pay ratio reported by other companies may not be comparable to the pay ratio for our company.

72	2021 Proxy Statement

PROPOSALS

This proxy statement contains four proposals requiring shareholder action.

2021 Proxy Statement	73

Proposals (continued)

Proposal One – Election of Directors

The board unanimously recommends that the shareholders vote FOR the election of each of our 14 nominees.

Our board of directors has nominated Ignacio S. Galán, John Baldacci, Dennis V. Arriola, Daniel Alcain Lopéz, Pedro Azagra Bláquez, Robert Duffy, Teresa Herbert, Patricia Jacobs, John Lahey, José Ángel Marra Rodríguez, Santiago Martínez Garrido, José Sáinz Armada, Alan Solomont, and Elizabeth Timm to be elected to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified.

At the Annual Meeting, holders of proxies solicited by this proxy statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for election of the board’s 14 nominees.

The election of directors at the Annual Meeting will be decided by a majority of the votes cast at the Annual Meeting in person or by proxy by the holders of shares entitled to vote therein. This means that each nominee must receive more “FOR” than “AGAINST” votes at the Annual Meeting by the holders of shares of our common stock. Abstentions and broker non-votes will not be counted as votes cast for such purposes. The term of any incumbent director who does not receive the affirmative vote of a majority of votes cast in person or by proxy at the Annual Meeting in an uncontested election must tender his resignation to the board and the board will decide, through a process managed by the compensation, nominating and corporate governance committee, whether to accept such resignation or to have such director serve on a holdover basis until a successor is appointed. An “uncontested election” is generally any meeting of shareholders at which the number of nominees does not exceed the number of directors to be elected.

Each of the directors nominated by the board has consented to serve as a nominee, being named in this proxy statement, and serving on the board if elected. Each director elected at the Annual Meeting will be elected to serve a one-year term. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders may vote for any nominee designated by the present board to fill the vacancy.

If any director is unable to stand for election, our board of directors may reduce the number of directors or designate a substitute. In that case, shares represented by proxies may be voted for a substitute director. We do not expect that any nominee will be unavailable or unable to serve. See the section entitled “Director Qualifications and Experience,” “Your Board’s Nominees for Directors,” and “Certain Relationships and Related Party Transactions—The Shareholder Agreement” for additional information beginning on page 33.

74	2021 Proxy Statement

Proposals (continued)

Proposal Two – Ratification of the Selection of KPMG as the Company’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2021

The board unanimously recommends that the shareholders vote FOR the ratification of the selection of KPMG as the company’s independent registered public accounting firm for 2021.

The audit and compliance committee has reappointed KPMG LLP (“KPMG”) as the independent registered public accounting firm of the company for the year ending December 31, 2021. KPMG has served as the company’s independent registered public accounting firm since March 10, 2017. The audit and compliance committee reviews the performance of the independent registered public accounting firm annually. As a result of its evaluation of KPMG’s qualifications, performance and independence, the board and the audit and compliance committee believe that the continued retention of KPMG to serve as AVANGRID’s independent auditor for the year ending December 31, 2021 is in the best interests of the company and its shareholders. Representatives of KPMG are expected to be present at the annual meeting and will be afforded the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

At the Annual Meeting, shareholders will be asked to ratify this selection, which requires the affirmative vote of a majority of the votes cast at the annual meeting in person or by proxy by the holders of shares entitled to vote therein. Abstentions will not be counted as votes cast for such purposes. Unless contrary instructions are given, shares represented by proxies solicited by the board will be voted for the ratification of the selection of KPMG as our independent registered public accounting firm for the year ending December 31, 2021. If the selection of KPMG is not ratified by the shareholders, the audit and compliance committee will reconsider the matter. Even if the selection of KPMG is ratified, the audit and compliance committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change is in our best interests.

Independent Registered Public Accounting Firm Engagement and Fees

The audit and compliance committee previously selected KPMG as the company’s independent registered public accounting firm for the year ending December 31, 2021. For the years ended December 31, 2019 and December 31, 2020, AVANGRID paid KPMG the following fees for services rendered:

Audit Fees and Expenses	2020	2019

Audit Fees(1)	$13,288,000	$14,700,000

Audit-Related fees(2)	$743,500	$647,210

Tax Fees	—	—

All Other Fees(3)	$85,000	—

Total Fees and Expenses	$14,116,500	$15,347,210

(1)

Audit Fees relate to the audit of the company’s annual consolidated financial statements for the years ended December 31, 2020 and 2019 and for review of the quarterly financial statements. Audit Fees and Expenses also include the audits of Networks and its wholly owned subsidiaries, New York State Electric & Gas Corporation, Rochester Gas & Electric Corporation, Central Maine

2021 Proxy Statement	75

Proposals (continued)

Power Company, The United Illuminating Company, The Southern Connecticut Gas Company, Connecticut Natural Gas Corporation, and The Berkshire Gas Company for the years ended December 31, 2020 and 2019, including statutory filings for regulatory filing purposes. It also includes work performed to attest and report on the Sarbanes-Oxley Act of 2002, Section 404 compliance for the Networks consolidated financial statements arising under a regulatory requirement for such entity and its subsidiaries. In addition, Audit Fees and Expenses also include the audits of the following subsidiaries, Aeolus Wind Power VII LLC, El Cabo Wind, LLC, Flat Rock Wind Power LLC, Flat Rock Wind Power II LLC and Patriot Wind Farm LLC.

(2)	Audit-Related Fees include comfort letter fees for the years ended December 31, 2020 and December 31, 2019 and audit reports required to be issued on subsidiary employee benefit plans.

(3)	All Other Fees include fees for an information technology system pre-implementation review.

Audit and Compliance Committee Pre-Approval Policy and Procedures

The audit and compliance committee must be informed of and authorize any audit and non-audit services and relationships with our independent registered public accounting firm, consistent with procedures adopted by the audit and compliance committee, which must be in compliance with applicable law, regulations, and NYSE rules. In conducting reviews of audit and non-audit services, the audit and compliance committee will determine whether the provision of such services would impair the independent registered public accounting firm’s independence and will only authorize services that it believes will not impair such firm’s independence. All services rendered by KPMG in 2020 were authorized pursuant to this process.

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Proposal Three – Advisory Approval of Our Named Executive Officer Compensation

The board unanimously recommends that the shareholders vote FOR the non-binding resolution to approve our named executive officer compensation as disclosed in this proxy statement.

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended, and the related rules of the SEC, an advisory vote on the frequency of shareholder votes on executive compensation was conducted in connection with the 2016 annual meeting of shareholders. At that meeting our shareholders agreed, and the board subsequently approved, that our shareholders have the opportunity to cast an advisory vote on an annual basis to approve the compensation of our NEOs (“say on pay” vote) as disclosed pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, the compensation tables and related narrative discussion included in this proxy statement. In connection with this proposal the board encourages shareholders to read the Compensation Discussion and Analysis section beginning on page 41 for additional details about our executive compensation program, including information about the fiscal year 2020 NEO compensation.

Our executive compensation program is designed to effectively reward performance, while reflecting the responsibilities of our executive officers. Our compensation philosophy is to offer compensation that makes it possible to attract, retain, and motivate the most qualified professionals in a way that aligns with our long-term business goals and values, without motivating or rewarding excessive risk-taking. Compensation for the NEOs primarily consists of base salary, annual incentives, and long-term incentives. Other elements of compensation, including retirement benefits, life insurance, savings, health and welfare plans and other benefits offered to employees generally are also considered in order to evaluate the entire compensation package offered to executives.

We value the feedback provided by our shareholders. At our 2020 annual meeting, over 99% of the votes cast were in favor of our NEO compensation. We have discussions with our shareholders on an ongoing basis regarding various corporate governance topics, including executive compensation, and take into account the views of our shareholders regarding the design and effectiveness of our executive compensation program. As an advisory vote, this proposal is not binding on us, the board or the compensation, nominating and corporate governance committee. However, the board and compensation, nominating and corporate governance committee value the opinions expressed by our shareholders and will carefully consider the outcome of the vote proposal in future decisions on executive compensation. This non-binding resolution will be approved if it receives the affirmative vote of a majority of the votes cast in person or by proxy by the holders of shares entitled to vote therein. Abstentions and broker non-votes will not be counted as votes cast for such purposes. Shareholders are being asked to approve the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

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Proposal Four – Approval of an Amendment to the Avangrid, Inc. Amended and Restated Omnibus Incentive Plan

The board unanimously recommends that the shareholders vote FOR approval of the amendment to the Avangrid, Inc. Amended and Restated Omnibus Incentive Plan.

At the 2016 annual meeting, shareholders approved the Avangrid, Inc. Omnibus Incentive Plan, which was amended and restated by our board of directors on March 16, 2017, to eliminate the “evergreen” feature so that shareholder approval is required to increase the number of shares available for equity grants under the plan (the “Omnibus Incentive Plan”). On February 16, 2021, upon the recommendation of the compensation, nominating and corporate governance committee, our board of directors unanimously approved an amendment to the Omnibus Incentive Plan to increase the individual share limit for equity-based awards under the plan from 250,000 shares to 300,000 shares of AVANGRID common stock (the “Individual Limit”) and to make certain additional immaterial administrative changes, subject to approval by our shareholders at the Annual Meeting (the “Omnibus Incentive Plan Amendment”).

The Omnibus Incentive Plan provides for awards to be made to employees and consultants of the company or any of its subsidiaries as well as directors of the company. The Omnibus Incentive Plan, as amended by the Omnibus Incentive Plan Amendment, will be effective as of February 16, 2021, if it is approved by our shareholders at the Annual Meeting. If the Omnibus Incentive Plan Amendment is not approved by our shareholders, the Omnibus Incentive Plan Amendment will be null and void in its entirety. Approval of the Omnibus Incentive Plan Amendment requires the affirmative vote of a majority of the votes cast at the annual meeting in person or by proxy by the holders of shares entitled to vote therein. Broker non-votes will not be counted as votes cast and will have no effect on this proposal, but in accordance with NYSE rules, abstentions will be counted as votes cast and therefore “against’ this proposal.

The following summary of the material terms of the Omnibus Incentive Plan Amendment is qualified in its entirety by reference to the complete text of the Omnibus Incentive Plan Amendment, which is attached hereto as Annex B.

Why Shareholders Should Approve the Omnibus Incentive Plan Amendment

In determining whether to increase the Individual Limit under our Omnibus Incentive Plan, the board considered the following factors in determining that the increase in the Individual Limit is necessary and in the best interests of the company and its shareholders to continue to attract and retain the services of individuals who are essential for the growth and profitability of the company:

•

Remaining competitive. The Omnibus Incentive Plan plays an important role in our human capital management strategy and our effort to align the interests of our executives and other key employees with shareholders. Moreover, to be competitive in our industry, equity compensation awards are an important tool in recruiting, retaining and motivating highly qualified key employees, upon whose efforts our success is dependent. It is critical that we have the ability to issue shares to these individuals to align their interests to those of shareholders and the creation of long-term value.

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•

Equity awards are an important component of the company’s compensation program. The Omnibus Incentive Plan, including the amendment described herein, will help the company to continue to attract and retain the services of qualified employees

•

Equity incentives align the interests of our employees with those of other shareholders. Equity incentives appropriately align recipients with shareholders by giving them a common interest in incentivizing award recipients to focus on growth in shareholder value.

•

The size of the increase is reasonable and narrowly tailored. The Omnibus Incentive Plan currently provides that the maximum aggregate number of shares of the company’s common stock with respect to one or more equity awards that may be granted to any one person during a fiscal year is 250,000 shares. The Omnibus Incentive Plan Amendment increases this limit by 50,000 shares to 300,000 shares, which remains well below similar limits in the equity compensation plans of our peers.

Effect of Shareholder Approval of the Omnibus Incentive Plan Amendment

If shareholders approve the Omnibus Incentive Plan Amendment, the Omnibus Incentive Plan, as amended by such amendment, will supersede the version of the Omnibus Incentive Plan that was approved by shareholders at our 2016 annual meeting, as amended and restated by our board on March 16, 2017. If shareholders do not approve the Omnibus Incentive Plan Amendment described herein, we will continue to use the version of the Omnibus Incentive Plan that was approved by shareholders at the 2016 annual meeting and amended and restated by our board on March 16, 2017. However, absent the increase in the Individual Limit proposed herein, the maximum number of shares available to grant to a particular individual under the Omnibus Incentive Plan may not, in the future, be sufficient for us to be able to achieve our goals of attracting, motivating and retaining our executives and other key employees through grants of equity awards.

Awards Granted under the Omnibus Incentive Plan

No awards made under the Omnibus Incentive Plan prior to the date of the Annual Meeting were granted subject to shareholder approval. The number and types of awards that will be granted under the Omnibus Incentive Plan in the future are not determinable, as the compensation, nominating and corporate governance committee will make these determinations in its sole discretion. The following table sets forth information with respect to the number of outstanding PSUs and Phantom Units that have been granted to the named executive officers and the specified groups set forth below under the Omnibus Incentive as of April 5, 2021. On April 5, 2021, the closing price of the underlying shares of our common stock traded on the NYSE was $55.33 per share.

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Name	Performance Shares (1)	Restricted Shares	Phantom Units

Dennis V. Arriola	125,000	—	—

Robert Kump	46,748	—	—

Douglas Stuver	23,080	—	2,753

R. Scott Mahoney	23,408	—	7,591

Alejandro de Hoz	10,374	—	6,292

Anthony Marone	1,248	—	5,418

James Torgerson	12,020	—	—

All executive officers as a group (12 persons)	316,303	5,000	27,012

All non-executive directors as a group (13 persons)	1,033	—	—

All employees (other than executive officers) as a group (152 persons)	392,539	3,333	23,336

(1)

The number of shares represents the actual number of shares earned pursuant to the 2016 LTIP and the target number of shares that could be issued underlying the 2020 LTIP performance-based performance share awards. Please see the “Compensation Discussion and Analysis” section of this Proxy Statement for additional details on the 2016 LTIP and 2020 LTIP awards.

Summary of the Omnibus Incentive Plan

Overview

The Omnibus Incentive Plan’s purpose is to enhance the ability of the company and its subsidiaries to attract, retain, reward and motivate persons who make (or are expected to make) important contributions to the company or its subsidiaries by providing these individuals with equitable and competitive compensation opportunities through equity-based or cash-based incentives.

Administration

The compensation, nominating and corporate governance committee administers the Omnibus Incentive Plan. The compensation, nominating and corporate governance has authority to determine which service providers receive Awards (as defined in the Omnibus Incentive Plan), grant Awards and set Award terms and conditions, subject to the conditions and limitations in the Omnibus Incentive Plan. The compensation, nominating and corporate governance committee also has the authority to take all actions and make all determinations under the Omnibus Incentive Plan, to interpret the Omnibus Incentive Plan and award agreements and to adopt, amend and repeal Omnibus Incentive Plan administrative rules, guidelines and practices as it deems advisable. The compensation, nominating and corporate governance committee may correct defects and ambiguities, supply omissions and reconcile inconsistencies in the Omnibus Incentive Plan or any Award as it deems necessary or appropriate to administer the Omnibus Incentive Plan and any Awards. The compensation, nominating and corporate governance committee’s determinations under the Omnibus Incentive Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the Omnibus Incentive Plan or any Award.

Eligibility

All employees, directors and certain consultants of the company and its subsidiaries (defined as Service Providers in the Omnibus Incentive Plan) are eligible to be granted Awards under the Omnibus Incentive Plan, subject to the Omnibus Incentive Plan’s limitations. This is approximately 7,200 individuals.

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Shares of Common Stock Available for Awards under the Omnibus Incentive Plan

The total number of shares available for issuance under the Omnibus Incentive Plan is 2,500,000 Shares. Shares issued under the Omnibus Incentive Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares. All 2,500,000 Shares available for issuance under the Omnibus Incentive Plan have been registered on a Form S-8 filed with the Securities and Exchange Commission by the company on July 21, 2016.

If all or any part of an Award expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in the company acquiring Shares covered by the Award at a price not greater than the price (as adjusted to reflect any Equity Restructuring, as defined in the Omnibus Incentive Plan) paid by the participant for such Shares or not issuing any Shares covered by the Award, the unused Shares covered by the Award will, as applicable, become or again be available for Award grants under the Omnibus Incentive Plan.

Maximum Awards

Notwithstanding any provision in the Omnibus Incentive Plan to the contrary, and subject to the Omnibus Incentive Plan’s adjustment provisions, the Individual Limit, that is the maximum aggregate number of Shares with respect to one or more Awards denominated in Shares that may be granted to any one person during any fiscal year of the company (including awards denominated in Shares but payable or paid in cash) shall be 300,000 and the maximum aggregate amount of cash that may be paid in cash to any one person during any fiscal year of the company with respect to one or more Awards payable in cash and not denominated in Shares shall be $10,000,000.

The market value of our common stock on the record date (based upon the closing price on the NYSE) was $51.33 per share.

Types of Awards

The Omnibus Incentive Plan provides for grants of stock options (both stock options intended to be “incentive stock options” under Section 422 of the Code and non-qualified stock options), stock appreciation rights, restricted stock, restricted stock units, dividend equivalent rights, cash-based awards and other stock-based or stock-related awards (including performance awards) pursuant to which our common stock, cash or other property may be delivered. Each award will be evidenced by an award agreement, which will govern that award’s terms and conditions.

Stock Options. A stock option entitles the recipient to purchase Shares at a fixed exercise price. The exercise price per share will be determined by the independent compensation forum but will not be less than 100% of the fair market value of our common stock on the date of grant. Fair market value is defined in the Omnibus Incentive Plan. Stock options generally must be exercised within ten years from the date of grant.

Stock Appreciation Rights. A stock appreciation right entitles the recipient to receive Shares, cash or other property equal in value to the appreciation of the Shares over the stated exercise price. The exercise price per share will be determined by the independent compensation forum but will not be less than 100% of the fair market value of our common stock on the date of grant. Fair market value means, as of any date, the value of the Shares on such date as determined by such reasonable methods or procedures as may be established from time to time by the independent compensation forum in accordance with the requirements of the Code and all applicable laws. Stock appreciation rights must be exercised within ten years from the date of grant.

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Restricted Stock. Restricted stock consists of Shares that are registered in the recipient’s name, but that are subject to transfer and/or forfeiture restrictions for a period of time. The independent compensation forum may grant restricted stock, or the right to purchase restricted stock, to any Service Provider, subject to the company’s right to repurchase all or part of such Shares at their issue price or other stated or formula price from the Participant (as defined in the Omnibus Incentive Plan) (or to require forfeiture of such Shares) if conditions the independent compensation forum specifies in the award agreement are not satisfied before the end of the applicable restriction period or periods that the independent compensation forum establishes for such Award.

Restricted Stock Units. A restricted stock unit is an unfunded, unsecured right to receive a Share, cash or other property at a future date. A Participant will have no rights of a stockholder with respect to Shares subject to any restricted stock unit unless and until the Shares are delivered in settlement of the restricted stock unit. The independent compensation forum may provide that settlement of restricted stock units will occur upon or as soon as reasonably practicable after the restricted stock units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A of the Code.

Dividend Equivalents. If the independent compensation forum provides, a grant of restricted stock units may provide a Participant with the right to receive dividend equivalents. Dividend equivalents may be paid currently or credited to an account for the Participant, settled in cash or Shares and subject to the same restrictions on transferability and forfeitability as the restricted stock units with respect to which the dividend equivalents are granted and subject to other terms and conditions as set forth in the award agreement. In addition, dividend equivalents with respect to an Award with performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests.

Other Stock or Cash-Based Awards. Other stock or cash-based Awards may be granted to Participants, including Awards entitling Participants to receive Shares to be delivered in the future and including annual or other periodic or long-term cash bonus awards, in each case subject to any conditions and limitations in the Omnibus Incentive Plan. Such other stock or cash-based awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled. Other stock or cash-based awards may be paid in Shares, cash or other property, as the independent compensation forum determines. Subject to the provisions of the Omnibus Incentive Plan, the compensation, nominating and corporate governance committee will determine the terms and conditions of each other stock or cash-based award, including any purchase price, performance goal, transfer restrictions, and vesting conditions, which will be set forth in the applicable sward agreement.

Performance Goals

“Performance goals” means, for a performance period, one or more goals established by the compensation, nominating and corporate governance committee for the performance period based upon one or more performance criteria (listed below). Depending on the performance criteria used to establish such performance goals, performance goals may be expressed in terms of overall company performance or the performance of a subsidiary, division, business unit, or an individual. Such performance goals are limited to:

•	net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense);

•	gross or net sales or revenue or sales or revenue growth;

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•	net income (either before or after taxes) or adjusted net income;

•	profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin;

•	budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus);

•	cash flow (including operating cash flow and free cash flow or cash flow return on capital);

•	return on assets;

•	return on capital or invested capital; cost of capital;

•	return on stockholders’ equity; total stockholder return;

•	return on sales;

•	costs, reductions in costs and cost control measures;

•	expenses;

•	working capital;

•	earnings or loss per share;

•	adjusted earnings or loss per share;

•	price per share or dividends per share (or appreciation in or maintenance of such price or dividends);

•	regulatory achievements or compliance;

•	implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments;

•	market share;

•	economic value or economic value-added models;

•	division, group or corporate financial goals;

•	customer satisfaction/growth;

•	customer service;

•	employee satisfaction;

•	recruitment and maintenance of personnel;

•	human resources management;

•	supervision of litigation and other legal matters;

•	strategic partnerships and transactions;

•	financial ratios (including those measuring liquidity, activity, profitability or leverage);

•	debt levels or reductions;

•	sales-related goals;

•	financing and other capital raising transactions;

•	cash on hand;

•	acquisition activity;

•	investment sourcing activity;

•

operating performance metrics (including but not limited to electric and gas system reliability for bulk and distribution systems, electricity and gas delivered, efficiency ratio, adequacy and security of electric and gas supply, safety, compliance and mitigating and managing enterprise risk);

•	operating and maintenance cost management;

•	demand-side management (including conservation and load management);

•	market share;

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•	service reliability;

•	energy production availability performance;

•	aggregate product price and other product price measures; and

•	marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease, peer group results, or market performance indicators or indices.

Equity Restructuring

In connection with any Equity Restructuring (as defined in the Omnibus Incentive Plan), notwithstanding anything to the contrary in Section 8 of the Omnibus Incentive Plan, the independent compensation forum will equitably adjust each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding Award and/or the Award’s exercise price or grant price (if applicable), granting new Awards to Participants, and making a cash payment to Participants. The adjustments provided under Section 8(a) of the Omnibus Incentive Plan will be nondiscretionary and final and binding on the affected Participant and the company; provided that the independent compensation forum will determine whether an adjustment is equitable.

Corporate Transactions

In the event of any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), reorganization, merger, consolidation, combination, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the company, or sale or exchange of Shares or other securities of the company, Change in Control (as defined in the Omnibus Incentive Plan), issuance of warrants or other rights to purchase Shares or other securities of the company, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the company or its financial statements or any change in any applicable laws or accounting principles, the independent compensation forum is authorized to take any one or more of the following actions in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the company, (y) to facilitate such transaction or event or (z) give effect to such changes in applicable laws or accounting principles: (i) to provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; (ii) to provide that such Award shall vest and, to the extent applicable, be exercisable as to all Shares covered thereby, notwithstanding anything to the contrary in the Omnibus Incentive Plan or the provisions of such Award; (iii) to provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of Shares and/or applicable exercise or purchase price, in all cases, as determined by the independent compensation forum; (iv) to make adjustments in the number and type of Shares subject to outstanding Awards and/or with respect to which Awards may be granted under the Omnibus Incentive Plan and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards; (v) to replace such Award with other rights or property selected by the independent compensation forum; and/or (vi) to provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.

U.S. Federal Income Tax Implications of Awards

The following is a brief description of the U.S. federal income tax consequences generally arising with respect to the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, cash-based awards and dividend equivalent rights. This summary is not intended to (and does not) constitute tax advice to recipients of awards and is not

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intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences. Recipients are advised to consult with their own independent tax advisors with respect to the specific tax consequences that, in light of their particular circumstances, might arise in connection with their receipt of awards under the Omnibus Incentive Plan, including any state, local or foreign tax consequences and the effect, if any, of gift, estate and inheritance taxes.

Stock Options and Stock Appreciation Rights. The grant of a stock option or stock appreciation right will create no tax consequences for the recipient or the company at the grant date. A recipient will generally not recognize taxable income upon exercising an incentive stock option except that the alternative minimum tax may apply (depending on the recipient’s individual circumstances). Upon exercising a stock option (other than an incentive stock option) or stock appreciation right, the recipient will recognize ordinary income equal to the excess of the fair market value of the freely transferable and nonforfeitable common stock (and/or cash or other property) acquired on the date of exercise over the exercise price, and will be subject to FICA (Social Security and Medicare) taxation in respect of such amounts.

If a recipient holds the common stock acquired under the incentive stock option for at least two years from the grant date and one year from the exercise date (the “Required Holding Period”), any gain or loss realized by the recipient upon the subsequent disposition of such common stock will be taxed as long-term capital gain or loss, and such amounts will not be subject to FICA taxation. Upon a disposition of common stock acquired upon exercise of an incentive stock option before the end of the Required Holding Period, the recipient generally will recognize ordinary income equal to the lesser of (i) the excess of the fair market value of the common stock at the date of exercise of the incentive stock option over the exercise price, or (ii) the amount realized upon the disposition of the incentive stock option common stock over the exercise price. Otherwise, a recipient’s disposition of common stock acquired upon the exercise of a stock option (including an incentive stock option for which the Required Holding Period is met) or stock appreciation right generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the recipient’s tax basis in such common stock (the tax basis in stock option common stock generally being the exercise price plus any amount recognized as ordinary income in connection with the exercise of the stock option, although special rules may apply if the exercise price is paid in previously acquired common stock).

Restricted Stock. Generally, the recipient of an award of restricted stock will not recognize ordinary income or be subject to FICA taxation at grant unless the award is vested at grant. Instead, the recipient generally will recognize ordinary income when the restricted stock becomes vested, equal to the excess, if any, of the fair market value of the Shares on the date they becomes vested over any amount paid by the recipient in exchange for the Shares (and such excess will be subject to FICA taxation). A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the award, to recognize ordinary income, as of the grant date, equal to the excess, if any, of the fair market value of the common stock on the grant date over any amount paid by the recipient in exchange for the common stock. The recipient’s basis for determining gain or loss upon the subsequent disposition of common stock acquired pursuant to the award will be the amount paid for the common stock plus any ordinary income recognized either when the common stock is received or when the common stock becomes vested. Upon the disposition of any common stock received pursuant to the award, the difference between the sales price and the recipient’s basis in the Shares will be treated as a capital gain or loss and generally will be characterized as long- or short-term depending on the period the recipient held such Shares after the vesting date.

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Restricted Stock Units. A recipient of a restricted stock unit (whether time-vested or subject to achievement of performance goals) will not recognize ordinary income or be subject to FICA taxation at grant (unless the restricted stock unit is vested at grant, in which case FICA taxation applies at grant). Instead, a recipient will be subject to FICA taxation at the time any portion of such award vests and will be subject to income tax at ordinary rates on the fair market value of the Shares or the amount of cash received on the date of delivery in settlement of the restricted stock unit. The recipient’s tax basis for purposes of determining any subsequent gain or loss from the sale of the common stock will be equal to the fair market value of the common stock (if any) received on the delivery date, and the recipient’s holding period (for capital gain purposes) with respect such common stock will begin at the delivery date. Gain or loss resulting from any sale of common stock delivered to a recipient will be treated as long- or short-term capital gain or loss depending on the length of the holding period.

Cash-Based Award/Dividend Equivalents. A recipient of a cash-based award or dividend equivalent right will not recognize ordinary income or be subject to FICA taxation at grant. Instead, a recipient will be subject to FICA taxation at the time any portion of such award vests and generally will be subject to income tax at ordinary rates when the award is settled or paid.

Deduction. The company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income with respect to awards of stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, cash-based awards and other stock-based or stock-related awards. For this purpose, a “covered employee” means our chief executive officer and our three highest compensated employees other than the chief executive officer and the chief financial officer (based on compensation reported to our shareholders). The Omnibus Incentive Plan is intended to satisfy the “performance-based compensation” exception under Section 162(m) of the Code with respect to stock options, stock appreciation rights and other awards that are subject to the achievement of performance goals.

Section 409A. The terms of the Omnibus Incentive Plan and each award are intended to be structured to either be exempt from or to comply with Section 409A of the Code, which imposes specific restrictions on nonqualified deferred compensation arrangements.

Transfer Restrictions

Except as the independent compensation forum may determine or provide in an award agreement or otherwise for Awards other than incentive stock options, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or, subject to the independent compensation forum’s consent, pursuant to a domestic relations order, and, during the life of the Participant, will be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, will include references to a Participant’s authorized transferee that the independent compensation forum specifically approves.

Clawback/Recoupment

All Awards (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to any company claw-back policy, including any claw-back policy adopted to comply with applicable laws (including the Dodd-Frank Act and any rules or regulations promulgated thereunder) as set forth in such claw-back policy or the award agreement.

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Amendment and Termination

The compensation, nominating and corporate governance committee may amend, suspend or terminate the Omnibus Incentive Plan at any time; provided that no amendment, other than an increase to the Overall Share Limit, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant’s consent. Awards outstanding at the time of any Omnibus Incentive Plan suspension or termination will continue to be governed by the Omnibus Incentive Plan and the award agreement, as in effect before such suspension or termination. The board will obtain stockholder approval of any Omnibus Incentive Plan amendment to the extent necessary to comply with applicable laws. The independent compensation forum may also modify Awards granted to participants who are foreign nationals or are employed outside the United States or establish subplans or procedures under the Omnibus Incentive Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefits or other matters.

Unless previously terminated by the board, the Omnibus Incentive Plan, as amended by the Omnibus Incentive Plan Amendment (if approved by our shareholders), will terminate on March 16, 2026, but any outstanding award will remain in effect until the underlying Shares are delivered or the award lapses.

Equity Compensation Plan Information

The following table shows information relating to the number of shares authorized for issuance under the company’s equity compensation plans as of December 31, 2020, including the UIL Deferred Compensation Plan, which is an equity compensation plan assumed by us (and which was not subsequently voted on by our shareholders) in connection with our acquisition of UIL in December 2015.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (column (a))		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity Compensation Plans
Approved by shareholders of AVANGRID	142,167	(2)	—	2,280,558
Not approved by shareholders of AVANGRID(1)	413,782	(3)	—	—
Total	555,949		—	2,280,558

(1)

In connection with the acquisition of UIL, each award of restricted UIL common stock granted under the UIL Deferred Compensation Plan that was outstanding and unvested or otherwise subject to forfeiture or other restrictions immediately prior to the effective time of the acquisition (which are referred to as restricted shares), other than those restricted shares that vested by their terms upon the effective time of the acquisition, converted into the right to receive the number of validly-issued restricted shares of our common stock equal to the product (rounded up to the nearest whole number) of the number of such restricted shares multiplied by the equity exchange factor of 1.2806. Any restricted shares of our common stock received remain subject to the same terms and conditions (including vesting and forfeiture restrictions) as were applicable to the corresponding UIL restricted shares immediately prior to the effective time of the acquisition.

(2)

Represents performance share units and restricted share units to be issued upon satisfaction of applicable performance and service requirements. 205,663 performance share units were earned under the 2016 LTIP based on performance during the 2016 – 2019 performance measurement period. The first installment of 68,586 performance share units vested and was paid to participants in May 2020. The remaining 137,077 performance share units will vest and be paid out in two additional equal installments on or before March 31, 2021 and March 31, 2022.

(3)	Includes deferred restricted stock to be issued upon satisfaction of applicable performance and service requirements.

2021 Proxy Statement	87

Other Information

This section includes additional information about the Annual Meeting and other general information.

88	2021 Proxy Statement

Other Information

Report of the Audit and Compliance Committee

On behalf of the board, the audit and compliance committee oversees the operation of AVANGRID’s system of internal controls in respect of the integrity of its financial statements and reports, compliance with laws, regulations and corporate policies, and the qualifications, performance, and independence of its independent registered public accounting firm. The audit and compliance committee’s function is one of oversight, recognizing that AVANGRID’s management is responsible for preparing its financial statements, and the company’s independent registered public accounting firm is responsible for auditing those financial statements. Consistent with this oversight responsibility, the audit and compliance committee has reviewed and discussed with management the audited financial statements of AVANGRID for the year ended December 31, 2020, and management’s assessment of internal control over financial reporting as of December 31, 2020.

The audit and compliance committee has also discussed with KPMG LLP (“KPMG”) the matters required to be discussed by the applicable Public Company Accounting Oversight Board (the “PCAOB”) rules. The audit and compliance committee has also received the written disclosures and the letter from KPMG required by the applicable requirements of the PCAOB regarding KPMG’s communications with the audit and compliance committee concerning independence and has discussed with KPMG their independence and considered whether any non-audit services provided by the independent registered public accounting firm to the Company are compatible with maintaining the firm’s independence.

AVANGRID also has an internal audit department that reports to the audit and compliance committee. The audit and compliance committee reviews and approves the internal audit plan once a year and receives updates of internal audit results throughout the year. The audit and compliance committee discussed with the company’s internal auditors and KPMG the overall scope and plans for their respective audits. The audit and compliance committee met with the internal auditors and KPMG to discuss the results of their examinations, their evaluations of the company’s internal controls, and the overall quality of the company’s financial reporting.

Based on these reviews and discussions, the audit and compliance committee recommended to the board that AVANGRID’s audited financial statements for the year ended December 31, 2020, be included in its annual report on Form 10-K for the fiscal year then ended for filing with the SEC. The audit and compliance committee has selected KPMG as our independent registered public accounting firm for the year ending December 31, 2021, and has asked the shareholders to ratify the selection.

Audit and Compliance Committee

Alan Solomont (Chair) • Teresa Herbert • Elizabeth Timm

This Report does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the company specifically incorporates the Report of the Audit and Compliance Committee by reference therein.

2021 Proxy Statement	89

Other Information (continued)

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information known to the company regarding the beneficial ownership of its common stock as of April 5, 2021, by (i) each person known by the company to be the beneficial owner of more than 5% of the outstanding shares of its common stock, (ii) each of our directors and nominees, (iii) each of our NEOs and (iv) all of our executive officers and directors serving as of April 5, 2021, as a group. Unless otherwise stated, the address of each NEO and director is c/o Avangrid, Inc., 180 Marsh Hill Road, Orange, Connecticut 06477. The persons listed below have sole voting and investment power as to all shares indicated unless otherwise noted.

Name	Total number of shares beneficially owned and nature of beneficial ownership(1)	Percent of outstanding shares of common stock owned	Of total number of shares beneficially owned, number of deferred shares

Iberdrola, S.A(1)	252,235,232	81.5	—

Ignacio S. Galán	106,400	*	—

John Baldacci	350	*	—

Daniel Alcain Lopéz	1,711	*	—

Dennis V. Arriola	25,000	*	—

Pedro Azagra Blázquez	—	—	—

Robert Duffy	10	*	—

Teresa Herbert	1,000	*	—

Alejandro de Hoz	509	*	—

Patricia Jacobs	—	—	—

Robert Kump	7,084	*	—

John Lahey	93,632	*	71,584

R. Scott Mahoney	4,195	*	—

Anthony Marone	11,456	*	—

José Ángel Marra Rodríguez	—	—	—

Santiago Martinez Garrido	—	—	—

José Sáinz Armada	—	—	—

Alan Solomont	7,148	*	—

Douglas Stuver	1,593	*	—

Elizabeth Timm	1,962	*	—

James Torgerson	305,380	*	292,205

All directors and executive officers as a group (25 persons)	272,903	*	71,584

*	The percentage of shares beneficially owned by such director or NEO does not exceed one percent of the outstanding shares of common stock.

(1)

Information with respect to Iberdrola, S.A. was obtained from a Schedule 13G filed with the SEC on February 12, 2016. Iberdrola, S.A.’s address is c/o Avangrid, Inc., 180 Marsh Hill Road, Orange, Connecticut 06477.

90	2021 Proxy Statement

Other Information (continued)

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires AVANGRID’s directors, certain of its officers and persons who beneficially own more than 10% of the outstanding shares of AVANGRID’s common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Based solely on AVANGRID’s review of such reports filed electronically with the SEC and on any written representations from such reporting persons, AVANGRID believes that in 2020 all such reporting persons filed the required reports on a timely basis in accordance with Section 16(a) other than due to an inadvertent administrative error on the part of AVANGRID one late Form 4 was filed on behalf of Mr. Alcain Lopéz, a director of AVANGRID, to report his acquisition of shares of common stock upon the vesting of certain performance share units.

Date for Submission of Proposals by Shareholders

In accordance with the rules established by the SEC, shareholders who intend to present proposals for action at the 2022 annual meeting of shareholders are advised that such proposals must be received at our principal executive offices by December 17, 2021, which is the 120th day prior to the first anniversary of the date on which this proxy statement was first released to our shareholders in connection with the Annual Meeting, and must satisfy the conditions established by SEC Rule 14a-8 for such purpose in order to be included in the proxy statement and form of proxy for that meeting.

Out side the processes of Rule 14a-8, written notice of proposals of shareholders to be considered at the 2022 annual meeting without inclusion in next year’s proxy statement must be received on or before March 2, 2022, which is the 45th day prior to the first anniversary of the date on which this proxy statement was first released to our shareholders in connection with the Annual Meeting. If a notice is received after March 2, 2022, then the notice will be considered untimely and the proxies held by management may provide the discretion to vote against such proposal, even though the proposal is not discussed in the proxy statement. Notices of intention to present proposals at the 2022 annual meeting should be addressed to R. Scott Mahoney, Senior Vice President – General Counsel and Corporate Secretary, Avangrid, Inc., 180 Marsh Hill Road, Orange, Connecticut 06477.

General Information

Annual Meeting of Shareholders

Virtual Meeting Site:	June 1, 2021
www.virtualshareholdermeeting.com/AGR2021	8:30 a.m. Eastern Time

The Record Date for the Annual Meeting is April 5, 2021. Only shareholders of record as of the close of business on this date are entitled to vote at the Annual Meeting. AVANGRID is soliciting proxies for use at the Annual Meeting, including any postponements or adjournments.

2021 Proxy Statement	91

Other Information (continued)

Attending the Annual Meeting

We are pleased to welcome shareholders to the Annual Meeting. Due to the COVID-19 pandemic, the Annual Meeting will be held in a virtual format only to provide a safe experience for our shareholders and employees.

To attend, vote, and submit questions during the Annual Meeting visit www.virtualshareholdermeeting.com/AGR2021 and enter the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, voting instruction form, or proxy card. Online access to the webcast will open approximately 15 minutes prior to the start of the Annual Meeting. To submit questions in advance of the Annual Meeting, visit www.proxyvote.com before 11:59 P.M. Eastern Time on May 31, 2021 and enter the 16-digit control number. If you have any questions about www.proxyvote.com or your control number, please contact the bank, broker, or other organization that holds your shares. The availability of online voting may depend on the voting procedures of the organization that holds your shares.

No recording of the Annual Meeting is allowed, including audio and video recording.

Even if you plan on attending the Annual Meeting, we encourage you to vote your shares in advance using one of the methods described in this proxy statement to ensure that your vote will be represented at the Annual Meeting. We reserve the right to eject an attendee or cut off speaking privileges for behavior likely to cause disruption or annoyance or for failure to comply with reasonable requests or the rules of conduct for the meeting, including time limits applicable to attendees who are permitted to speak.

We will endeavor to answer as many questions submitted by shareholders as time permits. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.

In the event of technical difficulties with the Annual Meeting, we expect that an announcement will be made on www.virtualshareholdermeeting.com/AGR2021. If necessary, the announcement will provide updated information regarding the date, time, and location of the Annual Meeting. Any updated information regarding the Annual Meeting will also be posted in the Investor Relations section of www.avangrid.com.

Proxy Materials

In accordance with SEC rules, we are using the internet as the primary means of furnishing proxy materials to shareholders. Accordingly, most shareholders will not receive paper copies of our proxy materials. We instead sent shareholders a Notice of Internet Availability of the Proxy Materials (the “Notice”) with instructions for voting and for accessing the proxy materials online including the notice of annual meeting of shareholders, proxy statement, and 2020 Annual Report on Form 10-K. The Notice was mailed on or about April16, 2021. The Notice also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose. Additionally, and in accordance with SEC rules, you may access our proxy materials at www.proxyvote.com.

The Notice provides you with instructions regarding how to:

•	view the proxy materials for the annual meeting on the internet and vote at the annual meeting; and

•	instruct us to send future proxy materials to you in printed form or electronically by e-mail.

92	2021 Proxy Statement

Other Information (continued)

Householding

To reduce the expense of delivering duplicate proxy materials to our shareholders, we are relying on the SEC rules that permit us to deliver only one set of proxy materials, including our proxy statement, our 2020 Annual Report on Form 10-K and the Notice, to multiple shareholders who share an address unless we receive contrary instructions from any shareholder at that address. This practice, known as “householding,” reduces duplicate mailings, thus saving printing and postage costs as well as natural resources. Each shareholder retains a separate right to vote on all matters presented at the annual meeting. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you wish to request that we promptly deliver to you and to receive a separate copy of the 2020 Annual Report on Form 10-K or other proxy materials, free of charge, or if you wish to receive separate copies of future annual reports or proxy materials or request delivery of a single copy of these materials, please mail your request to Avangrid, Inc., 180 Marsh Hill Road, Orange, Connecticut 06477 or call (207) 629-1200.

Quorum

In order for us to conduct the Annual Meeting, the holders of a majority of the shares of the common stock outstanding as of April 5, 2021, must be present at the annual meeting in person or by proxy. This is referred to as a quorum. Abstentions and “broker non-votes” (shares held by a broker or nominee that does not have discretionary authority to vote on a particular matter and has not received voting instructions from its client) are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the annual meeting. Your shares will be counted as present at the annual meeting if you do one of the following:

•	Vote via the internet or by telephone

•	Return a properly executed proxy by mail (even if you do not provide voting instructions)

•	Attend the virtual annual meeting and vote electronically in person

We urge you to vote in advance of the annual meeting by voting by Internet, telephone or mail but you may vote electronically by attending the virtual annual meeting. If you do not hold your shares directly in your own name and your shares are held in the name of a brokerage firm or other nominee you must provide us with a valid “legal proxy” to vote at the Annual Meeting. You can obtain a legal proxy by contacting your account representative at the bank, brokerage firm, broker-dealer or other similar organization through which you hold your shares.

Voting

Each share of our common stock has one vote on each matter. Only shareholders of record of our common stock at the close of business on April 5, 2021 (the “record date”), may vote, either in person or by proxy, at the annual meeting. On the record date, we had approximately 309,491,082 shares of common stock outstanding.

If your shares are registered directly in your name with AVANGRID’s transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are the shareholder of record with respect to those shares. If your shares are held at a bank, broker, or other organization then you are the “beneficial owner of shares held in street name.” As a beneficial owner, you have the right to instruct the person or organization holding your shares how to vote your shares.

2021 Proxy Statement	93

Other Information (continued)

Voting Procedure

There are four ways to vote:

•

Online Prior to the Annual Meeting. You may vote by proxy by visiting www.proxyvote.com and entering the control number found in your Notice of Internet Availability. The availability of online voting may depend on the voting procedures of the organization that holds your shares.

•

Online During the Annual Meeting. You may vote online during the Annual Meeting by visiting www.virtualshareholdermeeting.com/AGR2021, entering the control number found in your Notice of Internet Availability, and following the on-screen instructions. The availability of online voting may depend on the voting procedures of the organization that holds your shares. The meeting webcast will begin promptly at 8:30 a.m. Eastern Time. Online access to the webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for you to log in and test your system. If you experience technical difficulties during the check-in process or during the meeting please call the technical support number that will be posted on the Annual Meeting log in page for assistance.

•

Phone. If you request printed copies of the proxy materials by mail, you will receive a proxy card or voting instruction form and you may vote by proxy by calling the toll-free number found on the card or form. The availability of phone voting may depend on the voting procedures of the organization that holds your shares.

•

Mail. If you request printed copies of the proxy materials by mail, you will receive a proxy card or voting instruction form and you may vote by proxy by filling out the card or form and returning it in the envelope provided.

All shares represented by valid proxies received prior to the taking of the vote at the Annual Meeting or the applicable deadline set forth in the proxy card or voting instruction form will be voted and, where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the shareholder’s instructions. Even if you plan on attending the Annual Meeting, we encourage you to vote your shares in advance online, by phone, or by mail to ensure that your vote will be represented at the Annual Meeting.

Changing Your Vote

You may change your vote at any time before the polls close at the Annual Meeting. You may do this by using one of the following methods:

•

Online Prior to the Annual Meeting. You may change your vote using the online voting method described above, in which case only your latest internet proxy submitted by the applicable deadline prior to the Annual Meeting will be counted.

•

Online During the Annual Meeting. You may change your vote by attending the Annual Meeting by visiting www.virtualshareholdermeeting.com/AGR2021, entering the control number found in your Notice of Internet Availability, and following the instructions to vote, in which case only your latest internet proxy submitted will be counted.

•

Phone. You may change your vote using the phone voting method described above, in which case only your latest telephone proxy submitted by the applicable deadline prior to the Annual Meeting will be counted.

94	2021 Proxy Statement

Other Information (continued)

•

Mail. You may revoke your proxy and change your vote by signing and returning a new proxy card or voting instruction form dated as of a later date, in which case only your latest proxy card or voting instruction form received by the applicable deadline prior to the Annual Meeting will be counted. You may also revoke your proxy by sending a written notice of revocation, which must be received before the commencement of the Annual Meeting, to R. Scott Mahoney, Senior Vice President – General Counsel and Corporate Secretary, Avangrid, Inc., 180 Marsh Hill Road, Orange, Connecticut 06477.

Uninstructed Shares

If you sign and return your proxy card or voting instruction form (including over the internet or by telephone) but do not include voting instructions, your proxy will be voted as the board recommends on each proposal.

If you hold your shares directly in your own name, and do not vote or provide a proxy, your shares will not be voted. If your shares are held in the name of a bank, broker, brokerage firm or other nominee, under NYSE rules, your broker may vote your shares on “routine” matters even if you do not provide a proxy. The only routine matter to be voted on at the Annual Meeting is the ratification of the selection of our independent registered public accounting firm for the current calendar year. If a brokerage firm votes your shares on this matter in accordance with these rules, your shares will count as present at the Annual Meeting for purposes of establishing a quorum and will count as “FOR” votes or “AGAINST” votes on this matter, as the case may be, depending on how the broker votes, but will not count as a “FOR” or “AGAINST” vote for any other matter, including the election of directors. If a brokerage firm signs and returns a proxy on your behalf that does not contain voting instructions, your shares will count as present at the Annual Meeting for quorum purposes and will be voted ”FOR” the selection of KPMG as our independent public accounting firm for the current year, but will not count as a “FOR” vote for any other matter, including the election of directors.

If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on the matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Vote Required to Approve a Proposal

Each share of our common stock outstanding on the record date is entitled to one vote on each of the 14 director nominees and one vote on each other matter.

•

Proposal One: Election of directors – In an uncontested election, directors receiving an affirmative vote of a majority of the votes cast in person or by proxy by holders of shares entitled to vote at the Annual Meeting. An “uncontested election” is generally any meeting of shareholders at which the number of nominees does not exceed the number of directors to be elected. If you do not submit your voting instruction form to your broker, your broker may not vote with respect to this proposal. For your vote to be counted on this item, you must submit your voting instructions to your broker or custodian. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on this proposal.

•

Proposal Two: Ratification of KPMG as independent auditor for the year ending December 31, 2021 – The affirmative vote of a majority of the votes cast at the annual meeting in person or by proxy by the holders of

2021 Proxy Statement	95

Other Information (continued)

shares entitled to vote therein is required to ratify the audit and compliance committee’s appointment of KPMG as the company’s independent auditors for 2021. Even if you do not submit your voting instruction form, your broker may vote your shares with respect to this proposal. Abstentions will not be counted as votes cast for such purposes.

•

Proposal Three: Advisory resolution to approve named executive officer compensation – Approval of the advisory resolution to approve NEO compensation requires the affirmative vote of a majority of the votes cast at the annual meeting in person or by proxy by the holders of shares entitled to vote therein. If you do not submit your voting instruction form to your broker, your broker may not vote with respect to this proposal. For your vote to be counted on this item, you must submit your voting instructions to your broker or custodian. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on this proposal.

•

Proposal Four: Approval of the Amendment to the Avangrid, Inc. Amended and Restated Omnibus Incentive Plan – Approval of the amendment to the Avangrid, Inc. Amended and Restated Omnibus Incentive Plan requires the affirmative vote of a majority of the votes cast at the annual meeting in person or by proxy by the holders of shares entitled to vote therein. If you do not submit your voting instruction form to your broker, your broker may not vote with respect to this proposal. For your vote to be counted on this item, you must submit your voting instructions to your broker or custodian. Broker non-votes will not be counted as votes cast and will have no effect on this proposal, but in accordance with NYSE rules, abstentions will be counted as votes cast and therefore “against’ this proposal.

Tabulation and Reporting of Voting Results

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be tallied by the inspector of election after the taking of the vote at the Annual Meeting. AVANGRID will publish the final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

Annual Meeting Admission

Due to the COVID-19 pandemic, the Annual Meeting will be held in a virtual format only to provide a safe experience for our shareholders and employees.

To attend, vote, and submit questions during the Annual Meeting, please visit www.virtualshareholdermeeting.com/AGR2021 and enter the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, voting instruction form, or proxy card. Online access to the webcast will open approximately 15 minutes prior to the start of the Annual Meeting.

Even if you plan on attending the Annual Meeting, we encourage you to vote your shares in advance online, or if you requested printed copies of the proxy materials, by phone or by mail, to ensure that your vote will be represented at the Annual Meeting.

Our Principal Executive Office

The company’s principal executive office is located at 180 Marsh Hill Road, Orange, Connecticut 06477.

96	2021 Proxy Statement

Other Information (continued)

Solicitation

We pay all costs of soliciting proxies, including the cost of preparing, assembling and mailing the Notice, proxy statement and proxy. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone or electronic transmission. Brokers and other nominees will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses. In addition, we have hired Okapi to solicit proxies for a fee that is not expected to exceed $8,500, plus reasonable out-of-pocket costs and expenses.

Other Business

As of the date of this proxy statement, we do not know of any other matters that may be presented for action at the meeting. Should any other business properly come before the meeting, the persons named on the enclosed proxy will, as stated therein, have discretionary authority to vote the shares represented by such proxy in accordance with their best judgment.

Availability of Proxy Materials

Our 2020 Annual Report on Form 10-K, is being mailed with this proxy statement to those shareholders that received a copy of the proxy materials in the mail. For those shareholders that received the Notice of Internet Availability of Proxy Materials, this proxy statement and our 2020 Annual Report on Form 10-K are available at our website at www.avangrid.com. Additionally, and in accordance with SEC rules, you may access our 2020 Annual Report on Form 10-K and proxy statement at www.proxyvote.com. If you did not receive this proxy statement or our 2020 Annual Report on Form 10-K by mail, one will be provided to you without charge, if you request it in writing. Please direct your written requests to R. Scott Mahoney, Senior Vice President – General Counsel and Corporate Secretary, Avangrid, Inc., 180 Marsh Hill Road, Orange, Connecticut 06477. The company’s copying costs will be charged if exhibits to the 2020 Annual Report on Form 10-K are requested.

The information provided on the company’s website (www.avangrid.com) is referenced in this proxy statement for information purposes only. The information on the company’s website shall not be deemed to be a part of or incorporated by reference into this proxy statement or any other filings we make with the SEC.

Questions

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Okapi Partners LLC (Okapi) toll free at (855) 208-8902.

2021 Proxy Statement	97

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Shareholders to be Held on June 1, 2021:

The notice of annual meeting of shareholders, proxy statement,

and 2020 Annual Report on Form 10-K are available at www.proxyvote.com.

98	2021 Proxy Statement

Annex A – Non-GAAP Financial Measures

2021 Proxy Statement	A-1

Use of Non-GAAP Financial Measures

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles for financial reporting in the United States (“U.S. GAAP”), we consider adjusted net income and adjusted earnings per share as non-GAAP financial measures that are not prepared in accordance with U.S. GAAP. The non-GAAP financial measures we use are specific to the company and the non-GAAP financial measures of other companies may not be calculated in the same manner. We use these non-GAAP financial measures, in addition to U.S. GAAP measures, to establish operating budgets and operational goals to manage and monitor our business, evaluate our operating and financial performance and to compare such performance to prior periods and to the performance of our competitors. We believe that presenting such non-GAAP financial measures is useful because such measures can be used to analyze and compare profitability between companies and industries by eliminating the impact of certain non-cash charges. In addition, we present non-GAAP financial measures because we believe that they and other similar measures are widely used by certain investors, securities analysts and other interested parties as supplemental measures of performance.

We define adjusted net income as net income adjusted to exclude restructuring charges, mark-to-market earnings from changes in the fair value of derivative instruments, loss from held for sale measurement, accelerated depreciation derived from repowering of wind farms, impact of the Tax Cuts and Jobs Act of 2017 enacted by the U.S. federal government on December 22, 2017, costs incurred related to the PNMR Merger, a legal settlement, costs incurred in connection with the COVID-19 pandemic and adjustments for the non-core gas storage business. We believe adjusted net income is more useful in understanding and evaluating actual and projected financial performance and contribution of the company’s core lines of business and to more fully compare and explain our results. The most directly comparable U.S. GAAP measure to adjusted net income is net income. We also define adjusted earnings per share, or adjusted EPS, as adjusted net income converted to an earnings per share amount.

The use of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the company’s U.S. GAAP financial information, and investors are cautioned that the non-GAAP financial measures are limited in their usefulness, may be unique to the company and should be considered only as a supplement to the company’s U.S. GAAP financial measures. The non-GAAP financial measures may not be comparable to other similarly titled measures of other companies and have limitations as analytical tools.

Non-GAAP financial measures are not primary measurements of our performance under U.S. GAAP and should not be considered as alternatives to operating income, net income or any other performance measures determined in accordance with U.S. GAAP.

A-2	2021 Proxy Statement

Use of Non-GAAP Financial Measures (continued)

Reconciliation of Adjusted Net Income and Adjusted EPS

Year Ended December 31,

2020

(in millions)

Networks	$546

Renewables	103

Corporate (1)	(67)

Gas Storage	—

Net Income	$581

Adjustments:

Mark-to-market adjustments - Renewables (2)	5

Restructuring charges (3)	6

Loss from held for sale measurement (4)	—

Impact of the Tax Act (5)	—

Accelerated depreciation from repowering (6)	9

Impact of COVID-19 (7)	29

Merger costs (8)	6

Legal settlement - Gas storage (9)	5

Income tax impact of adjustments	(16)

Gas Storage, net of tax (9)	—

Adjusted Net Income (10)	$625

Year Ended December 31,

2020

Networks	$1.76

Renewables	0.33

Corporate (1)	(0.22)

Gas Storage	—

Earnings Per Share	$1.88

Adjustments:

Mark-to-market adjustments - Renewables (2)	0.02

Restructuring charges (3)	0.02

Loss from held for sale measurement (4)	—

Impact of the Tax Act (5)	—

Accelerated depreciation from repowering (6)	0.03

Impact of COVID-19 (7)	0.09

Merger costs (8)	0.02

Legal settlement - Gas storage (9)	0.01

Income tax impact of adjustments	(0.05)

Gas Storage, net of tax (9)	—

Adjusted Earnings Per Share (10)	$2.02

(1)	Includes corporate and other non-regulated entities as well as intersegment eliminations.

(2)	Mark-to-market earnings relates to earnings impacts from changes in the fair value of Renewables’ derivative instruments associated with electricity and natural gas.

(3)

Restructuring and severance related charges relate to costs resulting from restructuring actions involving initial targeted voluntary workforce reductions and related costs in our plan to vacate a lease, predominantly within the Networks segment and costs to implement an initiative to mitigate costs and achieve sustainable growth.

(4)	Represents loss from measurement of assets and liabilities held for sale in connection with the sale of the gas trading and storage businesses.

(5)	Represents the impact from measurement of deferred income tax balances as a result of the Tax Act enacted by the U.S. federal government on December 22, 2017.

(6)	Represents the amount of accelerated depreciation derived from the repowering of wind farms in Renewables.

(7)	Represents costs incurred in connection with the COVID-19 pandemic.

(8)	Pre-merger costs incurred.

(9)	Removal of the impact from Gas activity in the reconciliation to AVANGRID Net Income.

(10)

Adjusted Net Income and Adjusted Earnings Per Share are non-GAAP financial measures and are presented after excluding restructuring charges, loss from held for sale measurement, impact of the Tax Act, accelerated depreciation derived from the repowering wind farms, Mark-to-market activities in Renewables, costs incurred related to the PNMR Merger, costs incurred in connection with the COVID-19 pandemic, merger costs and the Gas storage businesses.

2021 Proxy Statement	A-3

Annex B – Amended and Restated Avangrid, Inc. Omnibus Incentive Plan

2021 Proxy Statement	B-1

Amended and Restated Avangrid, Inc. Omnibus Incentive Plan

AVANGRID, INC.

AMENDED AND RESTATED OMNIBUS INCENTIVE PLAN

1. Purpose. The Plan’s purpose is to enhance the ability of the Company and its Subsidiaries to attract, retain, reward and motivate persons who make (or are expected to make) important contributions to the Company or its Subsidiaries by providing these individuals with equitable and competitive compensation opportunities through equity-based or cash-based incentives. Capitalized terms used in the Plan are defined in Section 11.

2. Eligibility. Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein.

3. Administration and Delegation.

(a) Administration. The Plan is administered by the Administrator. The Administrator has authority to determine which Service Providers receive Awards, grant Awards and set Award terms and conditions, subject to the conditions and limitations in the Plan. The Administrator also has the authority to take all actions and make all determinations under the Plan, to interpret the Plan and Award Agreements and to adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems advisable. The Administrator may correct defects and ambiguities, supply omissions and reconcile inconsistencies in the Plan or any Award as it deems necessary or appropriate to administer the Plan and any Awards. The Administrator’s determinations under the Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the Plan or any Award. Notwithstanding the foregoing or any other provision of this Plan to the contrary, after a Change in Control has occurred, the Administrator may not take any action to override, contradict or ignore any determination made or action taken by the Administrator prior to the occurrence of a Change in Control.

(b) Appointment of Committees. To the extent Applicable Laws permit, the Board may delegate any or all of its powers under the Plan to one or more Committees. The Board may abolish any Committee or re-vest in itself any previously delegated authority at any time.

4. Stock Available for Awards.

(a) Number of Shares. Subject to adjustment under Section 8 and the terms of this Section 4, Awards may be made under the Plan covering up to the Overall Share Limit. Shares issued under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares.

(b) Share Recycling. If all or any part of an Award expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring Shares covered by the Award at a price not greater than the price (as adjusted to reflect any Equity Restructuring) paid by the Participant for such Shares or not issuing any Shares covered by the Award, the unused Shares covered by the Award will, as applicable, become or again be available for Award grants under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not count against the Overall Share Limit. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 4(a) and shall not be available for future grants of Awards: (i) Shares tendered by a holder or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options.

(c) Incentive Stock Option Limitations. Notwithstanding anything to the contrary herein, no more than the number of shares specified in the Overall Share Limit paragraph in Section 11 may be issued pursuant to the exercise of Incentive Stock Options.

(d) Substitute Awards. In connection with an entity’s merger or consolidation with the Company or any Subsidiary or the Company’s or any Subsidiary’s acquisition of an entity’s property or stock, the Administrator may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation

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Amended and Restated Avangrid, Inc. Omnibus Incentive Plan (continued)

by such entity or its affiliate. Subject to any applicable requirements under the Code or Applicable Laws, Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Overall Share Limit, except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan.

(e) Individual Award Limitations. Notwithstanding any provision in the Plan to the contrary, and subject to adjustment as provided in Section 8, the maximum aggregate number of Shares with respect to one or more Awards denominated in Shares that may be granted to any one person during any fiscal year of the Company (including awards denominated in Shares but payable or paid in cash) shall be ~~250,000~~ 300,000 and the maximum aggregate amount of cash that may be paid in cash to any one person during any fiscal year of the Company with respect to one or more Awards payable in cash and not denominated in Shares shall be $10,000,000.

5. Stock Options and Stock Appreciation Rights.

(a) General. The Administrator may grant Options or Stock Appreciation Rights to Service Providers subject to the limitations in the Plan, including Section 9(i) with respect to Incentive Stock Options. The Administrator will determine the number of Shares covered by each Option and Stock Appreciation Right, the exercise price of each Option and Stock Appreciation Right and the conditions and limitations applicable to the exercise of each Option and Stock Appreciation Right. A Stock Appreciation Right will entitle the Participant (or other person entitled to exercise the Stock Appreciation Right) to receive from the Company upon exercise of the exercisable portion of the Stock Appreciation Right an amount determined by multiplying the excess, if any, of the Fair Market Value of one Share on the date of exercise over the exercise price per Share of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations of the Plan or that the Administrator may impose and payable in cash, Shares valued at Fair Market Value or a combination of the two as the Administrator may determine or provide in the Award Agreement.

(b) Exercise Price. The Administrator will establish each Option’s and Stock Appreciation Right’s exercise price and specify the exercise price in the Award Agreement. The exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option or Stock Appreciation Right.

(c) Duration of Options. Each Option or Stock Appreciation Right will be exercisable at such times and as specified in the Award Agreement, provided that the term of an Option or Stock Appreciation Right will not exceed ten years.

(d) Exercise. Options and Stock Appreciation Rights may be exercised by delivering to the Company a written notice of exercise, in a form the Administrator approves (which may be electronic), signed by the person authorized to exercise the Option or Stock Appreciation Right, together with, as applicable, payment in full (i) as specified in Section 5(e) for the number of Shares for which the Award is exercised and (ii) as specified in Section 9(e) for any applicable taxes. Unless the Administrator otherwise determines, an Option or Stock Appreciation Right may not be exercised for a fraction of a Share.

(e) Payment Upon Exercise. The exercise price of an Option must be paid in cash or by check payable to the order of the Company or, subject to Section 10(h), any Company insider trading policy (including blackout periods) and Applicable Laws, by:

(i) if there is a public market for Shares at the time of exercise, unless the Administrator otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price, or (B) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that such amount is paid to the Company at such time as may be required by the Administrator;

(ii) to the extent permitted by the Administrator, delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their Fair Market Value;

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Amended and Restated Avangrid, Inc. Omnibus Incentive Plan (continued)

(iii) to the extent permitted by the Administrator, surrendering Shares then issuable upon the Option’s exercise valued at their Fair Market Value on the exercise date;

(iv) to the extent permitted by the Administrator, delivery of a promissory note or any other property that the Administrator determines is good and valuable consideration; or

(v) any combination of the above permitted payment forms (including cash or check).

6. Restricted Stock; Restricted Stock Units.

(a) General. The Administrator may grant Restricted Stock, or the right to purchase Restricted Stock, to any Service Provider, subject to the Company’s right to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant (or to require forfeiture of such shares) if conditions the Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award. In addition, the Administrator may grant to Service Providers Restricted Stock Units, which may be subject to vesting and forfeiture conditions during the applicable restriction period or periods, as set forth in an Award Agreement. The Administrator will determine and set forth in the Award Agreement the terms and conditions for each Restricted Stock and Restricted Stock Unit Award, subject to the conditions and limitations contained in the Plan.

(b) Restricted Stock.

(i) Dividends. Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such Shares, unless the Administrator provides otherwise in the Award Agreement. In addition, unless the Administrator provides otherwise, if any dividends or distributions are paid in Shares, or consist of a dividend or distribution to holders of Common Stock of property other than an ordinary cash dividend, the Shares or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. In addition, with respect to a share of Restricted Stock with performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the share of Restricted Stock vests.

(ii) Stock Certificates. The Company may require that the Participant deposit in escrow with the Company (or its designee) any stock certificates issued in respect of shares of Restricted Stock, together with a stock power endorsed in blank.

(c) Restricted Stock Units.

(i) Settlement. The Administrator may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A.

(ii) ~~Stockholder~~ Shareholder Rights. A Participant will have no rights of a ~~stockholder~~ shareholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.

(iii) Dividend Equivalents. If the Administrator provides, a grant of Restricted Stock Units may provide a Participant with the right to receive Dividend Equivalents. Dividend Equivalents may be paid currently or credited to an account for the Participant, settled in cash or Shares and subject to the same restrictions on transferability and forfeitability as the Restricted Stock Units with respect to which the Dividend Equivalents are granted and subject to other terms and conditions as set forth in the Award Agreement. In addition, Dividend Equivalents with respect to an Award with performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests.

7. Other Stock or Cash Based Awards. Other Stock or Cash Based Awards may be granted to Participants, including Awards entitling Participants to receive Shares to be delivered in the future and including annual or other

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Amended and Restated Avangrid, Inc. Omnibus Incentive Plan (continued)

periodic or long-term cash bonus awards (whether based on specified Performance Criteria or otherwise), in each case subject to any conditions and limitations in the Plan. Such Other Stock or Cash Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock or Cash Based Awards may be paid in Shares, cash or other property, as the Administrator determines. Subject to the provisions of the Plan, the Administrator will determine the terms and conditions of each Other Stock or Cash Based Award, including any purchase price, performance goal (which may be based on the Performance Criteria), transfer restrictions, and vesting conditions, which will be set forth in the applicable Award Agreement.

8. Adjustments for Changes in Common Stock and Certain Other Events.

(a) Equity Restructuring. In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Section 8, the Administrator will equitably adjust each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding Award and/or the Award’s exercise price or grant price (if applicable), granting new Awards to Participants, and making a cash payment to Participants. The adjustments provided under this Section 8(a) will be nondiscretionary and final and binding on the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable.

(b) Corporate Transactions. In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), reorganization, merger, consolidation, combination, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, Change in Control, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the Company or its financial statements or any change in any Applicable Laws or accounting principles, the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event (except that action to give effect to a change in Applicable Law or accounting principles may be made within a reasonable period of time after such change) and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such transaction or event or (z) give effect to such changes in Applicable Laws or accounting principles:

(i) To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment;

(ii) To provide that such Award shall vest and, to the extent applicable, be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;

(iii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price, in all cases, as determined by the Administrator;

(iv) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards and/or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Section 4 hereof on the maximum number and kind of shares which may be issued and specifically including, for the avoidance of doubt, adjustments to the individual award limitation set forth in Section 4(e)) and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards;

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Amended and Restated Avangrid, Inc. Omnibus Incentive Plan (continued)

(v) To replace such Award with other rights or property selected by the Administrator; and/or

(vi) To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.

(c) Administrative Stand Still. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to ~~stockholders~~shareholders, or any other extraordinary transaction or change affecting the Shares or the share price of Common Stock, including any Equity Restructuring or any securities offering or other similar transaction, for administrative convenience, the Administrator may refuse to permit the exercise of any Award for up to sixty days before or after such transaction.

(d) General. Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 8(a) above or the Administrator’s action under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant or exercise price. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger, consolidation dissolution or liquidation of the Company or sale of Company assets or (iii) any sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares. The Administrator may treat Participants and Awards (or portions thereof) differently under this Section 8.

9. General Provisions Applicable to Awards.

(a) Transferability. Except as the Administrator may determine or provide in an Award Agreement or otherwise for Awards other than Incentive Stock Options, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a domestic relations order, and, during the life of the Participant, will be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, will include references to a Participant’s authorized transferee that the Administrator specifically approves.

(b) Documentation. Each Award will be evidenced in an Award Agreement, which may be written or electronic, as the Administrator determines. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Discretion. Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.

(d) Termination of Status. The Administrator will determine how the disability, death, retirement, authorized leave of absence or any other change or purported change in a Participant’s Service Provider status affects an Award and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, if applicable.

(e) Withholding. Each Participant must pay the Company, or make provision satisfactory to the Administrator for payment of, any taxes required by law to be withheld in connection with such Participant’s Awards by the date of the event creating the tax liability. Except as the Company otherwise determines, all such payments will be made in cash or by check made payable to the order of the Company. The Company or any Subsidiary may, to the extent Applicable Laws permit, deduct an amount sufficient to satisfy such tax obligations based on withholding rates that would not affect the classification of the Award under Financial Accounting Standards Board Accounting Standards Codification 718 (or any successor or other applicable accounting standard) from any payment of any kind otherwise due to a Participant. Notwithstanding the foregoing, Participants may satisfy such tax obligations (i) to the extent permitted by the Administrator, in whole or in part by delivery of Shares, including Shares retained from the Award creating the tax obligation, valued at their Fair Market Value, and (ii) if there is a public market for Shares at the time the tax obligations

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Amended and Restated Avangrid, Inc. Omnibus Incentive Plan (continued)

are satisfied (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Administrator. If any tax withholding obligation will be satisfied under clause (i) of the immediately preceding sentence by the Company’s retention of Shares from the Award creating the tax obligation and there is a public market for Shares at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Participant’s behalf some or all of the Shares retained and to remit the proceeds of the sale to the Company or its designee, and each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence.

(f) Amendment of Award. To the extent consistent with Section 10(f), the Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, changing the exercise or settlement date, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Participant’s consent to such action will be required unless (i) the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Award, or (ii) the change is permitted under Section 8 or pursuant to Section 10(f).

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Company’s satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy any Applicable Laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any securities, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.

(h) Acceleration. The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable.

(i) Additional Terms of Incentive Stock Options. The Administrator may grant Incentive Stock Options only to employees of the Company, any of its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. If an Incentive Stock Option is granted to a Greater Than 10% ~~Stockholder~~Shareholder, the exercise price will not be less than 110% of the Fair Market Value on the Option’s grant date, and the term of the Option will not exceed five years. All Incentive Stock Options will be subject to and construed consistently with Section 422 of the Code. By accepting an Incentive Stock Option, the Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired under the Option made within (i) two years from the grant date of the Option or (ii) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer. The Company, its Subsidiaries and the Administrator will not be liable to a Participant, or any other party, if an Incentive Stock Option fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code. Any Incentive Stock Option or portion thereof that fails to qualify as an “incentive stock option” under Section 422 of the Code for any reason, including becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be a Non-Qualified Stock Option.

(j) Prohibition on Repricing. Subject to Section 8, the Administrator shall not, without the approval of the ~~stockholders~~ shareholders of the Company, (i) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying

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Amended and Restated Avangrid, Inc. Omnibus Incentive Plan (continued)

Shares. Subject to Section 8, the Administrator shall have the authority, without the approval of the ~~stockholders~~ shareholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.

10. Miscellaneous.

(a) No Right to Employment or Other Status. No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to continued employment or any other relationship with the Company or any Subsidiary. The Company and its Subsidiaries expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement.

(b) No Rights as ~~Stockholder~~Shareholder; Certificates. Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a ~~stockholder~~ shareholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Laws require, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on stock certificates issued under the Plan or stop-transfer orders that the Administrator deems necessary or appropriate to comply with Applicable Laws.

(c) Effective Date and Term of Plan. The Company established the Plan, which was approved by the Company’s shareholders at the June 16, 2016 Annual Shareholders’ Meeting, and amended and restated by the Board on March 16, 2017. Subject to shareholder approval, the Company desires to further amend and restate the Plan, effective as February 16, 2021 (the “Effective Date”), subject to approval of the Company’s shareholders. In the event the Company’s shareholders approve the Plan at the June 1, 2021 Annual Shareholders’ Meeting, references to “the Plan” shall be the plan so approved. In the event that the shareholders do not approve the amended and restated plan at the June 1, 2021 Annual Shareholders’ Meeting, references to “the Plan” shall mean the plan as it was in effect as of March 16, 2017~~The Plan will become effective on the date it is adopted by the Board (the “Effective Date”), subject to approval of the Company’s stockholders~~. No Awards may be granted under the Plan after ten years from the earlier of (i) the date the Board adopted the Plan then in effect or (ii) the date the Company’s ~~stockholders~~ shareholders approved the Plan then in effect, but Awards previously granted may extend beyond that date in accordance with the Plan. If the Plan is not approved by the Company’s ~~stockholders~~ shareholders within 12 months after the Effective Date, it will not become effective and any Awards previously granted under the Plan shall be cancelled without consideration or payment therefor. In no event will any Shares be issued to any Participant pursuant to an Award under the Plan unless and until the Plan has been approved by the Company’s ~~stockholders~~shareholders.

(d) Amendment of Plan. The Administrator may amend, suspend or terminate the Plan at any time; provided that no amendment, other than an increase to the Overall Share Limit, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant’s consent. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect before such suspension or termination. The Board will obtain ~~stockholder~~ shareholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

(e) Provisions for Foreign Participants. The Administrator may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(f) Section 409A.

(i) General. The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or

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any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company and its Subsidiaries make no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company and its Subsidiaries will have no obligation under this Section 10(f) or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.

(ii) Separation from Service. If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Participant’s Service Provider relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s Service Provider relationship. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”

(iii) Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter. Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.

(g) Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any Subsidiary. The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.

(h) Lock-Up Period. The Company may, at the request of any underwriter representative or otherwise, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to one hundred eighty days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter.

(i) Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this paragraph by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and

2021 Proxy Statement	B-9

Amended and Restated Avangrid, Inc. Omnibus Incentive Plan (continued)

management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 10(i) in writing, without cost, by contacting the local human resources representative. The Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents in this Section 10(i). For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.

(j) Severability. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.

(k) Governing Documents. If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary) that the Administrator has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan will not apply.

(l) Governing Law. The Plan and all Awards will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the State of Delaware.

(m) Claw-back Provisions. All Awards (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to any Company claw-back policy, including any claw-back policy adopted to comply with Applicable Laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as set forth in such claw-back policy or the Award Agreement.

(n) Titles and Headings. The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.

(o) Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws.

(p) Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.

(q) Broker-Assisted Sales. In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards, including amounts to be paid under the final sentence of Section 9(e): (a) any Shares to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other Participants in the Plan in which all participants receive an average price; (c) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the Company or its designee receives proceeds of such sale that exceed the amount owed, the Company will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for such sale at any particular price; and (f) in the event the proceeds of such sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon

B-10	2021 Proxy Statement

Amended and Restated Avangrid, Inc. Omnibus Incentive Plan (continued)

demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.

(r) Section 162(m). The Committee, in its sole discretion, may determine at the time an Award is granted or at any time thereafter whether such Award is intended to qualify as “performance based compensation” within the meaning of Code Section 162(m) (“Performance-Based Compensation”). For the avoidance of doubt, nothing herein shall require the Committee to structure any awards in a manner intended to constitute Performance-Based Compensation and the Administrator shall be free, in its sole discretion, to grant Awards that are not intended to be Performance-Based Compensation. Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award which is granted to an eligible individual and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as Performance-Based Compensation, and the Plan and the applicable Program and Award Agreement shall be deemed amended to the extent necessary to conform to such requirements. In addition, Awards of Restricted Stock, Restricted Stock Units and Other Stock or Cash Based Awards that are intended to qualify as Performance-Based Compensation shall be subject to the following provisions, which shall control over any conflicting provision in the Plan or any Award Agreement:

(i) To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, no later than 90 days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Committee shall, in writing, (a) designate the Participant to receive such Award (b) select the Performance Criteria applicable to the performance period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each covered employee for such Performance Period.

(ii) Following the completion of each Performance Period, the Committee shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant, including the assessment of individual or corporate performance for the Performance Period.

(iii) Unless otherwise specified by the Committee at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a covered employee shall be determined on the basis of Applicable Accounting Standards.

(iv) No adjustment or action described in Section 8 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Administrator determines that the Award should not so qualify.

11. Definitions. As used in the Plan, the following words and phrases will have the following meanings:

(a) “Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

(b) “Applicable Accounting Standards” means the U.S. Generally Accepted Accounting Principles, International Financial Reporting Standards or other accounting principles or standards applicable to the Company’s financial statements under U.S. federal securities laws.

(c) “Applicable Laws” means the requirements relating to the administration of incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where Awards are granted.

(d) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Other Stock or Cash Based Awards.

2021 Proxy Statement	B-11

Amended and Restated Avangrid, Inc. Omnibus Incentive Plan (continued)

(e) “Award Agreement” means a written agreement evidencing an Award, which may be electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.

(f) “Board” means the Board of Directors of the Company.

(g) “Change in Control” means and includes each of the following:

(i) A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clauses (a) and (b) of subsection (iii) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(ii) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (i) or (iii)) whose election by the Board or nomination for election by the Company’s ~~stockholders~~ shareholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination (other than the Merger) or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

a. which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

b. after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (b) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (i), (ii) or (iii) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction

B-12	2021 Proxy Statement

Amended and Restated Avangrid, Inc. Omnibus Incentive Plan (continued)

with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

(h) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

(i) “Committee” means one or more committees or subcommittees of the Board, which may include one or more Company directors or executive officers, to the extent Applicable Laws permit. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan. To the extent an Award is intended to qualify as “performance based compensation” within the meaning of Code Section 162(m), it is intended that each member of the Committee will be an “outside director” within the meaning of Code Section 162(m).

(j) “Common Stock” means the common stock of the Company.

(k) “Company” means Avangrid, Inc. or any successor.

(l) “Consultant” means any person, including any adviser, engaged by the Company or its Subsidiary to render services to such entity if the consultant or adviser: (i) renders bona fide services to the Company; (ii) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) is a natural person.

(m) “Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate.

(n) “Director” means a Board member.

(o) “Disability” means a permanent and total disability under Section 22(e)(3) of the Code, as amended.

(p) “Dividend Equivalents” means a right granted to a Participant under the Plan to receive the equivalent value (in cash or Shares) of dividends paid on Shares.

(q) “Employee” means any employee of the Company or its Subsidiaries.

(r) “Equity Restructuring” means a nonreciprocal transaction between the Company and its ~~stockholders~~shareholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other Company securities) or the share price of Common Stock (or other Company securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t) “Fair Market Value” means, as of any date, the value of Common Stock on such date as determined by such reasonable methods or procedures as may be established from time to time by the Administrator in accordance with the requirements of the Code and all Applicable Laws. Unless otherwise determined by the Administrator, the Fair Market Value of Common Stock shall be determined as follows: (i) if the Common Stock is listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (ii) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (iii) without an established market for the Common Stock, the Administrator will determine the Fair Market Value in its discretion.

2021 Proxy Statement	B-13

Amended and Restated Avangrid, Inc. Omnibus Incentive Plan (continued)

(u) “Greater Than 10% ~~Stockholder~~Shareholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporation, as defined in Section 424(e) and (f) of the Code, respectively.

(v) “Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.

(w) “Non-Qualified Stock Option” means an Option not intended or not qualifying as an Incentive Stock Option.

(x) “Option” means an option to purchase Shares.

(y) “Other Stock or Cash Based Awards” means cash awards, awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise based on, Shares or other property.

(z) “Overall Share Limit” means 2,500,000 Shares.

(aa) “Participant” means a Service Provider who has been granted an Award.

(bb) “Performance Criteria” mean the criteria (and adjustments) that the Administrator may select for an Award to establish performance goals for a performance period, which may include the individual criteria listed below. For Awards of Restricted Stock, Restricted Stock Units and Other Stock or Cash Based Awards that are intended to qualify as “performance-based compensation” within the meaning of Code Section 162(m), the Performance Criteria shall be determined as follows:

(i) The Performance Criteria used to establish Performance Goals are limited to the following: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on ~~stockholders’~~ shareholders’ equity; total ~~stockholder~~ shareholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; market share; economic value or economic value added models; division, group or corporate financial goals; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human resources management; supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; operating performance metrics (including but not limited to electric and gas system reliability for bulk and distribution systems, electricity and gas delivered, efficiency ratio, adequacy and security of electric and gas supply, safety, compliance and mitigating and managing enterprise risk); operating and maintenance cost management; demand-side management (including conservation and load management); market share; service reliability; energy production availability performance; aggregate product price and other product price measures; and marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease, peer group results, or market performance indicators or indices.

(ii) The Administrator may, in its sole discretion, but within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to

B-14	2021 Proxy Statement

Amended and Restated Avangrid, Inc. Omnibus Incentive Plan (continued)

acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments; (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s or any Subsidiary’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges or other non-cash charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; (xix) items attributable to expenses incurred in connection with a reduction in force or early retirement initiative; or (xx) items relating to any other unusual or nonrecurring events or changes in Applicable Law, accounting principles or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

(cc) “Performance Goals” shall mean, for a Performance Period, one or more goals established by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, business unit, or an individual. For all Awards intended to qualify as Performance-Based Compensation, Performance Goals shall be established no later than 90 days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code).

(dd) “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, an Award.

(ee) “Plan” means this Omnibus Incentive Plan.

(ff) “Restricted Stock” means Shares awarded to a Participant under Section 6 subject to certain vesting conditions and other restrictions.

(gg) “Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such settlement date, subject to certain vesting conditions and other restrictions.

(hh) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.

(ii) “Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.

(jj) “Securities Act” means the Securities Act of 1933, as amended.

(kk) “Service Provider” means an Employee, Consultant or Director.

(ll) “Shares” means shares of Common Stock.

(mm) “Stock Appreciation Right” means a stock appreciation right granted under Section 5.

(nn) “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

* * *

2021 Proxy Statement	B-15

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY D50533-P49431 ! ! ! For All Against All For All Except ! ! ! ! ! ! ! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer. AVANGRID, INC. 1. ELECTION OF DIRECTORS The board of directors recommends you vote FOR the following nominees: Vote on Directors Nominees: 01) Ignacio S. Galán 02) John Baldacci 03) Daniel Alcain Lopéz 04) Dennis V. Arriola 05) Pedro Azagra Blázquez 06) Robert Duffy 07) Teresa Herbert 08) Patricia Jacobs 09) John Lahey 10) José Ángel Marra Rodríguez 11) Santiago Martínez Garrido 12) José Sáinz Armada 13) Alan Solomont 14) Elizabeth Timm 2. RATIFICATION OF THE SELECTION OF KPMG LLP AS AVANGRID, INC.’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2021. 3. NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS. The board of directors recommends you vote FOR the following proposals: NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR items 1, 2, 3 and 4. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion. AVANGRID, INC. C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS P.O. BOX 1342 BRENTWOOD, NY 11717 4. APPROVAL OF AN AMENDMENT TO THE AVANGRID, INC. AMENDED AND RESTATED OMNIBUS INCENTIVE PLAN. For Against Abstain To vote against any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/AGR2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTE w

D50534-P49431 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 1, 2021: The notice of annual meeting of shareholders, proxy statement and 2020 annual report are available at www.proxyvote.com. AVANGRID, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF SHAREHOLDERS JUNE 1, 2021 The shareholder(s) hereby appoint(s) R. Scott Mahoney and Elizabeth K. Riotte, as proxies, each with the power to appoint his or her substitute; and hereby authorize(s) him or her to represent and to vote, as designated on the reverse side of this ballot, all of the common shares of Avangrid, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:30 a.m. on June 1, 2021 in virtual format at www.virtualshareholdermeeting.com/AGR2021, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND AS RECOMMENDED FOR EACH PROPOSAL AS WELL AS IN THE DISCRETION OF THE APPOINTED PROXIES WITH RESPECT TO ANY OTHER ITEMS THAT MAY PROPERLY COME BEFORE THE MEETING. FOR PARTICIPANTS IN THE UIL EMPLOYEE STOCK OWNERSHIP PLAN (KSOP), THE BERKSHIRE GAS COMPANY UNION 401(k) PLAN and THE CONNECTICUT NATURAL GAS CORPORATION UNION EMPLOYEE SAVINGS PLAN: This Proxy covers all shares for which the undersigned has the right to give voting instructions to T. Rowe Price Retirement Plan Services, Trustee of THE UIL EMPLOYEE STOCK OWNERSHIP PLAN (KSOP), THE BERKSHIRE GAS COMPANY UNION 401(k) PLAN and THE CONNECTICUT NATURAL GAS CORPORATION UNION EMPLOYEE SAVINGS PLAN. This Proxy, when properly executed, will be voted as directed. If voting instructions are not received by the proxy tabulator by 11:59 p.m. Eastern Time on May 31, 2021, the shares represented by this proxy will be voted in the same proportion as the shares for which the Trustee has received timely instructions from others who do vote. Continued and to be signed on reverse side